FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-05

Free Writing Prospectus

Structural and Collateral Term Sheet

$937,965,076

(Approximate Initial Pool Balance)

$821,891,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

 Wells Fargo Commercial Mortgage Trust 2019-C50

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

UBS AG

Rialto Mortgage Finance, LLC

Barclays Capital Real Estate Inc.

Rialto Real Estate Fund III – Debt, LP

Argentic Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-C50

April 24, 2019

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certificate Structure

I.       Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approx. Initial Credit Support(4)	Pass-Through Rate Description	Weighted Average Life (Years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$31,064,000	$29,510,000	$1,554,000	30.000%	(8)	2.67	06/19 – 12/23	43.9%	16.8%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$71,796,000	$68,206,000	$3,590,000	30.000%	(8)	4.73	12/23 – 04/24	43.9%	16.8%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$3,550,000	$3,372,000	$178,000	30.000%	(8)	6.75	02/26 – 02/26	43.9%	16.8%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$54,377,000	$51,658,000	$2,719,000	30.000%	(8)	7.17	04/24 – 08/28	43.9%	16.8%
A-4	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	43.9%	16.8%
A-5	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	43.9%	16.8%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$656,575,000(10)	$623,746,000(10)	$32,829,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$165,316,000(12)	$157,050,000(12)	$8,266,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa2(sf)	$85,589,000	$81,309,000	$4,280,000	20.875%	(8)	9.92	04/29 – 04/29	49.6%	14.8%
B	AA-sf/AA(sf)/NR	$39,864,000	$37,870,000	$1,994,000	16.625%	(8)	9.92	04/29 – 04/29	52.3%	14.1%
C	A-sf/A(sf)/NR	$39,863,000	$37,869,000	$1,994,000	12.375%	(8)	9.92	04/29 – 04/29	54.9%	13.4%
Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$46,899,000(14)	$44,554,000(14)	$2,345,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	BB-sf/BB(sf)/NR	$22,276,000(16)	$21,162,000(16)	$1,114,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	B-sf/B(sf)/NR	$9,380,000(18)	$8,911,000(18)	$469,000(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
X-H	NR/NR/NR	$37,519,076(20)	$35,643,076(20)	$1,876,000(20)	N/A	Variable(21)	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$25,794,000	$24,504,000	$1,290,000	9.625%	(8)	9.97	04/29 – 05/29	56.7%	13.0%
E	BBB-sf/BBB-(sf)/NR	$21,105,000	$20,049,000	$1,056,000	7.375%	(8)	10.00	05/29 – 05/29	58.1%	12.7%
F	BB-sf/BB(sf)/NR	$22,276,000	$21,162,000	$1,114,000	5.000%	(8)	10.00	05/29 – 05/29	59.6%	12.3%
G	B-sf/B(sf)/NR	$9,380,000	$8,911,000	$469,000	4.000%	(8)	10.00	05/29 – 05/29	60.2%	12.2%
H	NR/NR/NR	$37,519,076	$35,643,076	$1,876,000	0.000%	(8)	10.00	05/29 – 05/29	62.7%	11.7%

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B, X-D, X-F, X-G and X-H Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated April 24, 2019 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, X-B, X-D, X-F, X-G and X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A, X-B, X-D, X-F, X-G or X-H certificates, as applicable, would be equal to zero at all times, such class of certificates may not be issued on the closing date of this securitization.

(3)	On the Closing Date, the certificates with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such certificates, collectively the “VRR Interest”) are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the aggregate.

(5)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (as defined in the Preliminary Prospectus) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certificate Structure

(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(8)	The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The exact initial certificate balances of the Class A-4 and A-5 Certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and A-5 Certificates is expected to be approximately $495,788,000, subject to a variance of plus or minus 5%. The initial certificate balance of the certificates to be retained by a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP, the “retaining sponsor”, related to the Class A-4 and Class A-5 certificates will be an amount equal to no less than 5.0% of the initial certificate balance of such class, as further described in “Credit Risk Retention” in the Preliminary Prospectus.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$110,000,000 - $245,000,000	9.63 – 9.74	08/28 - 02/29 / 08/28 - 03/29
Class A-5	$250,788,000 - $385,788,000	9.87 – 9.89	02/29 - 04/29 / 03/29 - 04/29

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the Certificate Balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(17)

The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the Certificate Balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(19)

The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis

(20)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the Certificate Balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.

(21)

The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Transaction Highlights

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	16	19	$242,029,521	25.8%
UBS AG	14	263	215,571,505	23.0
Rialto Mortgage Finance, LLC	11	14	136,256,998	14.5
Barclays Capital Real Estate Inc.	8	32	123,216,458	13.1
Rialto Real Estate Fund III – Debt, LP(1)	9	12	120,005,526	12.8
Argentic Real Estate Finance LLC	6	6	100,885,068	10.8
Total	64	346	$937,965,076	100.0%

(1)	Rialto Real Estate Fund III – Debt, LP (“RREF”) acquired the RREF Mortgage Loans from BSPRT CMBS Finance, LLC, an affiliate of Benefit Street Partners L.L.C., and re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes. With respect to the Z Tower mortgage loan, BSPRT CMBS Finance, LLC acquired such mortgage loan from Basis Real Estate Capital II, LLC.

Loan Pool:

Initial Pool Balance:	$937,965,076
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$14,655,704
Number of Mortgaged Properties:	346
Average Cut-off Date Balance per Mortgaged Property(1):	$2,710,882
Weighted Average Mortgage Interest Rate:	5.043%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	34.7%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	350
Weighted Average Remaining Amortization Term (months)(2):	350
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize. Also excludes the Goodyear Portfolio Mortgage Loan which is interest only for 118 payments and amortizes on the final payment date.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.83	x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.7%
% of Mortgage Loans with Additional Subordinate Debt(2):	15.3%
% of Mortgage Loans with Single Tenants(3):	8.3%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 70.3% of the mortgage pool (49 mortgage loans) has scheduled amortization, as follows:

39.7% (23 mortgage loans) provides for an interest-only period followed by an amortization period; and

30.6% (26 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 29.7% of the mortgage pool (15 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 53.8% and 2.40x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 43.0% of the mortgage pool (22 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	84.7% of the pool
Insurance:	55.7% of the pool
Capital Replacements:	80.4% of the pool
TI/LC:	82.9% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

92.6% of the mortgage pool (59 mortgage loans) features a lockout period, then defeasance only until an open period;

6.6% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

0.9% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$821,891,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Rialto Mortgage Finance, LLC (“RMF”), Barclays Capital Real Estate Inc. (“Barclays”), Rialto Real Estate Fund III – Debt, LP (“RREF”) and Argentic Real Estate Finance LLC (“AREF”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC
Co-Manager:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Additional Primary Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Risk Retention Consultation Party:	RREF III-D WFCM 2019-C50 MOA, LLC, a majority owned affiliate of Rialto Real Estate Fund III – Debt, LP
Initial Majority Controlling Class Certificateholder:	RREF III-D WFCM 2019-C50, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Rialto Real Estate Fund III – Debt, LP, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Rialto Real Estate Fund III – Debt, LP, the retaining sponsor, intends to retain or cause a majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or any other party to the transaction intends or is required to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in May 2019 (or, in the case of any mortgage loan that has its first due date in June 2019, the date that would have been its due date in May 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about May 14, 2019.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in June 2019.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in June 2019.
Rated Final Distribution Date:	The Distribution Date in May 2052.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Issue Characteristics

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs and the Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms/SF	Cut-off Date Balance Per Room/SF	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Crown Center Office Park	Fort Lauderdale	FL	1 / 1	$43,500,000	4.6%	Office	341,965	127	74.0%	64.3%	1.36x	9.5%
RREF	Ohio Hotel Portfolio	Various	OH	1 / 3	35,429,107	3.8	Hospitality	359	98,688	66.8	56.1	1.62	12.8
WFB	Great Wolf Lodge Southern California	Garden Grove	CA	1 / 1	35,000,000	3.7	Hospitality	603	248,756	49.5	49.5	2.40	14.6
Barclays	Hilton at University Place	Charlotte	NC	1 / 1	34,958,718	3.7	Hospitality	393	116,910	66.1	54.6	1.75	13.2
RMF	Goodyear Portfolio	Akron	OH	1 / 4	34,500,000	3.7	Industrial	2,046,012	25	57.2	57.1	2.22	11.1
WFB	Shreveport Storage Portfolio	Various	LA	1 / 3	32,000,000	3.4	Self Storage	336,447	95	73.6	64.8	1.36	8.7
Barclays	Inland Devon Self Storage Portfolio	Various	Various	1 / 21	30,000,000	3.2	Self Storage	1,428,720	50	57.8	52.6	1.63	9.7
UBS AG	The Colonnade Office Complex	Addison	TX	1 / 1	28,000,000	3.0	Office	1,080,180	97	30.2	30.2	3.86	19.1
WFB	Mariners Landing	Sausalito	CA	1 / 1	27,000,000	2.9	Mixed Use	84,801	318	64.3	64.3	1.77	8.8
UBS AG	Great Value Storage Portfolio	Various	Various	1 / 64	25,000,000	2.7	Self Storage	4,103,764	27	29.3	29.3	4.68	20.1
Top Three Total/Weighted Average				3 / 5	$113,929,107	12.1%				64.2%	57.2%	1.76x	12.1%
Top Five Total/Weighted Average				5 / 10	$183,387,825	19.6%				63.3%	56.7%	1.84x	12.1%
Top Ten Total/Weighted Average				10 / 100	$325,387,825	34.7%				58.4%	53.4%	2.16x	12.5%
Non-Top Ten Total/Weighted Average				54 / 246	$612,577,251	65.3%				65.0%	56.9%	1.65x	11.3%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2019-C50	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Great Wolf Lodge Southern California	WFB	A-1	$35,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	BANK 2019-BNK17	No
		A-3	$25,000,000	WFB	No
		A-4	$50,000,000	Column Financial, Inc.	No
		A-5	$15,000,000	WFB	No
		B-1	$20,000,000	KSL Capital Partners Co Trust II	No
Hilton at University Place	Barclays	A-1	$35,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2	$11,000,000	Barclays	No
Goodyear Portfolio	RMF	A-1	$30,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2	$16,000,000	RMF	No
		A-3	$2,000,000	WFCM 2019-C50	No
		A-4	$1,500,000	WFCM 2019-C50	No
		A-5	$1,000,000	WFCM 2019-C50	No
		B	$9,920,000	Townsend Real Estate Fund, L.P.	No
Inland Devon Self Storage Portfolio	Barclays	A-1	$41,000,000	Barclays	Yes	Wells Fargo Bank National Association(2)	Rialto Capital Advisors, LLC(2)
		A-2	$30,000,000	WFCM 2019-C50	No
The Colonnade Office Complex	UBS AG	A-1	$5,000,000	UBS 2019-C16	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2-1	$15,000,000	WFCM 2019-C50	No
		A-2-2	$3,000,000	WFCM 2019-C50	No
		A-2-3	$2,000,000	UBS 2019-C16	No
		A-3	$15,000,000	UBS AG	No
		A-4	$10,000,000	UBS 2019-C16	No
		A-5	$10,000,000	WFCM 2019-C50	No
		A-6	$10,000,000	UBS AG	No
		A-7	$30,000,000	UBS 2019-C16	No
		A-8	$5,000,000	UBS AG	No
		B-1	$30,000,000	The Lincoln National Life Insurance Company	No
		B-2	$5,000,000	Athene Annuity & Life Assurance Company	No
		B-3	$5,000,000	Athene Annuity and Life Company	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in WFCM 2019-C50	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
		B-4	$5,000,000	American Equity Investment Life Insurance Company	No
		B-5	$5,000,000	Athene Annuity & Life Assurance Company	No
		B-6	$5,000,000	Athene Annuity & Life Assurance Company	No
		C	$63,000,000	Nonghyup Bank as Trustee for Up Global Private Real Estate Fund V	No
Great Value Storage Portfolio	UBS AG	A-1	$35,000,000	UBS 2018-C15	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2-1	$30,000,000	UBS 2019-C16	Yes
		A-2-2	$5,000,000	WFCM 2019-C50	No
		A-3	$20,000,000	UBS 2018-C15	No
		A-4	$10,000,000	WFCM 2019-C50	No
		A-5	$5,000,000	WFCM 2019-C50	No
		A-6	$5,000,000	WFCM 2019-C50	No
The Block Northway	UBS AG	A-1-1	$25,000,000	WFCM 2019-C50	No	Wells Fargo Bank National Association(3)	Rialto Capital Advisors, LLC(3)
		A-1-2	$5,000,000	UBS AG	No
		A-2	$20,000,000	UBS 2019-C16	No
		A-3	$10,000,000	UBS AG	No
		A-4	$8,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
		A-5	$5,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
		A-6	$1,000,000	UBS AG	Yes
		A-7-1	$1,000,000	UBS AG	No
		A-7-2	$3,000,000	UBS 2019-C16	No
		A-8	$6,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Wolverine Portfolio	UBS AG	A-1	$10,000,000	WFCM 2019-C50	No	Wells Fargo Bank National Association(2)	Rialto Capital Advisors, LLC(2)
		A-2	$10,000,000	WFCM 2019-C50	No
		A-3	$10,000,000	UBS AG	No
		A-4	$5,000,000	UBS AG	No
		A-5	$5,000,000	WFCM 2019-C50	No
		A-6	$5,000,000	UBS AG	No
		A-7	$5,000,000	UBS AG	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in WFCM 2019-C50	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
		A-8	$5,000,000	UBS AG	No
		A-9	$2,000,000	UBS AG	No
		A-10	$2,000,000	UBS AG	Yes
Town Square	RREF	A-1	$24,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2	$10,000,000	BSPRT CMBS Finance, LLC	No
Heartland Dental Medical Office Portfolio	UBS AG	A-1	$40,000,000	UBS 2018-C14	No	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2-I	$22,000,000	WFCM 2019-C50	Yes
		A-2-II	$8,000,000	UBS AG	No
		A-3	$20,000,000	Deutsche Bank, New York Branch	No
		A-4	$20,000,000	UBS 2018-C15	No
		A-5	$20,000,000	UBS 2018-C15	No
		A-6	$15,000,000	UBS 2018-C15	No
		A-7	$15,000,000	UBS 2019-C16	No
		A-8	$10,000,000	UBS 2019-C16	No
		A-9	$6,500,000	UBS AG	No
		A-10	$4,000,000	UBS 2018-C14	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The related whole loan is expected to initially be serviced under the WFCM 2019-C50 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2019-C50 certificates after the closing of such securitization.

(3)	The related whole loan is expected to initially be serviced under the UBS 2019-C16 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the UBS 2019-C16 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
3	WFB	Great Wolf Lodge Southern California	$35,000,000	3.7%	$20,000,000	NAP	5.9000%	2.40x	1.89x	14.6%	12.9%	49.5%	56.1%
5	RMF	Goodyear Portfolio	34,500,000	3.7	9,920,000	NAP	5.4000	2.22	1.38	11.1	9.3	57.2	68.4
8	UBS AG	The Colonnade Office Complex	28,000,000	3.0	118,000,000	$17,000,000	5.7500	3.86	1.34	19.1	8.4	30.2	69.0
10	UBS AG	Great Value Storage Portfolio	25,000,000	2.7	NAP	185,000,000	5.8865	4.68	1.23	20.1	7.5	29.3	78.5
28	AREF	24 Commerce Street	14,500,000	1.5	NAP	3,996,556	6.7500(3)	2.03	1.25	12.9	10.1	58.0	74.0
Total/Weighted Average			$137,000,000	14.6%	$147,920,000	$205,996,556	5.8309%	3.03x	1.46x	15.5%	9.8%	44.7%	67.8%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude subordinate companion loans and mezzanine debt.

(3)	The Total Debt Interest Rate for the 24 Commerce Street Mortgage Loan represents the weighted average interest rate on the total debt using the original balances of the Mortgage Loan and mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
4	Barclays	Hilton at University Place	Charlotte	NC	Hospitality	$34,958,718	3.7%	COMM 2014-UBS3
5	RMF	Goodyear Portfolio	Akron	OH	Industrial	34,500,000	3.7	COMM 2014-CR21
9	WFB	Mariners Landing	Sausalito	CA	Mixed Use	27,000,000	2.9	GSMS 2013-GC16
10.02	UBS AG	GVS - 1223, 1235, 1431, 1441, 1451, 1491, 1527, 1543 & 1559 North Nellis Boulevard	Las Vegas	NV	Self Storage	778,989	0.1	WFRBS 2014-C21
10.21	UBS AG	GVS - 4901 South Freeway	Fort Worth	TX	Self Storage	471,014	0.1	COMM 2013-CR9
10.38	UBS AG	GVS - 613 North Freeway	Fort Worth	TX	Self Storage	335,145	0.0	COMM 2013-CR9
12	UBS AG	Wolverine Portfolio	Various	Various	Manufactured Housing Community	25,000,000	2.7	LBUBS 2006-C7
24	AREF	Conejo Valley Plaza	Thousand Oaks	CA	Retail	15,700,000	1.7	MSC 2006-IQ12
30	RMF	Midtown Plaza	Montgomery	AL	Retail	13,500,000	1.4	LBUBS 2007-C1
31	RMF	North Charleston Center	North Charleston	SC	Retail	13,350,000	1.4	COMM 2014-CR16
32	RREF	Chesterfield Marketplace	Richmond	VA	Retail	12,779,759	1.4	MSC 2004-HQ4
33	AREF	Shelby Corners	Utica	MI	Retail	12,185,068	1.3	PFP 2015-2
54	RREF	7240 Parkway Drive	Hanover	MD	Office	4,800,000	0.5	JPMCC 2012-C8
61	UBS AG	Walgreens Houma	Houma	LA	Retail	3,550,000	0.4	MLCFC 2007-5
63	UBS AG	Gallatin Manor	Ann Arbor	MI	Multifamily	3,200,000	0.3	PSSF 2000-C1
Total						$202,108,693	21.5%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

E.       Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
8	UBS AG	The Colonnade Office Complex	TX	Office	$28,000,000	3.0%	$28,000,000	39.0%	1,080,180	$97	3.86x	19.1%	30.2%	30.2%	57	57
10	UBS AG	Great Value Storage Portfolio	Various	Self Storage	25,000,000	2.7	25,000,000	34.8	4,103,764	$27	4.68	20.1	29.3	29.3	55	55
28	AREF	24 Commerce Street	NJ	Office	14,500,000	1.5	14,500,000	20.2	171,892	$84	2.03	12.9	58.0	58.0	59	59
Total/Weighted Average					$67,500,000	7.2%	$67,500,000	94.0%			3.77x	18.1%	35.8%	35.8%	57	57
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
61	UBS AG	Walgreens Houma	LA	Retail	$3,550,000	0.4%	$3,550,000	100.0%	14,490	$245	2.03x	10.9%	56.8%	56.8%	81	81
Total/Weighted Average					$3,550,000	0.4%	$3,550,000	100.0%			2.03x	10.9%	56.8%	56.8%	81	81
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	24	$279,119,671	29.8%	66.1%	59.1%	1.62x	10.6%	9.9%	5.051%
Anchored	12	171,344,974	18.3	65.8	57.5	1.54	10.7	10.0	5.141
Unanchored	6	49,455,304	5.3	69.6	62.5	1.54	10.3	9.6	4.978
Single Tenant	4	43,075,000	4.6	62.8	62.8	1.99	10.0	9.7	4.792
Shadow Anchored	2	15,244,392	1.6	67.4	55.5	1.67	11.7	10.8	5.012
Hospitality	17	175,931,378	18.8	61.5	50.7	1.95	14.7	13.0	5.348
Full Service	4	91,132,357	9.7	56.9	49.9	1.99	14.2	12.2	5.244
Limited Service	12	75,819,083	8.1	67.4	53.3	1.86	14.7	13.2	5.424
Extended Stay	1	8,979,937	1.0	58.3	38.0	2.26	20.9	19.1	5.750
Office	161	168,831,304	18.0	61.0	53.8	1.98	12.5	11.5	5.040
Suburban	8	106,090,724	11.3	61.5	54.3	2.14	12.9	12.0	4.900
Medical	150	37,160,432	4.0	58.5	49.6	1.66	12.0	11.0	5.222
CBD	2	19,838,483	2.1	61.9	58.6	1.89	12.3	10.9	5.389
Urban	1	5,741,665	0.6	64.9	54.3	1.25	8.9	8.4	5.250
Self Storage	90	98,200,000	10.5	56.3	51.0	2.32	12.1	11.9	4.448
Self Storage	90	98,200,000	10.5	56.3	51.0	2.32	12.1	11.9	4.448
Industrial	8	66,240,414	7.1	62.7	58.3	1.97	11.6	11.0	4.938
Flex	8	66,240,414	7.1	62.7	58.3	1.97	11.6	11.0	4.938
Mixed Use	26	59,197,927	6.3	61.1	60.0	1.72	9.3	9.0	5.019
Office/Industrial	1	27,000,000	2.9	64.3	64.3	1.77	8.8	8.5	4.750
Retail/Office	1	23,500,000	2.5	60.0	60.0	1.73	9.4	9.1	5.180
Self Storage/Industrial	1	4,800,000	0.5	53.2	47.3	1.44	10.0	9.5	5.190
Medical/Retail	23	3,897,927	0.4	55.2	46.6	1.59	11.8	11.2	5.700
Multifamily	9	41,444,383	4.4	60.1	48.3	1.43	10.6	9.7	5.409
Garden	6	32,788,581	3.5	58.5	46.5	1.39	10.4	9.6	5.472
Student Housing	2	4,758,897	0.5	69.0	58.1	1.31	9.4	9.1	5.640
High Rise	1	3,896,904	0.4	62.8	51.0	1.93	13.3	11.9	4.600
Manufactured Housing Community	10	25,000,000	2.7	69.8	63.0	1.29	8.4	8.2	4.900
Manufactured Housing Community	10	25,000,000	2.7	69.8	63.0	1.29	8.4	8.2	4.900
Other	1	24,000,000	2.6	70.4	70.4	1.51	7.7	7.7	5.020
Leased Fee	1	24,000,000	2.6	70.4	70.4	1.51	7.7	7.7	5.020
Total/Weighted Average:	346	$937,965,076	100.0%	62.7%	55.7%	1.83x	11.7%	10.9%	5.043%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Ohio	38	$144,420,010	15.4%	62.3%	52.6%	1.87x	12.5%	11.6%	5.204%
California	12	127,117,606	13.6	57.7	54.9	1.82	10.9	10.0	5.042
Southern California	10	83,817,606	8.9	54.6	51.8	1.91	11.8	10.7	5.149
Northern California	2	43,300,000	4.6	63.6	60.9	1.63	9.0	8.7	4.833
Texas	56	104,424,052	11.1	50.9	45.6	2.67	14.9	14.0	4.819
Florida	46	72,508,930	7.7	66.4	56.5	1.52	11.4	10.4	5.243
Michigan	13	69,776,329	7.4	66.5	61.3	1.64	9.8	9.4	4.887
New York	7	58,770,490	6.3	65.1	63.1	1.60	8.8	8.6	5.145
South Carolina	25	50,285,623	5.4	64.1	55.7	1.81	12.6	11.6	5.080
North Carolina	2	46,235,807	4.9	67.3	55.8	1.69	12.7	11.2	5.205
Tennessee	26	43,306,042	4.6	65.6	57.6	1.55	10.4	9.7	4.853
Louisiana	4	35,550,000	3.8	71.9	64.0	1.43	8.9	8.7	4.804
Pennsylvania	2	32,750,000	3.5	69.6	63.0	1.39	9.2	8.9	4.803
Maryland	4	24,653,854	2.6	65.8	57.5	1.81	13.2	11.5	4.911
New Jersey	2	19,300,000	2.1	56.8	55.3	1.88	12.2	10.8	5.378
Alabama	5	17,755,445	1.9	73.0	65.2	1.39	9.8	9.3	5.474
Illinois	27	17,403,521	1.9	65.7	57.0	2.07	13.5	12.4	4.809
Wisconsin	7	15,984,352	1.7	73.4	64.5	1.96	13.8	12.1	4.623
Virginia	3	13,046,590	1.4	60.8	46.2	1.53	12.6	11.2	5.406
Georgia	14	10,651,667	1.1	64.6	53.3	1.92	13.7	12.4	5.057
Colorado	4	8,290,574	0.9	60.7	50.7	2.26	14.9	13.6	5.007
Nevada	2	7,969,712	0.8	68.5	56.2	1.91	11.2	10.9	4.573
Oklahoma	6	6,536,600	0.7	60.1	46.2	1.64	13.4	12.1	5.560
Arkansas	3	4,759,031	0.5	68.2	61.6	1.57	10.9	10.3	5.142
Missouri	9	2,079,600	0.2	49.3	42.7	2.29	13.7	13.1	5.347
Indiana	13	1,829,851	0.2	49.7	42.9	2.25	13.6	13.0	5.368
Mississippi	3	1,331,523	0.1	29.3	29.3	4.68	20.1	19.7	4.140
Kentucky	4	435,779	0.0	55.2	46.6	1.59	11.8	11.2	5.700
Arizona	3	312,338	0.0	55.2	46.6	1.59	11.8	11.2	5.700
Nebraska	2	238,350	0.0	55.2	46.6	1.59	11.8	11.2	5.700
Kansas	1	98,629	0.0	55.2	46.6	1.59	11.8	11.2	5.700
Minnesota	1	59,958	0.0	55.2	46.6	1.59	11.8	11.2	5.700
New Hampshire	1	41,545	0.0	55.2	46.6	1.59	11.8	11.2	5.700
New Mexico	1	41,269	0.0	55.2	46.6	1.59	11.8	11.2	5.700
Total/Weighted Average	346	$937,965,076	100.0%	62.7%	55.7%	1.83x	11.7%	10.9%	5.043%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3,059,324 - 4,000,000	6	$21,251,026	2.3%
4,000,001 - 5,000,000	6	28,266,638	3.0
5,000,001 - 6,000,000	5	28,013,305	3.0
6,000,001 - 7,000,000	2	13,129,118	1.4
7,000,001 - 8,000,000	6	45,107,231	4.8
8,000,001 - 9,000,000	2	17,760,322	1.9
9,000,001 - 10,000,000	2	18,278,904	1.9
10,000,001 - 15,000,000	9	116,466,917	12.4
15,000,001 - 20,000,000	7	117,430,718	12.5
20,000,001 - 30,000,000	13	316,873,073	33.8
30,000,001 - 43,500,000	6	215,387,825	23.0
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	$14,655,704
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.30	2	$30,140,000	3.2%
1.31 - 1.40	5	81,000,563	8.6
1.41 - 1.50	6	126,800,000	13.5
1.51 - 1.60	7	63,461,266	6.8
1.61 - 1.70	8	92,673,617	9.9
1.71 - 1.80	4	61,554,759	6.6
1.81 - 1.90	7	134,354,896	14.3
1.91 - 2.00	3	37,905,385	4.0
2.01 - 2.50	16	200,753,493	21.4
2.51 - 3.00	3	52,825,000	5.6
3.01 - 3.50	1	3,496,096	0.4
3.51 - 4.77	2	53,000,000	5.7
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	1.96x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.17 - 1.20	1	$21,000,000	2.2%
1.21 - 1.30	3	39,881,665	4.3
1.31 - 1.40	9	165,441,638	17.6
1.41 - 1.50	7	57,721,576	6.2
1.51 - 1.60	6	94,969,602	10.1
1.61 - 1.70	8	118,360,552	12.6
1.71 - 1.80	9	161,493,786	17.2
1.81 - 1.90	5	61,536,309	6.6
1.91 - 2.00	5	43,508,914	4.6
2.01 - 2.50	7	107,454,937	11.5
2.51 - 3.50	2	13,596,096	1.4
3.51 - 4.00	1	28,000,000	3.0
4.01 - 4.68	1	25,000,000	2.7
Total:	64	$937,965,076	100.0%
Weighted Average	1.83x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	41	$640,109,835	68.2%
Acquisition	19	236,105,242	25.2
Recapitalization	3	46,550,000	5.0
Acquisition/Recapitalization	1	15,200,000	1.6
Total/Weighted Average:	64	$937,965,076	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
4.140 - 4.250	3	$62,725,000	6.7%
4.251 - 4.500	1	10,100,000	1.1
4.501 - 4.750	9	161,708,159	17.2
4.751 - 5.000	9	165,923,972	17.7
5.001 - 5.250	21	270,733,833	28.9
5.251 - 5.500	11	121,572,237	13.0
5.501 - 5.750	9	129,701,876	13.8
5.751 - 5.890	1	15,500,000	1.7
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	5.043%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 8.0	1	$24,000,000	2.6%
8.1 - 9.0	8	153,681,665	16.4
9.1 - 10.0	13	208,966,638	22.3
10.1 - 11.0	9	66,819,249	7.1
11.1 - 12.0	9	149,492,961	15.9
12.1 - 13.0	5	76,008,867	8.1
13.1 - 14.0	7	89,011,163	9.5
14.1 - 15.0	5	67,523,180	7.2
15.1 - 16.0	1	7,725,000	0.8
16.1 - 18.0	1	21,260,319	2.3
18.1 - 19.0	1	8,000,000	0.9
19.1 - 20.0	1	28,000,000	3.0
20.1 - 20.9	3	37,476,034	4.0
Total:	64	$937,965,076	100.0%
Weighted Average	11.7%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
7.5 - 8.0	2	$29,100,000	3.1%
8.1 - 9.0	12	250,031,665	26.7
9.1 - 10.0	13	155,085,887	16.5
10.1 - 11.0	11	112,380,208	12.0
11.1 - 12.0	10	194,272,773	20.7
12.1 - 13.0	8	88,147,123	9.4
13.1 - 14.0	2	14,211,067	1.5
14.1 - 17.0	2	29,260,319	3.1
17.1 - 18.0	1	28,000,000	3.0
18.1 - 19.0	1	3,496,096	0.4
19.1 - 19.7	2	33,979,937	3.6
Total:	64	$937,965,076	100.0%
Weighted Average	10.9%
ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	3	$67,500,000	7.2%
82	1	3,550,000	0.4
83 - 121	59	845,915,076	90.2
122	1	21,000,000	2.2
Total:	64	$937,965,076	100.0%
Weighted Average	116 months

(1)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 60	3	$67,500,000	7.2%
61 - 81	1	3,550,000	0.4
82 - 120	60	866,915,076	92.4
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	114 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$278,575,000	29.7%
240	2	16,979,937	1.8
241 - 300	4	61,030,800	6.5
301 - 360	43	581,379,339	62.0
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average(3)	350 months

(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)	Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	15	$278,575,000	29.7%
239 - 240	2	16,979,937	1.8
241 - 300	4	61,030,800	6.5
301 - 360	43	581,379,339	62.0
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average(5)	350 months

(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5)	Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	31	$386,121,172	41.2%
Hard/Springing Cash Management	18	302,491,516	32.3
Soft/Springing Cash Management	6	125,139,147	13.3
Hard/Upfront Cash Management	4	100,619,828	10.7
None	5	23,593,413	2.5
Total:	64	$937,965,076	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	59	$868,319,582	92.6%
Lockout / GRTR 1% or YM / Open	4	61,645,494	6.6
GRTR 1% or YM / Open	1	8,000,000	0.9
Total:	64	$937,965,076	100.0%

(6)	As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
29.3 - 30.0	1	$25,000,000	2.7%
30.1 - 45.0	2	36,000,000	3.8
45.1 - 50.0	2	38,200,000	4.1
50.1 - 55.0	5	38,091,702	4.1
55.1 - 60.0	13	193,117,691	20.6
60.1 - 65.0	10	118,032,156	12.6
65.1 - 70.0	14	244,041,121	26.0
70.1 - 74.9	17	245,482,407	26.2
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	62.7%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
20.8 - 25.0	1	$8,000,000	0.9%
25.1 - 30.0	1	25,000,000	2.7
30.1 - 35.0	1	28,000,000	3.0
35.1 - 40.0	1	8,979,937	1.0
40.1 - 45.0	2	24,496,096	2.6
45.1 - 50.0	8	92,428,839	9.9
50.1 - 55.0	15	209,904,684	22.4
55.1 - 60.0	18	240,527,036	25.6
60.1 - 65.0	12	204,828,483	21.8
65.1 - 70.0	4	71,800,000	7.7
70.1 - 70.4	1	24,000,000	2.6
Total/Weighted Average:	64	$937,965,076	100.0%
Weighted Average	55.7%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest-only, Amortizing Balloon	23	$372,340,000	39.7%
Amortizing Balloon	26	287,050,076	30.6
Interest-only, Balloon	15	278,575,000	29.7
Total/Weighted Average:	64	$937,965,076	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
6	1	$21,000,000	2.2%
24	7	114,290,000	12.2
36	9	126,075,000	13.4
48	3	37,225,000	4.0
60	3	73,750,000	7.9
Total:	23	$372,340,000	39.7%
Weighted Average	37 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	6	$110,300,000	11.8%
1	29	387,658,563	41.3
2	15	253,130,747	27.0
3	7	82,300,962	8.8
4	4	51,970,385	5.5
5	1	25,000,000	2.7
6	1	21,862,753	2.3
9	1	5,741,665	0.6
Total:	64	$937,965,076	100.0%
Weighted Average	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, Class X-F, Class X-G and Class X-H Certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates and, therefore, the amount of interest they accrue.

(1)    The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates are interest-only certificates

(2)    The Class X-D, Class X-F, Class X-G and Class X-H Certificates are Non-Offered Certificates.

(3)    Other than the Class X-D, Class X-F, Class X-G, Class X-H and Class R Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

1. Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, as follows: To principal on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates: To reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S and Class B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

       mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.    After the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B and Class C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, Class E, Class F, Class G and Class H Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H or Class R certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB, A-4 or A-5 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or E Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, first, to any related subordinate companion loan and, second, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

Preliminary Prospectus, but all of the holders of those outstanding Classes of certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class G and Class H Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class G Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2019-C50 pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

directing certificateholder (other than with respect to Excluded Loans as to such party) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each whole loan marked with footnote (2) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (each, a “Servicing Shift Whole Loan”), prior to the date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2019-C50 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling noteholder, the holder of such subordinate companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2019-C50 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan, and (y) each Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2019-C50 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2019-C50 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer by Vote of Certificateholders:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loan as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2019-C50 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder, Operating Advisor and/or risk retention consultation party, as described in the Preliminary Prospectus. Generally speaking, the holder of a companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2019-C50 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related companion loan(s) as a single whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates (including, for the avoidance of doubt, that portion of such Class that comprises the VRR Interest), then all of the rights and obligations of the Operating Advisor under the WFCM 2019-C50 pooling and servicing agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2019-C50 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2019-C50 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2019-C50 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2019-C50 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2019-C50 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Certain Terms and Conditions

by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that RREF III-D WFCM 2019-C50, LLC or an affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

Building 1401

Floor	Tenants
2	CBS Corporation 34,622 SF 3/2020
1	Parkson Corporation 22,171 SF 8/2027; American Resource Management Group, LLC 13,205 SF 7/2019; Vacant 6,885 SF

Building 1415

Floor	Tenants
2	Bayview Loan Servicing, LLC 1 45,258 SF 8/2022
1	Broward County Sheriff's Office 32,600 SF 9/2026; Family Central, Inc. 9,582 SF 3/2020

Building 1425

Floor	Tenants
2	Bayview Loan Servicing, LLC 2 16,626 SF 8/2022; Vacant 8,764 SF
1	Vacant 21,615 SF

Building 1451

Floor	Tenants
3	Crown Center Executive Suites 32,246 SF 10/2032
2	Newbridge Financial, Inc. 6,841 SF 11/2022; CloudHesive, LLC 1,987 SF 5/2019; United Insurance Company of America 4,452 SF 11/2020; Vacant 2,782 SF; Totten Franqui David & Burk 6,106 SF 10/2021; Vacant 7,034 SF
1	Vacant 350 SF; Branch Banking and Trust Company (BB&T) 4,424 SF 3/2022; Common Area

Building 1475

Floor	Tenants
3	AFS Acceptance, LLC 16,159 SF 12/2022; Early Learning Coalition 15,552 SF 6/2029
2	GSA – DOD 5,193 SF 9/2021; Beth E. Linzner, P.A. 829 SF 7/2019; Midgard Management, Inc. 4,476 SF 10/2021; WAC of Ft. Lauderdale, Inc. 6,024 SF 6/2026; Sunbelt Medical Billings, LLC 7,322 SF 5/2023; The City of Fort Lauderdale Police Department 5,095 SF 10/2019; Pregel America, Inc. 2,959 SF 11/2021
1	The Office Cart, LLC 806 SF 7/2020; Common Area

Vacant | Building | 2019 – 2020 | 2021 – 2022 | 2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

Crown Center Office Park
1401, 1415, 1425, 1451 &
1475 West Cypress Creek Road
Fort Lauderdale, FL 33309
Lake Okeechobee
Moore Haven
Pahokee
La Belle
Clewiston
Palm Beach Gardens
Tequesta
Jupiter
West Palm Beach
Palm Beach
Palm Beach Intl. Airport
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FT. LAUDERDALE
Ft. Lauderdale/Hollywood Intl. Airport
Hollywood
Weston
Pembroke Pines
Hialeah
North Miami Beach
MIAMI
Miami Int'l Airport
Miami Beach
Coral Gables
Homestead
Florida City
Everglades Pkwy
BIG CYPRESS NATL. PRESERVE
THE EVERGLADES
EVERGLADES NATIONAL PARK
BISCAYNE NATIONAL PARK
Gulf of Mexico
Atlantic Ocean
SW 10th St.
West Palm Beach 32 miles
Deerfield Beach
Sawgrass Promenade
Coconut Creek
Wiles Rd.
Crystal Lake Country Club
Broward Health North
Hillsboro Beach
Promenade at Coconut Creek
Tradewinds Park North
Florida's Turnpike
Sample Rd.
POMPANO BEACH
Venetian Isle Shopping Ctr.
Festival Flea Market
Federal Hwy.
Lighthouse Point
Tradewinds Park South
W. Copan Rd.
Coconut Creek Plaza
Powerline Rd.
TRI RAIL
NW 3rd Ave.
Dixie Hwy.
Pompano Beach GC
Pompano Citi Centre
Pompano Beach Airpark
Broward Comm. Coll. North Campus
Beachway Shopping Ctr.
Pandanus Place Shopping Ctr.
Atlantic Blvd.
Southgate Blvd.
Fern Forest Nature Center
Palm Aire Country Club
Isle Casino Racing Pompano Park
Pompano Beach
Woodmount Country Club
Margate
Palm Aire Country Club Oaks
Florida's Tpke.
McNab Rd.
Cypress Creek Station
Pompano Plaza
Whole Foods Corporate Office
Cypress Creek Rd.
NW 62nd St.
CYPRESS CREEK
Tamarac
Ft. Lauderdale Executive Airport
Sea Ranch Lakes
Commercial Blvd.
Ft. Lauderdale Baseball Stadium
Lauderhill
NW 44th St.
Prospect Rd.
Coral Ridge Golf Course
Inverrary Country Club
Inverrary Blvd.
Lauderdale Lakes
NW 31st Ave.
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Oakland Park
Galt Ocean Marketplace
Springtree Center
Oakbrook Plaza
Coral Ridge Mall
Intracoastal Waterway
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Andrews Ave.
Brightline Rail
Wilton Manors
Sunrise
Florida Medical Center
BROWARD COUNTY
Sunset Strip
Atlantic Ocean
W. Sunrise Blvd.
NW 19th St.
Plantation Square Plaza
NW 61st Ave.
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Lauderhill Mall
Lauderhill Performing Arts Center
FORT LAUDERDALE
Hugh Taylor Birch State Park
Sunrise Blvd.
Ft. Lauderdale Beach
Plantation
Uncle Bernie's Amusement Park
Galleria at Ft. Lauderdale
Westside Regional Medical Ctr.
Plantation Towne Square
Plaza Shopping Center
NW 6th St.
DOWNTOWN FT. LAUDERDALE
Fort Lauderdale BrightLine
W. Broward Blvd.
Broward Mall
FORT LAUDERDALE
Las Olas Blvd.
Plantation Preserve Golf Course
Fort Lauderdale CC
Broward Ctr. for the Perf. Arts
FAU - Ft. Lauderdale Campus
Bahia Mar Hotel Resort
Jacaranda Golf Club
The Fountains
Riverland Shopping Center
Davie Blvd.
Broward Co. Court House
SW 12th St.
Broward Health Medical Center
Port Everglades Expwy.
Tower Shops
SW 31st Ave.
Southland Shopping Center
PORT EVERGLADES
Lago Mar Beach Resort
Pine Island Rd.
University Dr.
Florida Atlantic Univ. Davie Campus
Ft. Lauderdale/ Hollywood Intl. Airport
Dr. Von D. Mizell-Eula Johnson State Park
Davie
Nova Southeastern University
Broward Coll. Central Campus
Miami 26 miles
Hollywood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Crown Center Office Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$43,500,000		Location:	Fort Lauderdale, FL
	Cut-off Date Balance:	$43,500,000		Size:	341,965 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF:	$127.21
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$110.52
	Borrower Sponsors:	James Goldstein; Anders Schroeder		Year Built/Renovated:	1987/2018
	Guarantors:	James Goldstein; Anders Schroeder		Title Vesting:	Fee
	Mortgage Rate:	5.1600%		Property Manager:	Self-managed
	Note Date:	March 6, 2019		Current Occupancy (As of):	85.5% (3/1/2019)
	Seasoning:	2 months		YE 2017 Occupancy:	79.4%
	Maturity Date:	March 11, 2029		YE 2016 Occupancy(2):	78.4%
	IO Period:	24 months		YE 2015 Occupancy(2):	67.8%
	Loan Term (Original):	120 months		YE 2014 Occupancy(2):	47.3%
	Amortization Term (Original):	360 months		Appraised Value:	$58,800,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$171.95
	Call Protection:	L(26),D(90),O(4)		Appraisal Valuation Date:	November 20, 2018

	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (2/28/2019)(3):	$3,639,012
	Additional Debt Type (Balance):	NAP		TTM 9/30/2017 NOI(3):	$3,269,241
				TTM 9/30/2016 NOI(3):	$2,195,356
				YE 2015 NOI:	NAV
				U/W Revenues:	$7,228,469
				U/W Expenses:	$3,098,611
Escrows and Reserves(1)				U/W NOI:	$4,129,858
	Initial	Monthly	Cap	U/W NCF:	$3,884,348
Taxes	$298,636	$59,727	NAP	U/W DSCR based on NOI/NCF:	1.45x / 1.36x
Insurance	$166,516	$41,630	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 8.9%
Replacement Reserve	$0	$5,984	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 10.3%
Leasing Reserve	$3,000,000	$28,497	$3,000,000(1)	Cut-off Date LTV Ratio:	74.0%
Rent Concession Reserve	$242,500	$0	NAP	LTV Ratio at Maturity:	64.3%
Existing TI/LC Reserve	$293,631	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$43,500,000	100.0%	Loan payoff	$33,396,671	76.8%
			Upfront reserves	4,001,283	9.2
			Closing costs	925,379	2.1
			Return of equity	5,176,667	11.9
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section for a discussion of historical occupancy increases.

(3)	See “Cash Flow Analysis” section for a discussion of historical NOI increases and the increase in U/W NOI compared to the most recent NOI.

The Mortgage Loan. The mortgage loan (the “Crown Center Office Park Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a class B office property in Fort Lauderdale, Florida (the “Crown Center Office Park Property”).

The Borrower and Borrower Sponsors. The borrower is Fort Lauderdale Crown Center, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crown Center Office Park Mortgage Loan. The borrower sponsors and non-recourse carve-out guarantors of the Crown Center Office Park Mortgage Loan are James Goldstein and Anders Schroeder.

Mr. Goldstein and Mr. Schroeder co-founded the Midgard Group (“Midgard”), a South Florida real estate development, investment, and management company, of which Mr. Goldstein is the CEO and Mr. Schroeder is the Chairman. Midgard acquires, develops and manages office, industrial, hotel and other commercial real estate properties for its clients. Midgard owns and/or manages seven office properties totaling approximately 634,883 square feet in South Florida (Hollywood, Pompano Beach, Miami, Pembroke Pines and Fort Lauderdale, Florida). Mr. Goldstein has over 30 years of real estate experience, including land acquisition and commercial development of office, warehouse, flex, self-storage and retail properties. Mr. Schroeder has over 35 years of real estate experience and is the former CEO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

of Jacob Holm, a Copenhagen Stock Exchange company involved in real estate development and industrial businesses, where he served for 11 years. Mr. Schroeder is the Chairman/CEO of Asgard, Ltd, a company with real estate investments and developments in the U.S. and Europe. An affiliate of Mr. Goldstein was involved in a mortgage default related to a storage facility project in which Mr. Goldstein was a limited partner. The general partner of the borrowing entity subsequently passed away with an unresolved estate and Mr. Goldstein took over as the active general partner of the borrowing entity. Mr. Goldstein filed Chapter 11 bankruptcy in order to be able to refinance the storage facility property. Additionally, a trustee of a family trust affiliated with Mr. Schroeder was found to have violated anti-money laundering (“AML”) rules by the Swiss financial regulator FINM in relation to its dealings with the Malaysian state investment company, 1Malaysia Development Bhd. (“1MDB”). The institutions proactively took voluntary steps to improve compliance with AML rules and FINM appointed an audit agent to review the effectiveness of the implemented measures.  Currently, the trustee is in the process of being sold by its parent company. There is no indication that the Crown Center Office Park Mortgage Loan, the Crown Center Office Park Mortgage Loan’s borrower sponsor/guarantor (Anders Schroeder), or the related trust is in any way connected to the actions by the trustee giving rise the 1MDB investigation. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Crown Center Office Park Property comprises five, 2- and 3-story class B office buildings totaling 341,965 square feet and located in Fort Lauderdale, Florida. Constructed in 1987 and renovated from 2015-2018, the Crown Center Office Park Property was 85.5% leased to 22 tenants as of March 1, 2019. Tenants at the Crown Center Office Park Property are from various industries, including financial, media, insurance, government and education, with no single tenant representing more than 18.1% of net rentable area or 18.9% of underwritten base rent. Approximately 23.8% of the net rentable area and 36.4% of underwritten base rent at the Crown Center Office Park Property is attributed to investment grade tenants (Broward County Sheriff’s Office, CBS Corporation, GSA – DOD, United Insurance Company of America and Branch Bank and Trust Company).

Renovations totaling approximately $1.7 million were completed at all five buildings of the Crown Center Office Park Property since 2015. Such renovations included a gut renovation to include a second floor and building expansion from approximately 45,000 to 75,000 square feet at the 1401 Crown Center building; new restrooms and lobby updates including new flooring and lighting at the 1415 Crown Center building; new elevators, restrooms and lobby renovations at the 1475 Crown Center building; and new elevators, restrooms, corridors and lobby renovations at the 1451 Crown Center building. The 1451 Crown Center building has received LEED Silver Certifications, a BOMA Award, and a Community Appearance Award from the City of Fort Lauderdale; while the 1475 Crown Center building has received LEED Certifications.

The Crown Center Office Park Property is situated on an approximately 11.8-acre site. The Crown Center Office Park Property has access to 1,713 total surface parking spaces (resulting in a parking ratio of approximately 5.0 spaces per 1,000 SF of net rentable area), of which 973 spaces are located on an adjacent surface parking lot ground leased by an affiliate of the borrower from the City of Fort Lauderdale, pursuant to a cross-easement agreement (the ground lease and cross-easement agreement each have a fully extended term expiring in 2080). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

Major Tenants.

Largest Tenant by UW Base Rent: Bayview Loan Servicing, LLC (61,884 square feet; 18.1% of net rentable area; 18.9% of underwritten base rent; 8/31/2022 lease expiration) – Founded in 1999, Bayview Loan Servicing, LLC (“Bayview”) is a servicer of both residential and commercial mortgage loans. Bayview services loans in all 50 states, Puerto Rico and Guam and is an approved seller/servicer by Fannie Mae and Freddie Mac. Bayview’s headquarters is located in Coral Gables, Florida, approximately 37.8 miles southwest of the Crown Center Office Park Property. Bayview has been a tenant at the Crown Center Office Park Property since January 2015 and has two, 5-year renewal options remaining following its August 2022 lease expiration. Bayview has a termination option for either its entire leased premises or its smaller 16,626 square foot space at the 1425 Crown Center building, each effective as of January 31, 2020 with a nine-month notice period. The termination option is subject to a fee in an amount equal to unamortized costs of landlord’s work, any future landlord concessions, base rent abatement and all leasing commissions, plus an interest rate of 6.0% per annum on a straight-line basis for all of the foregoing amounts.

2nd Largest Tenant by UW Base Rent: Broward County Sherriff’s Office (AAA/Aaa/AAA by Fitch/Moody’s/S&P; 32,600 square feet; 9.5% of net rentable area; 15.1% of underwritten base rent; 9/30/2026 lease expiration) – The Broward County Sherriff’s Office (“BSO”) is a full-service, nationally accredited public safety agency with approximately 5,400 employees, including more than 2,800 certified deputies and more than 600 fire rescue professionals. BSO’s space at the Crown Center Office Park Property serves as offices for the Child Protective Investigations Section (“CPIS”). This unit, which investigates allegations of abuse and neglect of children, has approximately 145 employees that work at the Crown Center Office Park Property, and complete between 1,000 and 1,200 investigations every month. BSO has been a tenant at the Crown Center Office Park Property since October 2016 and has two, 5-year renewal options remaining following its September 2026 lease expiration. The tenant has an appropriations-related termination option with 60 days’ notice, which can be exercised only in the event that the approved annual funding is insufficient to pay the tenant’s rent under the lease, or if the tenant ceases to provide CPIS (or its substantial equivalent) for the State of Florida in Broward County.

3rd Largest Tenant by UW Base Rent: CBS Corporation (BBB/Baa2/BBB by Fitch/Moody’s/S&P; 34,622 square feet; 10.1% of net rentable area; 14.1% of underwritten base rent; 3/31/2020 lease expiration) – CBS Corporation (“CBS”) is a mass media company that creates and distributes content across a variety of platforms to audiences around the world. CBS’s operations span multiple fields of media and entertainment, including cable, publishing, local TV, film and interactive. The Crown Center Office Park Property houses CBS Sports Digital, a division of CBS Interactive, which covers the full spectrum of sports leagues, and provides premium content across all digital platforms. With a focus on serving fans live coverage every day, CBS Sports Digital offers exclusive access to sports events, live and on-demand video, in-depth analysis, breaking news, scores and statistics, and a wide range of fantasy games and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

advice. CBS has been a tenant at the Crown Center Office Park Property since January 2010 and has two, 5-year renewal options remaining following its March 2020 lease expiration. CBS is currently in negotiations to expand its space by approximately 9,000 square feet and extend its lease through July 2027 at an estimated annual base rent of $17.00 per square foot with 3.0% annual increases; however, the lender provides no assurances that the lease extension and expansion will be executed or effectuated.

The following table presents certain information relating to the tenancy at the Crown Center Office Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Bayview Loan Servicing, LLC	NR/NR/NR	61,884	18.1%	$15.36	$950,538	18.9%	8/31/2022(3)	2, 5-year	Y(3)
Broward County Sheriff’s Office(4)(5)	AAA/Aaa/AAA	32,600	9.5%	$23.31(4)(5)	$759,958(4)	15.1%	9/30/2026(6)	2, 5-year	Y(6)
CBS Corporation(7)	BBB/Baa2/BBB	34,622	10.1%	$20.56(7)	$711,720(7)	14.1%	3/31/2020(7)	2, 5-year	N
Crown Center Executive Suites, Inc.(8)	NR/NR/NR	32,246	9.4%	$16.60	$535,284	10.6%	10/31/2032	2, 5-year	N
Parkson Corporation	NR/NR/NR	22,171	6.5%	$15.75	$349,096	6.9%	8/31/2027	3, 3-year	N
Total Major Tenants		183,523	53.7%	$18.02	$3,306,596	65.6%

Non-Major Tenant		109,025	31.9%	$15.89	$1,732,434	34.4%

Occupied Collateral Total		292,548	85.5%	$17.22	$5,039,030	100.0%

Vacant Space		49,417	14.5%

Collateral Total		341,965	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2020 totaling $90,037 and straight-line rent averaging for the investment grade tenants Broward County Sheriff’s Office and Branch Banking and Trust Company over their remaining lease terms totaling $88,762.

(3)	Bayview has a termination option for either its entire leased premises or its 16,626 square foot space at the 1425 Crown Center building, each effective as of January 31, 2020 with a nine-month notice period. The termination fee will consist of reimbursement of unamortized costs of landlord’s work, any future landlord concessions, base rent abatement and all leasing commissions, plus an interest rate of 6.0% per annum on a straight-line basis for all of the foregoing amounts.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent for Broward County Sheriff’s Office represents straight-line rent averaging over the remaining lease term totaling $80,010. Broward County Sheriff’s Office’s current base rent is $20.86 per square foot.

(5)	The Broward County Sheriff’s Office lease is a modified gross lease, while the majority of leases at the Crown Center Office Park Property (including all leases shown on the table above) are triple net.

(6)	Broward County Sheriff’s Office has an appropriations-related termination option with 60 days’ notice which can be exercised only in the event that the approved annual funding is insufficient to pay the tenant’s rent under the lease or if the tenant ceases to provide Child Protective Investigation Section services (or its substantial equivalent) for the State of Florida in Broward County.

(7)	CBS Corporation is currently in negotiations to expand its space by approximately 9,000 square feet and extend its lease through July 2027 at an estimated annual base rent of $17.00 per square foot with 3.0% annual increases; however, the lender provides no assurances that the lease extension and expansion will be executed or effectuated.

(8)	Crown Center Executive Suites, Inc. is affiliated with the Midgard Group, a borrower sponsor affiliate (see “The Borrower and Borrower Sponsors” section above for a full discussion of the Midgard Group).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

The following table presents certain information relating to the lease rollover schedule at the Crown Center Office Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	3	19,129	5.6%	19,129	5.6%	$210,952	4.2%	$11.03
2020	4	49,462	14.5%	68,591	20.1%	$939,727	18.6%	$19.00
2021	4	18,734	5.5%	87,325	25.5%	$358,159	7.1%	$19.12
2022	5	89,308	26.1%	176,633	51.7%	$1,462,333	29.0%	$16.37
2023	1	7,322	2.1%	183,955	53.8%	$108,751	2.2%	$14.85
2024	0	0	0.0%	183,955	53.8%	$0	0.0%	$0.00
2025	0	0	0.0%	183,955	53.8%	$0	0.0%	$0.00
2026	2	38,624	11.3%	222,579	65.1%	$850,469	16.9%	$22.02
2027	1	22,171	6.5%	244,750	71.6%	$349,096	6.9%	$15.75
2028	0	0	0.0%	244,750	71.6%	$0	0.0%	$0.00
2029	1	15,552	4.5%	260,302	76.1%	$224,260	4.5%	$14.42
Thereafter	1	32,246	9.4%	292,548	85.5%	$535,284	10.6%	$16.60
Vacant	0	49,417	14.5%	341,965	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	341,965	100.0%			$5,039,030	100.0%	$17.22

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Crown Center Office Park Property:

Historical Occupancy

12/31/2014(1)(2)(3)	12/31/2015(1)(3)(4)	12/31/2016(1)(4)	12/31/2017(1)	3/1/2019(5)
47.3%	67.8%	78.4%	79.4%	85.5%

(1)	Information obtained from the borrower.

(2)	Year-end 2014 occupancy was impacted by Bank of America vacating its space at lease expiration on March 31, 2013 (106,218 square feet, 30.8% of net rentable area) and GSA-DEA vacating its space upon lease expiration on July 31, 2014 (34,463 square feet, 10.0% of net rentable area).

(3)	The increase in occupancy from 2014 to 2015 is attributed to six new leases signed at the Crown Center Office Park Property between January 2015 and October 2015 totaling approximately 25.6% of net rentable area.

(4)	The increase in occupancy from 2015 to 2016 is attributed to four new leases signed at the Crown Center Office Park Property between July 2016 and October 2016 totaling approximately 11.5% of net rentable area

(5)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crown Center Office Park Property:

Cash Flow Analysis

	TTM 9/30/2016(1)	TTM 9/30/17(1)(2)	TTM 2/28/2019(2)(3)	U/W(3)	%(4)	U/W $ per SF
Base Rent	$3,258,326	$4,414,972	$4,456,063	$4,860,231	60.9%	$14.21
Contractual Rent Steps(5)	0	0	0	178,799	2.2	0.52
Grossed Up Vacant Space	0	0	0	746,908	9.4	2.18
Gross Potential Rent	$3,258,326	$4,414,972	$4,456,063	$5,785,938	72.5%	$16.92
Other Income(6)	14,100	16,223	14,265	14,808	0.2	0.04
Total Recoveries	1,651,961	1,803,272	2,121,754	2,174,631	27.3	6.36
Net Rental Income	$4,924,387	$6,234,467	$6,592,081	$7,975,377	100.0%	$23.32
(Vacancy & Credit Loss)	0	0	0	(746,908)(7)	(12.9)	(2.18)
Effective Gross Income	$4,924,387	$6,234,467	$6,592,081	$7,228,469	90.6%	$21.14

Real Estate Taxes	647,503	685,242	715,035	936,744	13.0	2.74
Insurance	380,224	390,969	438,808	475,768	6.6	1.39
Management Fee	345,542	355,084	333,996	216,854	3.0	0.63
Other Operating Expenses	1,355,762	1,533,931	1,465,231	1,469,245	20.3	4.30
Total Operating Expenses	$2,729,031	$2,965,226	$2,953,070	$3,098,611	42.9%	$9.06

Net Operating Income	$2,195,356	$3,269,241	$3,639,012	$4,129,858	57.1%	$12.08
Replacement Reserves	0	0	0	70,813	1.0	0.21
TI/LC	0	0	0	174,697	2.4	0.51
Net Cash Flow	$2,195,356	$3,269,241	$3,639,012	$3,884,348	53.7%	$11.36

NOI DSCR	0.77x	1.15x	1.28x	1.45x
NCF DSCR	0.77x	1.15x	1.28x	1.36x
NOI Debt Yield	5.0%	7.5%	8.4%	9.5%
NCF Debt Yield	5.0%	7.5%	8.4%	8.9%

(1)	The increase in Net Operating Income from TTM 9/30/2016 to TTM 9/30/2017 was driven by eight new leases totaling 22.3% of underwritten base rent commencing between October 2015 and April 2017 and one renewal lease totaling 1.8% of underwritten base rent commencing July 2016.

(2)	The increase in Net Operating Income from TTM 9/30/2017 to TTM 2/28/2019 was driven partly by three new leases totaling 6.3% of underwritten base rent commencing between December 2017 and October 2018 and one renewal lease totaling 6.9% of underwritten base rent commencing May 2018.

(3)	The increase in Net Operating Income from TTM 2/28/2019 to U/W was driven by (i) one new lease totaling 4.5% of underwritten base rent commencing April 2019 and (ii) the inclusion of contractual rent steps through April 2020 totaling $90,037 and straight-line rent averaging for the investment grade tenants Broward County Sheriff’s Office and Branch Banking and Trust Company over their remaining lease terms totaling $88,762.
(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	Represents contractual rent steps through April 2020 and straight-line rent averaging for the investment grade tenants over their remaining lease terms (see “Major Tenants” table above).

(6)	Other Income is primarily composed of parking revenue.

(7)	The underwritten economic vacancy is 12.9%. The Crown Center Office Park Property was 85.5% physically occupied as of March 1, 2019.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Crown Center Office Park Property of $58,800,000 as of November 20, 2018.

Environmental Matters. According to the Phase I environmental site assessment dated October 8, 2018, the presence of an on-site diesel underground storage tank is considered a recognized environmental condition. Based on the lack of release cases, the results of the Florida Department of Environmental Protection inspections, and availability of financial resources including insurance should a release occur, no further investigation was recommended by the environmental consultant. There was no evidence of any other recognized environmental conditions at the Crown Center Office Park Property.

Market Overview and Competition. The Crown Center Office Park Property is located in Fort Lauderdale, Broward County, Florida, approximately 1.2 miles west of Interstate 95 (provides access southbound to Hollywood and Miami), 3.3 miles west of Highway 1, 7.0 miles northwest of the Fort Lauderdale central business district and 12.8 miles northwest of the Fort Lauderdale-Hollywood International Airport. Cypress Creek Station is located approximately 0.9 miles southeast of the Crown Center Office Park Property and provides rail access northbound to West Palm Beach and southbound to the Miami International Airport via the Tri-Rail system. The Fort Lauderdale Station and Fort Lauderdale/Hollywood International Airport Station are each respectively located one and two stops south of the Cypress Creek Station stop. Cypress Creek Station shopping center is located approximately 1.2 miles northeast of the Crown Center Office Park Property and features an LA Fitness, Office Depot, Longhorn Steakhouse, Five Guys and a 16-screen Regal Cinemas Theater.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Crown Center Office Park Property was approximately 128,730 and 437,255, respectively; and the estimated 2019 average household income within the same radii was approximately $63,609 and $64,560, respectively.

Submarket Information – According to a third-party market research report, the Crown Center Office Park Property is situated within the Cypress Creek submarket of the Fort Lauderdale Office Market. As of April 4, 2019, the Cypress Creek submarket reported a total inventory of approximately 8.2 million square feet with a 12.1% vacancy rate and average asking rent of $26.70 per square foot, gross. The submarket vacancy rate has decreased from 18.3% in 2013 and has averaged 14.9% from 2013 through 2018. Within a one-mile radius of the Crown Center Office Park Property, as of April 11, 2019, there were 85 office properties totaling approximately 4.1 million square feet with a 12.5% vacancy rate, per a third-party market research provider.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Crown Center Office Park Property:

Market Rent Summary(1)

	< 5,000 SF	5,000 – 10,000 SF	10,000 – 20,000 SF	> 20,000 SF	Bank Space
Market Rent (PSF)	$16.00	$15.50	$15.00	$14.50	$30.00
Lease Term (Years)	3-5	3-5	3-5	10	10
Concessions	3 mos.	3 mos.	6 mos.	6 mos.	6 mos.
Lease Type (Reimbursements)	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenants) (PSF)	$10.00	$10.00	$10.00	$10.00	$10.00
Tenant Improvements (Renewals) (PSF)	$2.50	$2.50	$2.50	$2.50	$2.50

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Crown Center Office Park Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Waterford at Blue	Miami, FL	357,466	May-16	$74,000,000	$207.01
Doral Corporate Center I	Doral, FL	279,098	Aug-16	$48,750,000	$174.67
Arvida Executive Center	Boca Raton, FL	122,608	Apr-17	$24,000,000	$195.75
Colonial Center at Town	Lake Mary, FL	662,320	May-17	$136,070,000	$205.44
301 Yamato	Boca Raton, FL	206,946	Jul-17	$39,200,000	$189.42
Sabal Business Center	Tampa, FL	100,001	Jun-18	$15,225,000	$152.25
Hillsboro Center	Deerfield Beach, FL	216,114	Nov-18	$29,000,000	$134.19

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

The following table presents certain information relating to comparable properties to Crown Center Office Park Property:

Comparable Properties(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Available Space Size	Asking Base Rent PSF	Lease Type
Cypress Court 6360 NW. 5th Way Fort Lauderdale, FL	1986/NAP	42,021	1.0 mile	69.4%	14,366 SF	$14.00	NNN
Cypress Creek Tower 800 W. Cypress Creek Fort Lauderdale, FL	1974/2014	61,917	0.6 miles	87.9%	2,976 SF	$14.95	NNN
1901 W. Cypress Creek Fort Lauderdale, FL	1987/NAP	140,635	0.4 miles	61.9%	15,793 SF	$15.50	NNN
Roschman Business 6300 NE. 1st Ave. Fort Lauderdale, FL	1987/NAP	31,144	1.2 miles	67.6%	10,081 SF	$16.50	NNN
Hotwire Technology 2100 W. Cypress Creek Fort Lauderdale, FL	1969/2006	185,000	0.6 miles	90.9%	16,779 SF	$17.50	NNN
1201 W Cypress Creek Fort Lauderdale, FL	1980/1995	110,500	0.2 miles	71.3%	31,692 SF	$17.50	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Crown Center Office Park Mortgage Loan documents require an upfront real estate tax reserve of $298,636 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $59,727).

Insurance – The Crown Center Office Park Mortgage Loan documents require an upfront insurance reserve of $166,516 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $41,630).

Replacement Reserve – The Crown Center Office Park Mortgage Loan documents require ongoing monthly replacement reserves of $5,984, which the lender may require the borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Crown Center Office Park Property.

Leasing Reserve – The Crown Center Office Park Mortgage Loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $3,000,000 and ongoing monthly TI/LC reserves of $28,497, subject to a cap of $3,000,000 (which cap will only apply so long as no event of default is continuing, the net cash flow debt yield (“NCF Debt Yield”) is equal to or greater than 8.25% and the Crown Center Office Park Property’s occupancy is no less than 80.0%). Of the $3,000,000 upfront general TI/LC reserve, $500,000 will be restricted to qualified leasing expenses for Bayview (“Restricted Funds”).

In the event that (i) Bayview waives its termination right or the termination option lapses (see “The Property” section above) or (ii) Bayview exercises its termination option and, following such termination, the NCF Debt Yield is greater than or equal to 8.25% and the Crown Center Office Park Property’s occupancy is at least 80.0%, the TI/LC reserve cap will be reduced to $1,500,000 and any funds in excess of the reduced cap will be (x) if no Cash Trap Event Period (as defined in the “Lockbox and Cash Management Section” below) is continuing, disbursed to the borrower and (y) if a Cash Trap Event Period is continuing, deposited into the lender-controlled cash management account to be applied in accordance with the Crown Center Office Park Mortgage Loan documents.

Provided that the NCF Debt Yield is greater than or equal to 8.25% and the Crown Center Office Park Property’s occupancy is at least 80.0% and upon either (i) a Major Tenant Re-Tenanting Event (as defined in the “Lockbox and Cash Management Section” below) having occurred with respect to space at the Crown Center Office Park Property in an amount equal to at least 75.0% of the Bayview space or (ii) Bayview having extended the term of its lease for at least 75.0% of the Bayview space at the Crown Center Office Park Property with one or more tenants satisfactory to the lender in accordance with the Crown Center Office Park Mortgage Loan documents together with receipt of an estoppel confirming that all obligations of the borrower to such tenant with respect to tenant improvements and leasing commissions have been satisfied in full and that such tenant is then paying full, unabated rent pursuant to the terms thereof (or amounts equal to the free or abated rent having been reserved) (collectively, a “Major Tenant Re-Leasing Event”), any Restricted Funds remaining after paying all related leasing expenses will be: (x) if no Cash Trap Event Period is continuing, disbursed to borrower and (y) if a Cash Trap Event Period is continuing, deposited into the lender-controlled cash management account to be applied in accordance with the Crown Center Office Park Mortgage Loan documents.

Starting with the August 2021 monthly payment date, all TI/LC reserve funds will only be available for lease renewals or new leases to be entered into for existing leases set to expire in 2022 until all such space has been leased to one or more satisfactory tenants which are in occupancy, paying full, unabated rent (or amounts equal to such free or abated rent having been reserved) and TI/LCs having been paid.

Rent Concession Reserve – The Crown Center Office Park Mortgage Loan documents require an upfront reserve of $242,500 for rent concessions related to the Early Learning Center tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1401, 1415, 1425, 1451 & 1475 West Cypress Creek Road Fort Lauderdale, Florida 33309	Loan #1 Crown Center Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.0% 1.36x 9.5%

Existing TI/LC Reserve – The Crown Center Office Park Mortgage Loan documents require an upfront reserve of $293,631 for TI/LCs related to the Early Learning Center tenant.

Lockbox and Cash Management. The Crown Center Office Park Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the Crown Center Office Park Mortgage Loan documents require that the borrower or the property manager deposit all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, the borrower is required to direct all tenants to pay rent directly into such lockbox account and funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x at the end of any calendar quarter; or

(iii)	the occurrence and continuation of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.20x for two consecutive calendar quarters; or

●	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following:

(i)	Bayview failing to renew or extend its lease on the terms set forth in its lease on or prior to the deadline to renew such lease (Bayview’s lease stipulates a nine-month notice period);

(ii)	a default, beyond any notice and grace period, under Bayview’s lease;

(iii)	Bayview filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; or

(iv)	Bayview terminating or canceling its lease (or such lease otherwise fails to be in full force and effect), or giving notice of, or commencing a legal proceeding asserting any of the foregoing.

A “Major Tenant Event Period Cure” will occur upon:

●	with regard to clause (i) above, the occurrence of (x) a Major Tenant Re-Tenanting Event (as defined below) or (y) a Major Tenant Re-Leasing Event;

●	with regard to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable default having been cured and no other default under the related lease having occurred (beyond any notice and cure period) for a period of two consecutive calendar quarters;

●	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender; or

●	with regard to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming, that: (i) space at the Crown Center Office Park Property in an amount equal to at least 75.0% of the Bayview space has been leased to one or more satisfactory replacement tenants pursuant to a satisfactory replacement lease, (ii) each such tenant is in occupancy of its premises, is open for business and is paying full, unabated rent pursuant to the terms of its lease (or such abatement having been reserved), and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

Property Management. The Crown Center Office Park Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Crown Center Office Park Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crown Center Office Park Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Windstorm Insurance. The Crown Center Office Park Mortgage Loan documents require windstorm insurance (including named storms) covering 100% of the full replacement cost of the Crown Center Office Park Property during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

SPRINGHILL SUITES

Springhill Suites Beavercreek – Beavercreek, OH

Holiday Inn Express & Suites Dayton – Dayton, OH

Holiday Inn

Holiday Inn West Chester – West Chester, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

Englewood
Vandalia
Clayton
Huber Heights
Shiloh
Northridge
Trotwood
Riverside
Fairborn
DAYTON
Beavercreek
MONTGOMERY COUNTY
GREENE COUNTY
CLARK COUNTY
MIAMI COUNTY
Oakwood
Moraine
Kettering
Xenia
West Carrollton
Woodbourne
Miamisburg
Bellbrook
Centerville
Spring Valley

Liberty Township
Hamilton
BUTLER COUNTY
WARREN COUNTY
West Chester
Mason
Fairfield
Deerfield Township
Landen
Forest Park
Sharonville
Springdale
Greenhills
Loveland
Woodlawn
HAMILTON COUNTY
Montgomery
Mount Healthy
Blue Ash
Wyoming
Reading
Kenwood
CLERMONT COUNTY
Amberley
The Village of Indian Hill
CINCINNATI

Toledo
Cleveland
Columbus
Dayton
Cincinnati

DAYTON
New Lebanon
Beavercreek
MONTGOMERY COUNTY
Oakwood
Moraine
Kettering
West Carrollton
Woodbourne
Miamisburg
GREENE COUNTY
Germantown
Bellbrook
Centerville
Spring Valley
Carlisle
Franklin
Springboro
Five Points
BUTLER COUNTY
WARREN COUNTY
Waynesville
Middletown

Ohio Hotel Portfolio

1	SpringHill Suites Beavercreek	Beavercreek, OH
2	Holiday Inn West Chester	West Chester, OH
3	Holiday Inn Express & Suites Dayton	Dayton, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Ohio Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	RREF		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Various
	Original Principal Balance:	$35,500,000		Location:	Various, OH
	Cut-off Date Balance:	$35,429,107		Size:	359 Rooms
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per Room	$98,688
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$82,885
	Borrower Sponsors:	Har S. Bhatnagar; Rani B. Bhatnagar		Year Built/Renovated:	Various/NAP
	Guarantors:	Har S. Bhatnagar; Rani B. Bhatnagar		Title Vesting:	Fee
	Mortgage Rate:	5.6000%		Property Manager:	Self-managed
	Note Date:	February 21, 2019		Current Occupancy (As of):	75.3% (2/28/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	74.8%
	Maturity Date:	March 6, 2029		YE 2017 Occupancy:	72.3%
	IO Period:	0 months		YE 2016 Occupancy(2):	69.7%
	Loan Term (Original):	120 months		YE 2015 Occupancy(2):	70.4%
	Amortization Term (Original):	360 months		Appraised Value:	$53,000,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per Room:	$147,632
	Call Protection:	L(26),D(90),O(4)		Appraisal Valuation Date:	December 5, 2018
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM 2/28/2019 NOI:	$4,389,142
				YE 2018 NOI:	$4,266,285
				YE 2017 NOI:	$4,056,508
				YE 2016 NOI(2):	$2,917,736
				U/W Revenues:	$14,267,968
Escrows and Reserves(1)				U/W Expenses:	$9,726,731
	Initial	Monthly	Cap	U/W NOI:	$4,541,237
Taxes	$145,847	$59,032	NAP	U/W NCF:	$3,970,518
Insurance	$941	Springing	NAP	U/W DSCR based on NOI/NCF:	1.86x / 1.62x
FF&E Reserve	$0	(1)	NAP	U/W Debt Yield based on NOI/NCF:	12.8% / 11.2%
PIP Reserve	$898,701	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.3% / 13.3%
Seasonality Reserve	$0	(1)	$480,000	Cut-off Date LTV Ratio:	66.8%
Promissory Note Reserve	$1,393,751	$0	NAP	LTV Ratio at Maturity:	56.1%

Sources and Uses
Sources			Uses
Original loan amount	$35,500,000	98.9%	Loan payoff	$32,423,163	90.3%
Sponsor equity	408,147	1.1	Upfront reserves	2,439,240	6.8
			Closing costs	1,045,744	2.9

Total Sources	$35,908,147	100.0%	Total Uses	$35,908,147	100.0%

(1)	See “Escrows” section below.

(2)	The Holiday Inn West Chester and SpringHill Suites Beavercreek opened in 2015 and 2016, respectively. Historical occupancy information for 2015 includes only the Holiday Inn Express & Suites Dayton. 2016 occupancy and NOI information includes only a partial year of the Holiday Inn West Chester and excludes the SpringHill Suites Beavercreek. 2017 occupancy and NOI information includes only a partial year of the SpringHill Suites Beavercreek.

The Mortgage Loan. The mortgage loan (the “Ohio Hotel Portfolio Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in two limited service hotels and one full service hotel, the SpringHill Suites Beavercreek located in Beavercreek, OH, the Holiday Inn West Chester located in West Chester, OH and the Holiday Inn Express & Suites Dayton located in Dayton, OH (collectively, the “Ohio Hotel Portfolio Properties”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

The Borrowers and Borrower Sponsors. The borrowers under the Ohio Hotel Portfolio Mortgage Loan are Mall Innkeepers, LLC, Primary Dayton Innkeepers LLC and Union Centre Innkeepers, LLC (collectively, the “Ohio Hotel Portfolio Borrowers”). The nonrecourse carve-out guarantors of the Ohio Hotel Portfolio Mortgage Loan are Har S. Bhatnagar and Rani B. Bhatnagar (collectively, the “Ohio Hotel Portfolio Sponsors”). The related borrower is currently subject to a mechanic’s lien. See “Description of the Mortgage Pool— Litigation and Other Considerations” in the Preliminary Prospectus.

Har Bhatnagar founded Middletown Hotel Management (“Middletown”) in 1989, which currently has a portfolio of 8 properties consisting of 968-keys.

The Properties. The Ohio Hotel Portfolio Properties include three properties located across Ohio comprised of a total of 359 rooms.

The SpringHill Suites Beavercreek, developed by the Ohio Hotel Portfolio Sponsors and opened in late 2016, is a 118-room, all-suite limited-service hotel located in Beavercreek, OH. The property offers a 24-hour reception desk, free high speed WiFi, 24-hour sundry marketplace, complimentary breakfast, a fitness center, a heated indoor pool, an onsite business center, a lounge serving beer/wine after 5pm, and an outdoor patio with fire pit. All standard guestrooms and suites feature en suite bathrooms with showers and tubs, black-out shades, a hair dryer, flat-screen TVs, a work desk with lamp, microwaves and mini refrigerators, and coffee or tea makers. The SpringHill Suites Beavercreek has a franchise agreement with Marriott through 2036.

The Holiday Inn West Chester, developed by the Ohio Hotel Portfolio Sponsors and opened in late 2015, is a 130-room full-service hotel located in West Chester, OH. The property offers a 24-hour reception desk, free high speed WiFi, Johnny’s Italian Steakhouse, Blue Bar, room service, a fitness center, a heated indoor pool, and an onsite business center. The hotel features 25,605 SF of dedicated meeting space, spread across six interior and two exterior event spaces, the biggest of which is a 8,909 SF ballroom. All standard guestrooms and suites feature en suite bathrooms with showers and/or tubs, black-out shades, a hair dryer, flat-screen TVs, work desk with lamp, microwaves and mini refrigerators, and coffee or tea makers. The Holiday Inn West Chester has a franchise agreement with InterContinental Hotels Group through 2035.

The Holiday Inn Express & Suites Dayton, developed by the Ohio Hotel Portfolio Sponsors and opened in 2011, is a 111-room limited service hotel located in Dayton, OH along I-675, one of the region’s primary highways. The property offers a 24-hour reception desk, free high speed WiFi, a complimentary local area shuttle, complimentary breakfast buffet, a fitness center, an indoor pool, an onsite business center, and 2,438 square feet of event/meeting space. The hotel also offers room service from the Chop House Restaurant, which is located adjacent to the hotel (not a part of the collateral). All standard guestrooms and suites feature en suite bathrooms with showers and tubs, black-out shades, hair dryer, flat-screen TVs, a work desk with lamp, and coffee or tea makers. The lender will reserve $898,701 for the purpose of a property improvement plan (the “Holiday Inn Express & Suites Dayton PIP”). The Holiday Inn Express & Suites Dayton has a franchise agreement with InterContinental Hotels Group through 2036.

Property	Year Built/ Renovated	Rooms	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Cut-off Date Principal Balance Per Room	As Is Appraised Value	% of Appraised Value
SpringHill Suites Beavercreek	2016/NAP	118	$13,822,342	39.0%	$117,138	$19,000,000	35.8%
Holiday Inn West Chester	2015/NAP	130	$13,173,640	37.2%	$101,336	$20,000,000	37.7%
Holiday Inn Express & Suites Dayton	2011/NAP	111	$8,433,126	23.8%	$75,974	$14,000,000	26.4%
Total/Average		359	$35,429,107	100.0%	$98,688	$53,000,000	100.0%

The following table presents certain information relating to the 2018 demand analysis with respect to the Ohio Hotel Portfolio Properties based on market segmentation, as provided in the appraisal:

2018 Market Segmentation
(SpringHill Suites Beavercreek)

Corporate	Meeting/Group	Leisure
50.0%	30.0%	20.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

2018 Market Segmentation
(Holiday Inn West Chester)

Corporate	Meeting/Group	Leisure
20.0%	60.0%	20.0%

2018 Market Segmentation
(Holiday Inn Express & Suites Dayton)

Corporate	Meeting/Group	Leisure
65.0%	20.0%	15.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ohio Hotel Portfolio Properties:

Cash Flow Analysis

	2016(2)	2017	2018	TTM 2/28/2019	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	69.7%	72.3%	74.8%	75.3%	75.3%
ADR	$110.45	$112.17	$112.75	$113.07	$113.07
RevPAR	$76.93	$81.09	$84.29	$85.11	$85.11

Room Revenue	$6,785,719	$10,625,443	$11,044,505	$11,152,838	$11,152,838	78.2%	$31,066
F&B Revenue	2,860,762	2,771,008	2,889,077	2,949,964	2,949,964	20.7	8,217
Other Revenue	148,754	168,862	161,439	165,166	165,166	1.2	460
Total Revenue	$9,795,236	$13,565,313	$14,095,021	$14,267,968	$14,267,968	100.0%	$39,744

Room Expense	1,827,789	2,591,355	2,660,222	2,646,732	2,646,732	23.7	7,373
F&B Expense	1,571,753	2,072,331	2,171,521	2,215,855	2,215,855	75.1	6,172
Other Department Expense	79,448	107,482	117,885	123,005	123,005	74.5	343
Total Department Expenses	3,478,991	4,771,168	4,949,628	4,985,593	4,985,593	34.9	13,887
Gross Operating Income	$6,316,245	$8,794,145	$9,145,393	$9,282,376	$9,282,376	65.1%	$25,856

Total Undistributed Expenses	3,017,852	4,042,457	4,002,987	4,024,386	3,905,419	27.4	10,879
Gross Operating Profit	$3,298,393	$4,751,688	$5,142,407	$5,257,990	$5,376,957	37.7%	$14,978

Total Fixed Charges	380,657	695,180	876,122	868,848	835,720	5.9	2,328
Total Operating Expenses	$6,877,499	$9,508,805	$9,828,736	$9,878,826	$9,726,731	68.2%	$27,094

Net Operating Income	$2,917,736	$4,056,508	$4,266,285	$4,389,142	$4,541,237	31.8%	$12,650
FF&E	391,809	542,613	563,801	570,719	570,719	4.0	1,590
Net Cash Flow	$2,525,927	$3,513,896	$3,702,484	$3,818,423	$3,970,518	27.8%	$11,060

NOI DSCR	1.19x	1.66x	1.74x	1.79x	1.86x
NCF DSCR	1.03x	1.44x	1.51x	1.56x	1.62x
NOI DY	8.2%	11.4%	12.0%	12.4%	12.8%
NCF DY	7.1%	9.9%	10.5%	10.8%	11.2%

(1)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	The Holiday Inn West Chester and SpringHill Suites Beavercreek opened in 2015 and 2016, respectively. Historical occupancy and NOI information for 2015 includes only the Holiday Inn Express & Suites Dayton. 2016 occupancy and NOI information includes only a partial year of the Holiday Inn West Chester and excludes the SpringHill Suites Beavercreek. 2017 occupancy and NOI information includes only a partial year of the SpringHill Suites Beavercreek.

Appraisal. The appraiser for SpringHill Suites Beavercreek property concluded to an “as-is” appraised value of $19,000,000 with an appraisal valuation date of December 5, 2018. The appraiser for the Holiday Inn West Chester property concluded to an “as-is” appraised value of $20,000,000 with an appraisal valuation date of December 5, 2018. The appraiser for Holiday Inn Express & Suites Dayton concluded to an “as-is” appraised value of $14,000,000 with an appraisal valuation date of December 5, 2018.

Environmental Matters. According to the Phase I environmental assessments dated December 17, 2018, there was no evidence of any recognized environmental conditions at the SpringHill Suites Beavercreek, Holiday Inn West Chester or Holiday Inn Express & Suites Dayton.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

Markets Overview and Competition.

SpringHill Suites Beavercreek

The SpringHill Suites Beavercreek property is located along Fairfield Commons Drive in Beavercreek, OH, with frontage along Fairfield Commons Drive. The SpringHill Suites Beavercreek property is located approximately 8 miles southwest of downtown Dayton. The SpringHill Suites Beavercreek property is located in close proximity to I-75, the main thoroughfare in the area.

Wright-Patterson Air Force Base (“WPAFB”) is the largest single-site employer in Ohio with more than 27,000 employees including military and civilian employees and contractors on a base covering more than 8,000 acres, which is located less than 5 miles from the SpringHill Suites Beavercreek, with the base creating an estimated annual economic impact of $4.2 billion for the State of Ohio. WPAFB helps seed local growth and innovation by sending hundreds of millions of dollars each year to small and medium-size companies in the Dayton area. As a result, WPAFB has helped turn Dayton into a center of aerospace innovation which has spawned growth in the life sciences and healthcare. The Dayton area also contains offices of companies like Lockheed Martin, Northrop Grumman, and General Dynamics that support the work at WPAFB. Additionally, Wright State University (18,500 students and staff) and the University of Dayton (11,500 students) provide demand to the local lodging market.

According to a third party market research report the estimated population in 2019 within a one-, three-, and five-mile radius of the SpringHill Suites Beavercreek is 2,975, 57,907 and 137,574, respectively. Estimated median household income in 2019 within the same one-, three-, and five-mile radius is $91,608, $62,209, and $58,404, respectively.

Holiday Inn West Chester

The Holiday Inn West Chester property is located along Muhlhauser Road in West Chester, OH, with frontage along Muhlhauser Road and Allen Road. West Chester Township is located approximately 25 miles north of downtown Cincinnati. The Holiday Inn West Chester property is accessible from I-75, which connects Lexington, KY, Cincinnati, and Dayton. The Greater Cincinnati area is home to headquarters and regional offices of various national and international companies such as American Financial Corporation, Duke Energy, Kroger Company, Omnicare, Cincinnati Milacron, Procter & Gamble Company, Western-Southern Insurance, and more.

Proctor & Gamble closed its Sharon Woods Innovation Center in Blue Ash to build a new center at the Mason Business Park, approximately eight miles east of the Holiday Inn West Chester property. Plans call for expansion of the 1.15 million square foot Mason Business Park campus by 500,000 square feet to accommodate the 1,150 employees and 200 contractors being relocated from the Blue Ash location. The company plans to spend $300 million to develop this new Beauty Innovation Center, which will house the company’s research and development arm of its beauty care business.

According to a third party market research report the estimated population in 2019 within a one-, three-, and five-mile radius of the Holiday Inn West Chester is 4,733, 41,117, and 147,650, respectively. Estimated median household income in 2019 within the same one-, three-, and five-mile radius is $89,175, $74,922, and $75,082, respectively.

Holiday Inn Express & Suites Dayton

The Holiday Inn Express & Suites Dayton property is located along Washington Village Drive in Dayton, OH, with frontage along Washington Village Drive. The property is located in Montgomery County in southwestern Ohio, approximately 55 miles northeast of Cincinnati. Dayton is the sixth-largest city in the state of Ohio and the county seat of Montgomery County. The Holiday Inn Express & Suites Dayton property is located just off I-675, one of Ohio’s primary transportation arteries, and close to the I-75 / I-675 interchange, which is a major commercial node. The proximity to these major highways makes the property a popular option with leisure travelers.

A major driver of business to the Holiday Inn Express & Suites Dayton property is the Department of Defense training school, referred to as the Defense Acquisition University (“DAU”), located 11.1 miles away. DAU is a corporate university of the Department of Defense offering acquisition, technology, and logistics training to military and Federal civilian staff and Federal contractors. The DAU in Ohio serves the training needs of over 25,000 people across a 13-state area. Along with defense and aerospace, healthcare accounts for much of the Dayton area's economy. The Holiday Inn Express & Suites Dayton property is also located less than 10 miles from the University of Dayton.

According to a third party market research report the estimated population in 2019 within a one-, three-, and five-mile radius of the Holiday Inn Express & Suites Dayton is 5,969, 58,297, and 153,447, respectively. Estimated median household income in 2019 within the same one-, three-, and five-mile radius is $67,906, $66,346, and $66,033, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

The following table presents historical estimated occupancy, ADR, RevPAR and penetration rates relating to the SpringHill Suites Beavercreek competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)
(SpringHill Suites Beavercreek)

	Competitive Set			SpringHill Suites Beavercreek			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 02/28/2019	71.8%	$108.35	$77.84	82.2%	$114.57	$94.13	114.4%	105.7%	120.9%
12/31/2018	70.2%	$108.72	$76.30	82.2%	$113.53	$93.34	117.1%	104.4%	122.3%
12/31/2017	69.5%	$108.36	$75.32	74.4%	$109.94	$81.77	107.0%	101.5%	108.6%
12/31/2016	71.8%	$107.41	$77.17	54.2%	$101.77	$55.19	75.5%	94.7%	71.5%

(1)	The competitive set includes the following hotels: Hampton Inn Dayton Fairborn Wright AFB, Residence Inn Dayton Beavercreek, Courtyard Dayton Beavercreek, Country Inn & Suites Fairborn South and Wingate By Wyndham Dayton Fairborn.

The following table presents historical estimated occupancy, ADR, RevPAR and penetration rates relating to the Holiday Inn West Chester competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)
(Holiday Inn West Chester)

	Competitive Set			Holiday Inn West Chester			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 02/28/2019	69.3%	$122.05	$84.52	71.5%	$117.51	$83.98	103.2%	96.3%	99.4%
12/31/2018	68.3%	$121.84	$83.20	70.8%	$116.87	$82.73	103.7%	95.9%	99.4%
12/31/2017	66.4%	$122.45	$81.36	68.2%	$119.02	$81.13	102.6%	97.2%	99.7%
12/31/2016	70.3%	$122.82	$86.35	66.2%	$116.18	$76.88	94.1%	94.6%	89.0%

(1)	The competitive set includes the following hotels: Marriott Cincinnati North, Hampton Inn Cincinnati Union Centre, Drury Inn & Suites Cincinnati North, Courtyard Cincinnati North @ Union Centre, Hilton Garden Inn West Chester and Hyatt Place Cincinnati Sharonville Convention Center.

The following table presents historical estimated occupancy, ADR, RevPAR and penetration rates relating to the Holiday Inn Express & Suites Dayton competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)
(Holiday Inn Express & Suites Dayton)

	Competitive Set			Holiday Inn Express & Suites Dayton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 02/28/2019	64.9%	$99.05	$64.25	72.9%	$106.23	$77.43	112.4%	107.2%	120.5%
12/31/2018	65.2%	$99.84	$65.08	72.0%	$106.89	$77.01	110.5%	107.1%	118.3%
12/31/2017	66.0%	$101.80	$67.17	75.4%	$107.16	$80.85	114.3%	105.3%	120.4%
12/31/2016	67.4%	$101.09	$68.10	75.2%	$103.00	$77.44	111.6%	101.9%	113.7%

(1)	The competitive set includes the following hotels: Courtyard Dayton South Mall, Comfort Suites Miamisburg, Holiday Inn Express & Suites Dayton Centerville, Country Inn & Suites Dayton South, SpringHill Suites Dayton South Miamisburg and Hampton Inn Dayton Mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

The following tables present year-end occupancy, estimated ADR and estimated RevPAR relating to each Ohio Hotel Portfolio Property’s primary competitive set according to the appraisal:

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	Estimated 12/31/2018 Occupancy	Estimated 12/31/2018 ADR	Estimated 12/31/2018 RevPAR
SpringHill Suites Beavercreek– Subject(1)	Beavercreek, OH	118	2016/NAP	83.2%	$113.96	$94.85
Hampton Inn Dayton Fairborn Wright AFB	Fairborn, OH	61	1994/NAV	75.0% - 80.0%	$105.00 - $110.00	$80.00 – $85.00
Residence Inn Dayton Beavercreek	Dayton, OH	100	2002/NAV	70.0% - 75.0%	$115.00 - $120.00	$80.00 – $85.00
Courtyard Dayton Beavercreek	Dayton, OH	94	2002/NAV	70.0% - 75.0%	$120.00 - $125.00	$85.00 – $90.00
Country Inn & Suites Fairborn South	Fairborn, OH	69	2006/NAV	65.0% - 70.0%	$95.00 - $100.00	$65.00 - $70.00
Wingate by Wyndham Dayton Fairborn	Fairborn, OH	90	2010/NAV	65.0% - 70.0%	$95.00 - $100.00	$65.00 - $70.00

(1)	Information obtained from the appraisal.

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	Estimated 12/31/2018 Occupancy	Estimated 12/31/2018 ADR	Estimated 12/31/2018 RevPAR
Holiday Inn West Chester– Subject(1)	West Chester, OH	130	2015/NAP	70.7%	$118.42	$83.67
Courtyard Cincinnati at Union Centre	West Chester, OH	126	2007/NAV	65.0% - 70.0%	$125.00 - $130.00	$80.00 – $85.00
Hilton Garden Inn West Chester	West Chester, OH	125	2014/NAV	65.0% - 70.0%	$125.00 - $130.00	$85.00 – $90.00
Cincinnati Marriott North	West Chester, OH	302	2000/NAV	65.0% - 70.0%	$125.00 - $130.00	$85.00 – $90.00
Staybridge Suites Cincinnati North	West Chester, OH	117	2003/NAV	75.0% - 80.0%	$115.00 - $120.00	$90.00 - $95.00
Hampton Inn & Suites Cincinnati Union Centre	West Chester, OH	100	2005/NAV	70.0% - 75.0%	$125.00 - $130.00	$90.00 - $95.00

(1)	Information obtained from the appraisal.

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	Estimated 12/31/2018 Occupancy	Estimated 12/31/2018 ADR	Estimated 12/31/2018 RevPAR
Holiday Inn Express & Suites Dayton – Subject(1)	Dayton, OH	111	2011/NAP	71.3%	$107.77	$76.85
Courtyard Dayton South/Mall	Miamisburg, OH	146	1987/NAV	45.0% - 50.0%	$105.00 - $110.00	$50.00 – $55.00
Comfort Suites Miamisburg	Miamisburg, OH	56	2000/NAV	65.0% - 70.0%	$75.00 - $80.00	$50.00 – $55.00
Holiday Inn Express & Suites Dayton Centerville	Dayton, OH	74	2003/NAV	75.0% - 80.0%	$115.00 - $120.00	$85.00 – $90.00
Country Inn & Suites Dayton South	Dayton, OH	80	2003/NAV	65.0% - 70.0%	$80.00 - $85.00	$50.00 - $55.00
SpringHill Suites Dayton South/Miamisburg	Dayton, OH	84	2007/NAV	70.0% - 75.0%	$100.00 - $105.00	$75.00 - $80.00
Hampton Inn Dayton/Dayton Mall	Dayton, OH	95	2012/NAV	70.0% - 75.0%	$105.00 - $110.00	$75.00 - $80.00

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

Escrows.

Real Estate Taxes – The Ohio Hotel Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $145,847 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $59,032).

Insurance – The Ohio Hotel Portfolio Mortgage Loan documents require an upfront insurance premiums reserve of $941 and ongoing monthly insurance premiums will be springing upon (i) an event of default; (ii) an acceptable blanket insurance policy no longer being in place for 5 or more commercial properties exclusive of the property, (iii) the Ohio Hotel Portfolio Borrowers failing to provide the lender with evidence of payment; and (iv) the lender not receiving satisfactory evidence of insurance policies when the same is required under the terms of the loan documents.

FF&E Reserve – The Ohio Hotel Portfolio Mortgage Loan documents require ongoing FF&E reserves of 4.0% of the total revenue from the Ohio Hotel Portfolio Properties.

Seasonality Reserve – The Ohio Hotel Portfolio Mortgage Loan documents require monthly deposits for seasonality. As to all Ohio Hotel Portfolio Properties, on monthly payment dates May, June, July, September and November, the Ohio Hotel Portfolio Borrowers will be required to deposit an aggregate of $96,000. The seasonality reserve is capped at $480,000.

PIP Reserve – The Ohio Hotel Portfolio Mortgage Loan documents require an upfront PIP reserve of 115% of the estimated currently scheduled PIP obligation of $1,591,102.00. The Ohio Hotel Portfolio Borrowers deposited $898,701 into the PIP reserve at closing, which will count towards this PIP obligation, and the lender will continue to sweep all excess cash into the PIP reserve until an amount equal to 115% of $1,591,102 has been deposited into such reserve.

Promissory Note Reserve - The Ohio Hotel Portfolio Mortgage Loan documents required a $1,393,751 reserve at closing for future payments owed to a former partner who was bought out by the Ohio Hotel Portfolio Sponsors. There are monthly payments beginning December 1, 2018 and continuing through December 1, 2022, each in the amount of $32,786. The reserved funds will be released to Ohio Hotel Portfolio Borrowers as the amount owed is reduced (upon proof of payment) or upon the release of the Ohio Hotel Portfolio Borrowers from the debt. The Ohio Hotel Portfolio Sponsors are recourse guarantors for any additional liability tied to this obligation.

Lockbox and Cash Management. The Ohio Hotel Portfolio Mortgage Loan has upfront cash management that will be continuing upon the occurrence of a Cash Sweep Period (defined below).

A “Cash Sweep Period” will commence upon any of the following:

(i)	origination of the Ohio Hotel Portfolio Mortgage Loan;

(ii)	the occurrence and continuance of an event of default under the Ohio Hotel Portfolio Mortgage Loan;

(iii)	the debt service coverage ratio being less than (a) 1.20x during the period from February 21, 2019 through February 21, 2020, (b) subject to clause (c), 1.30x during the period from February 22, 2020 through March 6 ,2029, and (c) 1.25x during any period in which the borrower is performing a franchisor-imposed PIP at any of the Ohio Hotel Portfolio Properties; or

(iv) the occurrence of a Franchise Sweep Event as defined below:

A “Cash Sweep Period” will end upon the occurrence of the following:

●	with regard to clause (i), 115% of the amount reasonably determined by the lender to be required to complete the Holiday Inn Express & Suites Dayton PIP (approximately $1.6 million as of origination of the Ohio Hotel Portfolio Mortgage Loan) being on reserve with the lender; or

●	with regard to clause (ii), the lender’s acceptance of a cure or waiver of such event of default; or

●	with regard to clause (iii), the debt service coverage ratio being greater than 1.35x for two consecutive calendar quarters; or

●	with regard to clause (iv), the lender’s acceptance of a cure of such event of default under the franchise agreement or management agreement, the Ohio Hotel Portfolio Borrowers having delivered evidence reasonably satisfactory to the lender, which may include a ”good standing” or similar letter from the franchisor, indicating that the franchise agreement is in full force and effect.

A ”Franchise Sweep Event” will commence upon the earlier of the following:

(i)	a default by the Ohio Hotel Portfolio Borrowers under any franchise agreement beyond all applicable notice and/or cure periods;

(ii)	any expiration, termination, cancellation, surrender or other cessation of existence of any franchise agreement, or notification by any franchisor of its intent to terminate or cancel its respective franchise agreement unless the conditions set forth in the loan agreement;

(iii)	the Ohio Hotel Portfolio Borrowers’ failure to make any deposit into the PIP reserve account required pursuant to conditions set forth in the loan agreement; or

(iv)	the date that is twelve (12) months prior to the scheduled expiration date of such franchise agreement.

A “Franchise Sweep Event Cure” will occur upon:

●	with regards to clause (i), all defaults under the applicable franchise agreement having been cured and such cures having been accepted by the applicable franchisor, as demonstrated by delivery to the lender of a “good standing” letter (or equivalent) in form and substance acceptable to the lender;

●	with regards to clause (ii), the applicable franchisor (1) revoking any notification of any termination, cancellation or surrender of such franchise agreement and (2) delivering to the lender a “good standing” letter (or equivalent evidence that there are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Various Property Addresses - Various, OH	Loan #2 Ohio Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,429,107 66.8% 1.62x 12.8%

no defaults or outstanding amounts owed under such franchise agreement, and the same is in full force and effect) in form and substance acceptable to the lender;

●	with regards to clause (iii), the lender’s determination that the aggregate sum of FF&E reserves (solely counting any FF&E reserve funds that are attributable (as reasonably determined by the lender) to the applicable Ohio Hotel Portfolio Property that is subject to the franchise agreement under which the new PIP is imposed) and PIP reserve funds then on deposit (solely counting any PIP reserve funds deposited on account of the new PIP for which the Ohio Hotel Portfolio Borrowers initially failed to make the necessary deposit into the PIP reserve account) equals or exceeds (x) if the new PIP has a five percent (5%) contingency line item, one hundred fifteen percent (115%), or (y) if the new PIP does not have a five percent (5%) contingency line item, one hundred twenty-five percent (125%), in each of subclause (x) and (y), of the estimated costs required to complete such new PIP, such determination to be made in the lender’s reasonable discretion taking into account any portion of such new PIP with respect to which the lender has received satisfactory evidence that the same has previously been performed and paid for by the Ohio Hotel Portfolio Borrowers in accordance with the terms hereof and the related franchise agreement, and (2) payment by the Ohio Hotel Portfolio Borrowers of all costs and expenses incurred by the lender in connection with making the foregoing determination (including, without limitation, the costs of any inspections performed by the lender or any professionals engaged by the lender, it being agreed that the Ohio Hotel Portfolio Borrowers will permit all such persons to enter the particular Ohio Hotel Portfolio Property or any portion thereof as necessary for such inspections); and

●	with regards to clause (iv), the lender receiving (1) evidence, in form and substance satisfactory to the lender, that the applicable Ohio Hotel Portfolio Borrower has entered into a replacement franchise agreement with a qualified franchisor with respect to the franchise agreement that caused the Franchise Sweep Event, and that an amount of PIP Reserves are on deposit and allocable pursuant to the terms and conditions of the loan agreement to cover at least 125% of the anticipated costs of all PIP work required to be performed in connection therewith, as reasonably determined by the lender (such evidence to include, without limitation, a fully executed copy of such replacement franchise agreement) and (2) a “comfort letter” (or equivalent agreement) with respect to such replacement franchise agreement, in form and substance acceptable to the lender.

Property Management. The Ohio Hotel Portfolio Properties are managed by an affiliate of the Ohio Hotel Portfolio Borrowers.

Partial Release. The lender will agree to release a given property (each a “Release Property”) from the collateral in connection with a third-party, arms-length sale of the Release Property subject to, among other things, the following conditions:

●	No event of default has occurred or would occur as a result of the release;

●	The remaining collateral has an LTV no greater than:

○	65.0% for the first release, and

○	60.0% for the second release;

●	The remaining collateral has a DSCR no less than the greater of:

○	The DSCR in place at loan origination, and

○	The DSCR in place immediately prior to the release;

●	Documentation (which may include a zoning report and/or legal opinion) confirming that the release of the Release Property will not violate any zoning, building, land use or subdivision regulations or other similar legal requirements and that the remaining collateral will still be a legal-conforming use and constitute a separate tax lot;

●	To the extent necessary, the execution of an acceptable reciprocal easement agreement or similar agreement for access and parking between the parties;

●	An acceptable endorsement to the title insurance policy and updated survey;

●	Partial defeasance in an amount equal to the release price (the “Release Price”) and any prepayment penalty associated with the payment of the Release Price;

●	Satisfaction of customary REMIC requirements;

●	Payment of all other costs and expenses of the lender in connection with the release;

●	The Release Price must equal the greater of 125% of the loan amount allocated to the Release Property and 100% of the net sales proceeds (subject to a cap of 140% of the allocated loan amount) after deducting the costs of closing the sale, which costs will be capped for purposes of determining the Release Price at 5% of gross sales proceeds, and

●	The SpringHill Suites Beavercreek cannot be the first asset released and the Holiday Inn West Chester cannot be the last remaining single asset.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The mortgage loan documents require that the “all risk” insurance policy required to be maintained by the Ohio Hotel Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Ohio Hotel Portfolio property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Ohio Hotel Portfolio Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

Great Wolf Lodge Southern California
12681 Harbor Boulevard
Garden Grove, CA 92840
Fullerton
Placentia
Northwest Anaheim
Downtown Los Angeles 22 miles
ANAHEIM
Downtown Anaheim
West Anaheim
Platinum Triangle
Orange
ORANGE COUNTY
Garden Grove
Los Angeles Intl. Airport 30 miles
Edna Park
Riverview West
SANTA ANA
Downtown Santa Ana
Madison Park
Fountain Valley
John Wayne Airport 3 miles
Riverside Fwy
Santa Ana Fwy
Garden Grove Fwy
Orange Fwy
DISNEYLAND
Angel Stadium
Harbor Blvd.
Chapman Ave.
Katella Ave.
Ball Rd.
Lincoln Ave.
La Palma Ave.
Garden Grove Blvd.
Santa Ana River
METROLINK OC LINE
LOS ANGELES
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Great Wolf Lodge Southern California

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
				Location:	Garden Grove, CA
	Original Principal Balance(1):	$35,000,000		Size:	603 Rooms
	Cut-off Date Balance(1):	$35,000,000		Cut-off Date Balance Per Room(1):	$248,756
	% of Initial Pool Balance:	3.7%		Maturity Date Balance Per Room(1):	$248,756
	Loan Purpose:	Refinance		Year Built/Renovated:	2016/NAP
	Borrower Sponsor:	McWhinney Real Estate Services, Inc.;		Title Vesting:	Fee
		Chad McWhinney; Troy McWhinney;		Property Manager:	Self-managed
		Great Wolf Resorts, Inc.		Current Occupancy (As of):	80.8% (1/31/2019)
	Guarantor:	McWhinney Holding Company, LLLP		YE 2018 Occupancy(6):	80.3%
	Mortgage Rate(2):	5.2533%		YE 2017 Occupancy(6):	69.6%
	Note Date:	March 11, 2019		YE 2016 Occupancy(6):	56.0%
	Seasoning:	2 months		YE 2015 Occupancy(6):	NAP
	Maturity Date:	March 11, 2029		Appraised Value:	$302,900,000
	IO Period:	120 months		Appraised Value Per Room:	$502,322
	Loan Term (Original):	120 months		Appraisal Valuation Date:	November 28, 2018
	Amortization Term (Original):	NAP
	Loan Amortization Type:	Interest-only, Balloon
	Call Protection(3):	L(26),D(87),O(7)		Underwriting and Financial Information
	Lockbox Type:	Soft/Springing Cash Management		TTM NOI (1/31/2019)(6):	$22,017,852
	Additional Debt(1)(4):	Yes		YE 2018 NOI(6):	$21,673,034
	Additional Debt Type (Balance)(1)(4):	Pari Passu/Subordinate		YE 2017 NOI(6):	$16,784,192
		$115,000,000/$20,000,000		YE 2016 NOI(6):	$10,271,409
				U/W Revenues:	$84,732,839
Escrows and Reserves(5)				U/W Expenses:	$62,846,900
	Initial	Monthly	Cap	U/W NOI:	$21,885,939
Taxes	$0	$244,016	NAP	U/W NCF:	$19,245,379
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.73x / 2.40x
FF&E Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	14.6% / 12.8%
Excess FF&E Reserve	$2,000,000	NAP	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.6% / 12.8%
Seasonality Reserve	$0	(5)	NAP	Cut-off Date LTV Ratio(1)(7):	49.5%
Amortization Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	49.5%

Sources and Uses
Sources			Uses
Original senior loan amount(1)	$150,000,000	81.1%	Loan payoff	$180,192,917	97.4%
Subordinate loan amount(1)(4)	20,000,000	10.8	Upfront reserves	2,000,000	1.1
Cash equity contribution	15,010,961	8.1	Closing costs	2,818,045	1.5
Total Sources	$185,010,961	100.0%	Total Uses	$185,010,961	100.0%

(1)	The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Great Wolf Lodge Southern California Senior Loan (as defined below). The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the Great Wolf Lodge Southern California Whole Loan (as defined below) are $281,924, $281,924, 2.15x, 1.89x, 12.9%, 11.3%, 12.9%, 11.3%, 56.1% and 56.1%, respectively.

(2)	The Great Wolf Lodge Southern California Mortgage Loan (as defined below) has an interest rate of 5.2533% and the Great Wolf Lodge Southern California Subordinate Companion Loan (as defined below) has an interest rate of 10.7500%.

(3)	Defeasance of the Great Wolf Lodge Southern California Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Great Wolf Lodge Southern California Whole Loan to be securitized and (b) April 11, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in May 2019.

(4)	See “Subordinate and Mezzanine Indebtedness” section below.

(5)	See “Escrows and Reserves” section below.

(6)	The increase in NOI and Occupancy from 2017 to 2018 was partly due to the fact that the Great Wolf Lodge Southern California Property opened in 2016 and was ramping up in performance over such time period.

(7)	The appraised value shown assumes that the Great Wolf Lodge Southern California Property is encumbered by the Disposition and Development Agreement and that Transient Occupancy Tax rebates are due (See “Disposition and Development Agreement and Transient Occupancy Tax” below). The appraiser also concluded to a value of $293,300,000, which assumes that the Great Wolf Lodge Southern California Property is not encumbered by the Disposition and Development Agreement and that no Transient Occupancy Tax rebates are due, which would equate to (i) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Senior Loan of 51.1% and (ii) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Whole Loan of 58.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

The Mortgage Loan. The mortgage loan (the “Great Wolf Lodge Southern California Mortgage Loan”) is part of a whole loan (the “Great Wolf Lodge Southern California Whole Loan”) in the original principal balance of $170,000,000. The Great Wolf Lodge Southern California Whole Loan is secured by a first priority fee mortgage encumbering a full service hospitality property located in Garden Grove, California (the “Great Wolf Lodge Southern California Property”). The Great Wolf Lodge Southern California Whole Loan consists of (i) five senior notes totaling $150,000,000, which are pari passu with each other (collectively, the “Great Wolf Lodge Southern California Senior Loan”), and (ii) a subordinate promissory note with an original principal balance of $20,000,000 (the “Great Wolf Lodge Southern California Subordinate Companion Loan”), which is held by KSL Capital Partners Co Trust II and is subordinate to the Great Wolf Lodge Southern California Senior Loan.

The Great Wolf Lodge Southern California Mortgage Loan represents Note A-1, which has an original principal balance of $35,000,000. The remaining Great Wolf Lodge Southern California Senior Loan pari passu notes are referred to herein as the “Great Wolf Lodge Southern California Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The Great Wolf Lodge Southern California Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Great Wolf Lodge Southern California Whole Loan Summary

Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Great Wolf Lodge Southern California Mortgage Loan
A-1	$35,000,000	$35,000,000	WFCM 2019-C50	(2)
Great Wolf Lodge Southern California Serviced Pari passu Companion Loans
A-2	$25,000,000	$25,000,000	BANK 2019-BNK17	No
A-3	$25,000,000	$25,000,000	Wells Fargo Bank, National Association	No
A-4(3)	$50,000,000	$50,000,000	Column Financial, Inc.	No
A-5	$15,000,000	$15,000,000	Wells Fargo Bank, National Association	No
Great Wolf Lodge Southern California Subordinate Companion Loan
B-1	$20,000,000	$20,000,000	KSL Capital Partners Co Trust II	(2)
Total Great Wolf Lodge Southern California Whole Loan	$170,000,000	$170,000,000

(1)	The Great Wolf Lodge Southern California Subordinate Companion Loan is subordinate to the A-Notes.

(2)	The holder of the Great Wolf Lodge Southern California Subordinate Companion Loan will have the right to appoint the special servicer of the Great Wolf Lodge Southern California Whole Loan and to direct certain decisions with respect to the Great Wolf Lodge Southern California Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Great Wolf Lodge Southern California Subordinate Companion Loan, the holder of the Great Wolf Lodge Southern California Note A-1 (or the directing certificate holder for the WFCM 2019-C50 securitization trust ) will have such rights.

(3)	The A-4 Note was sold to Column Financial, Inc.

The Borrower and Borrower Sponsors. The borrower is GWGG, LLC (the “Great Wolf Lodge Southern California Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsors are McWhinney Real Estate Services, Inc. (“McWhinney”), Chad McWhinney, Troy McWhinney, and Great Wolf Resorts, Inc. (“Great Wolf”); and the non-recourse carve-out guarantor is McWhinney Holding Company, LLLP. The Great Wolf Lodge Southern California Borrower is owned by GWGG JV, LLC, a joint venture between MGWGG Investments, LLC (84.7% ownership interest), an entity managed by McWhinney and in which affiliates of McWhinney hold an ownership interest of at least 70.3%; and GWR Garden Grove, LLC (15.3% ownership interest), an affiliate of Great Wolf.

Founded in 1991 by Chad McWhinney, McWhinney’s holdings include approximately 1.2 million square feet of commercial space (office, industrial, retail and mixed use), 2,293 hotel keys, 708 multifamily units and more than 2,700 acres of land. McWhinney holds ownership interest in three other hotels in the Anaheim area including the Hilton Garden Inn – Anaheim, Homewood Suites – Anaheim, and Hampton Inn – Anaheim.

Founded in 1997, Great Wolf is the largest indoor water park family resort company in North America and currently operates 15 properties across the United States and Canada, as well as two additional properties under construction and land owned for potential future developments. Great Wolf caters to family travelers, particularly those seeking a resort atmosphere that caters to both children and adults.

The Property. The Great Wolf Lodge Southern California Property is a nine-story, 603-room, full service water park resort hotel located in Garden Grove, California, approximately 2.2 miles south of Disneyland. Built in 2016, the Great Wolf Lodge Southern California Property is situated on an 11.7-acre site and amenities include a 105,000-square-foot indoor waterpark, fitness center, outdoor pool area, miniature golf course, bowling alley, movie theater, arcade, kid-friendly spa, 21,226 square feet of meeting space, and multiple restaurants and retail outlets. The indoor waterpark includes a four-story treehouse water fort, 14 water slides, four splash pads and play pools, a surf simulator and large wave pool. In addition, the Great Wolf Lodge Southern California Property offers planned family activities and live performances.

The Great Wolf Lodge Southern California Property guestroom configuration includes 452 standard suites which sleep up to six people; 133 themed suites, including six-person Wolf Den suites with bunk beds and seven-person Kid Cabin suites with bunk beds and a day bed; and 18 premium suites which sleep six to eight people. The Great Wolf Lodge Southern California Property also contains a five-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

story parking garage with 1,048 parking spaces, equating to a parking ratio of 1.7 spaces per room. According to the appraisal, the demand segmentation at the Great Wolf Lodge Southern California Property is 91% leisure and 9% meeting & group.

The Great Wolf Lodge Southern California Property is not subject to a franchise agreement; however, a management and license agreement is in place with GWR Manager LLC (an affiliate of Great Wolf) through February 2041. The loan documents require that the Great Wolf Lodge Southern California Property be managed by a “Qualified Manager”, which means one of the following entities: an affiliate of the current manager, Walt Disney Parks and Resorts, Kalahari, Wilderness, Marriott International, Hyatt Hotels Corporation, MGM Resorts International, Hilton Worldwide, IHG, Cedar Fair, Six Flags Great Adventure, SeaWorld Parks and Entertainment, Merlin Entertainment, Wyndham, or an affiliate controlled by one of the foregoing operating any full service flag or brand with an STR Chainscale rating of “Upscale” or higher, if such Qualified Manager has experience operating a substantial water amenity, or “Upper Upscale”, if such Qualified Manager does not have experience operating a substantial water amenity (or, in the case of IHG, “Upper Upscale” or higher), or a reputable and experienced organization possessing experience in managing or franchising full-service hotels (with waterpark) similar to the Great Wolf Lodge Southern California Property. Any replacement management agreement with a Qualified Manager is subject to written approval by the lender in the lender’s reasonable discretion, and such approval may be conditioned upon the lender’s receipt of rating agency confirmation.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Great Wolf Lodge Southern California Property:

Cash Flow Analysis

	2016(1)	2017(1)	2018(1)	TTM 1/31/2019	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	56.0%	69.6%	80.3%	80.8%	80.8%
ADR	$302.82	$293.48	$280.43	$280.55	$280.55
RevPAR	$174.35	$204.29	$225.14	$226.80	$226.80

Room Revenue	$37,321,683	$44,962,428	$49,532,819	$49,916,915	$49,916,915	58.9%	$82,781
Food & Beverage Revenue	12,651,097	15,786,521	18,549,243	18,659,206	18,659,206	22.0	30,944
Other Income(3)	9,801,978	12,432,751	15,836,332	16,156,718	16,156,718	19.1	26,794
Total Revenue	$59,774,758	$73,181,700	$83,918,394	$84,732,839	$84,732,839	100.0%	$140,519

Room Expense	8,229,012	9,459,551	11,101,315	11,308,530	11,308,530	22.7	18,754
Food & Beverage Expense	10,057,613	11,069,358	11,906,573	12,095,948	12,095,948	64.8	20,060
Other Departmental Expenses	9,251,797	9,750,793	11,103,942	11,333,895	11,333,895	70.1	18,796
Total Departmental Expenses	27,538,422	30,279,702	34,111,830	34,738,373	34,738,373	41.0	57,609
Gross Operating Income	$32,236,336	$42,901,998	$49,806,564	$49,994,466	$49,994,466	59.0%	$82,910

Total Undistributed Expenses	17,738,878	22,740,580	24,239,081	24,085,395	24,085,395	28.4	39,943
Gross Operating Profit	$14,497,458	$20,161,418	$25,567,483	$25,909,071	$25,909,071	30.6%	$42,967

Total Fixed Charges	4,226,049	3,377,226	3,894,449	3,891,219	4,023,132	4.7	6,672
Total Operating Expenses	$49,503,349	$56,397,508	$62,245,360	$62,714,987	$62,846,900	74.2%	$104,224

Net Operating Income	$10,271,409	$16,784,192	$21,673,034	$22,017,852	$21,885,939	25.8%	$36,295
FF&E	0	0	0	0	(3,389,314)	(4.0)	(5,621)
TOT Reimbursement(4)	560,083	667,889	743,272	749,023	748,754	0.9	1,242
Net Cash Flow	$10,831,492	$17,452,081	$22,416,306	$22,766,875	$19,245,379	22.7%	$31,916

NOI DSCR(5)	1.28x	2.10x	2.71x	2.75x	2.73x
NCF DSCR(5)	1.35x	2.18x	2.80x	2.84x	2.40x
NOI Debt Yield(5)	6.8%	11.2%	14.4%	14.7%	14.6%
NCF Debt Yield(5)	7.2%	11.6%	14.9%	15.2%	12.8%

(1)	The increases in Net Operating Income from 2016 to 2018 were driven primarily by increases in Occupancy, Food & Beverage Revenue, and Other Income. The Great Wolf Lodge Southern California Property opened for business in 2016 and was ramping up performance over such time period.

(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expenses are based on their corresponding revenue line items. All other line items represent the percent of Total Revenue.

(3)	Other Income consists of revenue from the waterpark, miniature golf, arcade games and other attractions, gift shop revenue, parking revenue, spa revenue, and other miscellaneous income.

(4)	Underwritten TOT Reimbursement is based on underwritten Room Revenue of $49,916,915 multiplied by the 2018 TOT Differential (as defined below) of 1.5% See “Disposition and Development Agreement and Transient Occupancy Tax” section below for further details on TOT reimbursement.

(5)	The debt service coverage ratios and debt yields shown are based on the Great Wolf Lodge Southern California Senior Loan, and excludes the Great Wolf Lodge Southern California Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

Appraisal. The appraiser concluded to an “as-is” appraised value of $302,900,000 with an appraisal valuation date of November 28, 2018. The appraised value assumes that the Great Wolf Lodge Southern California Property is encumbered by the Disposition and Development Agreement and that Transient Occupancy Tax rebates are due (see “Disposition and Development Agreement and Transient Occupancy Tax” below). The appraiser also concluded to a value of $293,300,000, which assumes that the Great Wolf Lodge Southern California Property is not encumbered by the Disposition and Development Agreement and that no Transient Occupancy Tax rebates are due, which would equate to (i) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Senior Loan of 51.1% and (ii) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Whole Loan of 58.0%.

Environmental Matters. According to the Phase I environmental assessments dated December 6, 2018, there was no evidence of any recognized environmental conditions at the Great Wolf Lodge Southern California Property.

Market Overview and Competition. The Great Wolf Lodge Southern California Property is located in Garden Grove, California, Orange County, approximately 4.3 miles south of downtown Anaheim, 2.2 miles south of Disneyland, 11.1 miles north of John Wayne Airport, 30.3 miles southeast of downtown Los Angeles, and 35.0 miles southeast of the Los Angeles International Airport. The Great Wolf Lodge Southern California Property is situated on Harbor Boulevard, which is a main north/south thoroughfare that connects the Great Wolf Lodge Southern California Property to the Anaheim Resort Area, Disneyland and the Interstate 5 on-ramp to the north. Additional attractions in the area include Knott’s Berry Farm (8.8 miles northwest), Angel Stadium (home to Major League Baseball’s Los Angeles Angels; 2.9 miles northeast) and the Anaheim Convention Center (1.7 miles north). The Anaheim Convention Center is the largest convention center on the West Coast and recently completed a $190.0 million expansion.

According to the appraisal, the Anaheim/Garden Grove market is experiencing a period of expansion, primarily led by the tourism and leisure industry. According to the appraisal, the Orange County economy is primarily driven by the tourism industry, which employs more than 140,000 people in the area. Orange County hosted approximately 49.5 million visitors in 2017, a 2.7% increase from 2016, which led to an economic impact of more than $12.5 billion, marking a 3.1% increase in visitor spending from 2016. The Walt Disney Corporation is the largest private-sector employer in Orange County, with approximately 31,000 employees, and Disneyland is one of the largest demand generators in the area. While Disney does not publish attendance data, a 2018 third party research report estimated that Disneyland hosted approximately 18.3 million visitors in 2017, which surpassed the previous peak in 2015 when the park celebrated its 60th anniversary.

According to the appraisal, the 2018 population within a three- and five-mile radius of the Great Wolf Lodge Southern California Property was 305,784 and 856,177, respectively. The 2018 average household income within the same radii was $76,916 and $76,996, respectively.

The appraisal identified six new hotels totaling approximately 2,000 rooms that are expected to have some degree of competitive interaction with the Great Wolf Lodge Southern California Property and are expected to be constructed in 2019 and 2020; however, none of these hotels are anticipated to compete directly with the Great Wolf Lodge Southern California Property.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Great Wolf Lodge Southern California Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Great Wolf Lodge Southern California Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR(3)	RevPAR
TTM 1/31/2019	84.3%	$249.47	$210.31	82.1%	$251.45	$206.42	97.4%	100.8%	98.2%
TTM 1/31/2018(4)	84.8%	$238.85	$202.59	71.2%	$264.26	$188.19	84.0%	110.6%	92.9%
TTM 1/31/2017(4)	84.7%	$232.72	$197.16	55.8%	$281.50	$157.01	65.9%	121.0%	79.6%

(1)	Information obtained from third party hospitality research report dated February 19, 2019. The competitive set includes the following hotels: Anaheim Majestic Garden Hotel, Hilton Anaheim, Disney’s Disneyland Hotel, Sheraton Park Hotel @ The Anaheim Resort, Disney’s Paradise Pier Hotel, Hyatt Regency Orange County, Delta Hotel Anaheim Garden Grove, Hyatt Regency Huntington Beach & Spa, Disney’s Grand Californian Hotel & Spa, DoubleTree by Hilton Suites Anaheim Resort Convention Center, Legoland California Resort Hotel, and Courtyard Anaheim Theme Park Entrance.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the Great Wolf Lodge Southern California Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The ADRs shown above for the Great Wolf Lodge Southern California Property exclude the daily resort fee. The historical and underwritten ADRs represented in the “Operating History and Underwritten Net Cash Flow” section below are inclusive of the daily resort fee.

(4)	The increase in performance from 1/31/2017 TTM to 1/31/2018 TTM is partly due to the fact that the Great Wolf Lodge Southern California Property opened in 2016 and was ramping up in performance over such time period.

Escrows.

Real Estate Taxes – The Great Wolf Lodge Southern California Borrower is required to deposit ongoing monthly escrows for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $244,016).

Insurance – The Great Wolf Lodge Southern California Borrower is not required to deposit ongoing monthly escrows for insurance as long as (i) no event of default has occurred and is continuing, (ii) the Great Wolf Lodge Southern California Borrower provides the lender with evidence that the insurance coverage for the Great Wolf Lodge Southern California Property is included in a blanket policy and such policy is in full force and effect, and (iii) the Great Wolf Lodge Southern California Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

FF&E Reserve – The Great Wolf Lodge Southern California Borrower is not required to deposit ongoing monthly escrows for capital expenditures as long as (i) the current manager (or any affiliates) is the manager and the management agreement is in full force and effect, (ii) the manager reserves funds for capital expenditures which will be disbursed pursuant to the terms of the management agreement, and (iii) there is no default beyond any applicable notice and cure period under the management agreement.

Excess FF&E Reserve – The Great Wolf Lodge Southern California Borrower was required to deposit an upfront capital expenditure reserve of $2,000,000.

Seasonality Reserve – Upon the request of the lender, the Great Wolf Lodge Southern California Borrower is required to deposit monthly deposits from June 2019 through August 2019 and commencing in 2020 and each year thereafter, from March through August during the term of the Great Wolf Lodge Southern California Whole Loan, into the seasonality reserve in an amount equal to the lesser of (a) $280,000 and (b) available net cash flow after all expenses and payments required under the loan documents. The Seasonality Reserve will be capped at an amount equal to two months of debt service (exclusive of any amortization payments).

Amortization Reserve – Based on the conditions outlined below, the Great Wolf Lodge Southern California Borrower will be required to commence depositing monthly payments into a reserve account consistent with the applicable hypothetical amortization schedules:

(i)	As of April 1, 2022, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 12.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 30-year amortization schedule;

(ii)	As of April 1, 2024, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 13.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 27-year amortization schedule; and

(iii)	As of April 1, 2026, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 14.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 25-year amortization schedule.

Lockbox and Cash Management. A soft lockbox with springing cash management is in-place with respect to the Great Wolf Lodge Southern California Whole Loan. The borrower and manager are required to deposit into the lockbox account (i) prior to a Great Wolf Cash Management Trigger Event (as defined below), only amounts payable (after operating expenses, management fees and transfers to the reserves) by the manager to the Great Wolf Lodge Southern California Borrower pursuant to the hotel management agreement on a weekly basis; and (ii) from and after a Great Wolf Cash Management Trigger Event, all income within three business days after receipt. Following a Great Wolf Cash Management Trigger Event, credit card providers are required to deposit rents and income directly into the lockbox account. Upon the occurrence and during the continuance of a Great Wolf Cash Management Trigger Event, all funds on deposit in the lockbox account are required to be transferred to the cash management account on a daily basis. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the cash management account will be disbursed (a) prior to a Great Wolf Cash Management Trigger Event, to the borrower’s operating account, and (b) after the date of a Great Wolf Cash Management Trigger Event, to the manager’s operating account. During a Cash Trap Event Period, all funds on deposit in the cash management account are required to be applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender; and all excess cash flow is required to be held in the excess cash flow subaccount as additional security for the Great Wolf Lodge Southern California Whole Loan.

A “Great Wolf Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	any Great Wolf Entity (as defined below) owning more than 25% of the direct or indirect interest in the Great Wolf Lodge Southern California Borrower; or

(ii)	any Great Wolf Entity controlling the Great Wolf Lodge Southern California Borrower.

A “Great Wolf Entity” means (a) an entity that is controlled (directly or indirectly) by Great Wolf or any entity that controls Great Wolf; or (b) any entity that is under common control with Great Wolf.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) falling below 9.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) being equal to or greater than 9.5% for two consecutive calendar quarters.

Property Management. The Great Wolf Lodge Southern California Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 12681 Harbor Boulevard Garden Grove, CA 92840	Loan #3 Great Wolf Lodge Southern California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 49.5% 2.40x 14.6%

Disposition and Development Agreement and Transient Occupancy Tax. McWhinney obtained the site to construct the Great Wolf Lodge Southern California Property through a disposition and development agreement (“DDA”) with the Garden Grove Agency of Community Development (“Agency”), which was signed in May 2009 and amended in April 2010. As part of the DDA, the Agency has the right to approve any transfer of the Great Wolf Lodge Southern California Property to a non-related entity, but such approval right does not apply to a foreclosure or deed in lieu of foreclosure or to a transfer by lender to a third party purchaser after foreclosure. In exchange for these protective covenants, the Agency provided approximately $47.0 million to McWhinney, with $5.0 million paid at the commencement of construction of the parking garage and $42.0 million at the opening of the Great Wolf Lodge Southern California Property. In addition, the Agency agreed to pay McWhinney, on an ongoing basis, an annual transient occupancy tax (“TOT”) reimbursement, which is based on the TOT Differential (as defined below) between the City of Anaheim and the City of Garden Grove and applied to total annual room revenue. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Preliminary Prospectus.

The “TOT Differential” is equal to (i) 2.0% (the “Benchmark TOT Variance”), minus (ii) the current TOT of the City of Anaheim minus the current TOT of the City of Garden Grove (the “Current TOT Variance”). In 2018, the TOTs of the City of Anaheim and the City of Garden Grove were 15.0% and 14.5%, respectively, resulting in a Current TOT Variance of 0.5% and a TOT Differential of 1.5% (TOT Differential calculated by subtracting the TOT Variance of 0.5% from the Benchmark TOT Variance of 2.0%). In 2018, based on room revenue of $49,532,819 and the TOT Differential of 1.5%, the TOT reimbursement was $743,272.

Subordinate and Mezzanine Indebtedness. The Great Wolf Lodge Southern California Property also secures the Great Wolf Lodge Southern California Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $115,000,000 and the Great Wolf Lodge Southern California Subordinate Companion Loan, which has a Cut-off Date principal balance of $20,000,000. The Great Wolf Lodge Southern California Pari Passu Companion Loans and the Great Wolf Lodge Southern California Subordinate Companion Loan are coterminous with the Great Wolf Lodge Southern California Mortgage Loan. The Great Wolf Lodge Southern California Pari Passu Companion Loans accrue interest at the same rate as the Great Wolf Lodge Southern California Mortgage Loan, and the Great Wolf Lodge Southern California Subordinate Companion Loan accrues interest at an interest rate of 10.7500%. The Great Wolf Lodge Southern California Mortgage Loan and the Great Wolf Lodge Southern California Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Great Wolf Lodge Southern California Subordinate Companion Loan. The holders of the Great Wolf Lodge Southern California Mortgage Loan, the Great Wolf Lodge Southern California Pari Passu Companion Loans and the Great Wolf Lodge Southern California Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Great Wolf Lodge Southern California Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The Great Wolf Lodge Southern California Whole Loan ” in the Preliminary Prospectus. The Great Wolf Lodge Southern California Subordinate Companion Loan is held by KSL Capital Partners Co Trust II.

The following table presents certain information relating to the Great Wolf Lodge Southern California Subordinate Companion Loan:

B-Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Great Wolf Lodge Southern California Subordinate Companion Loan	$20,000,000	10.7500%	120	0	120	1.89x	12.9%	56.1%

Terrorism Insurance. The Great Wolf Lodge Southern California Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Great Wolf Lodge Southern California Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. The Great Wolf Lodge Southern California Whole Loan documents do not require earthquake insurance; however, at the time of closing, earthquake insurance coverage is in-place for the Great Wolf Lodge Southern California Property through a blanket policy. The seismic report indicated a probable maximum loss of 4% for the Great Wolf Lodge Southern California Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

Hilton at University Place
8629 JM Keynes Drive
Charlotte, NC 28262
CHARLOTTE
Concord
CABARRUS COUNTY
Harrisburg
Highland Creek
Prosperity Church Road
West Sugar Creek
Amarillo Park
Newell
Whispering Oaks
University City
Hidden Valley
Newell South
MECKLENBURG COUNTY
Hickory Grove
Oak Forest
NoDa
Mallard Creek Park
University Research Park
Fox Sports Studios
Wells Fargo Business Ctr
AXA Corp. Office
Innovation Park
The Shoppes at University Place
University Executive Park
Atrium Health Univ. City
University of North Carolina-Charlotte
Jerry Richardson Stadium
Northeast Recr. Field Complex
Belgate Shopping Center
IKEA
The Commons at Chancellor Park
Town Center Plaza
PNC Music Pavilion
Valspar Corporation
Cochran Commons
Mallard Crossing Shopping Ctr
Prosperity Village Square
Prosperity Shopping Plaza
Chashire Place
Concord-Padgett Regional Airport
Concord Mills
zMAX Dragway
The Dirt Track
Charlotte Motor Speedway
Rocky River Golf Club at Concord
Highland Creek Golf Course
Pepsi Bottling Ventures
Baucom's Nursery Company
North Pointe Plaza
Asian Corner Mall
Sugar Creek Park & Recr. Center
Charlotte-Douglas Intl. Airport 12 miles
Uptown Charlotte 3 miles
Lynx Blue Line
AMTRAK
University City Blvd
WT Harris Blvd
Mallard Creek Church Rd
Craig Lawing Frwy
Tryon St
Old Concord Rd
Morehead Rd
Galloway Rd
Mallard Creek Rd
Prosperity Church Rd
David Taylor Dr
Sugar Creek Rd
Mineral Springs Rd
Neal Rd
IBM Dr
Grier Rd
The Plaza
Eastway Dr
Ridge Rd
Eastfield Rd
Christenbury Pkwy
Concord Mills Blvd
Bruton Smith Blvd
Odell School Rd
Salome Church Rd
Pitts School Rd NW
Beard Rd
De Armon Rd
Browne Rd
JW CLAY BLVD/ UNC CHARLOTTE
UNC CHARLOTTE-MAIN
MCCULLOUGH
UNIVERSITY CITY BLVD
TOM HUNTER
OLD CONCORD RD
SUGAR CREEK
Lynx
85
485
29
49
24
CHARLOTTE
CONCORD
Huntersville
Kannapolis
Harrisburg
Mint Hill
Matthews
Gastonia
Belmont
Mt. Holly
Stanley
Pineville
Fort Mill
Rock Hill
Indian Trail
Stallings
Weddington
Monroe
Waxhaw
NORTH CAROLINA
SOUTH CAROLINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Hilton at University Place

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$35,000,000		Location:	Charlotte, NC
	Cut-off Date Balance(1):	$34,958,718		Size:	393 Rooms
	% of Initial Pool Balance:	3.7%		Cut-off Date Balance Per Room(1):	$116,910
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$96,563
	Borrower Sponsor:	Kenneth K. Kochenour		Year Built/Renovated:	1988/2016
	Guarantor:	Kenneth K. Kochenour		Title Vesting:	Fee
	Mortgage Rate:	5.1000%		Property Manager:	Self-managed
	Note Date:	April 4, 2019		Current Occupancy (As of):	73.7% (2/28/2019)
	Seasoning:	1 month		YE 2018 Occupancy(4):	73.4%
	Maturity Date:	April 6, 2029		YE 2017 Occupancy(4):	73.5%
	IO Period:	0 months		YE 2016 Occupancy(4):	75.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy(4):	72.4%
	Amortization Term (Original):	360 months		Appraised Value:	$69,500,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per Room(1):	$176,845
	Call Protection(2):	L(25),D(91),O(4)		Appraisal Valuation Date:	February 25, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Pari Passu		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	$10,987,026		TTM NOI (2/28/2019):	$6,194,602
				YE 2018 NOI:	$5,847,613
				YE 2017 NOI:	$5,690,278
				YE 2016 NOI:	$5,915,341
				U/W Revenues:	$20,668,804
				U/W Expenses:	$14,586,891
				U/W NOI:	$6,081,913
Escrows and Reserves(3)				U/W NCF:	$5,255,161
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.03x / 1.75x
Taxes	$204,583	$40,917	NAP	U/W Debt Yield based on NOI/NCF(1):	13.2% / 11.4%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.0% / 13.8%
FF&E Reserve	$0	$61,624	NAP	Cut-off Date LTV Ratio(1):	66.1%
				LTV Ratio at Maturity(1):	54.6%

Sources and Uses
Sources			Uses
Original whole loan amount	$46,000,000	100.0%	Loan payoff(5)	$41,562,648	90.4%
			Upfront reserves	204,583	0.4
			Closing costs	314,060	0.7
			Return of equity	3,918,709	8.5
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	The Hilton at University Place Mortgage Loan (as defined below) is part of the Hilton at University Place Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $46,000,000. All statistical information related to the Cut-off Date Balance per Room, Maturity Date Balance per Room, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Hilton at University Place Whole Loan.

(2)	Defeasance of the Hilton at University Place Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date that includes the last note to be securitized or (ii) April 4, 2022. The assumed lockout period of 25 months is based on the expected WFCM 2019-C50 securitization trust closing date in May 2019.

(3)	See “Escrows” section.

(4)	The YE 2018 Occupancy, YE 2017 Occupancy, and YE 2016 Occupancy were obtained from the Hilton at University Place Borrower (as defined below). The YE 2015 Occupancy was obtained from a third party market research report.

(5)	The Hilton at University Place Whole Loan proceeds were used to retire an approximately $41.6 million outstanding loan previously securitized in the COMM 2014-UBS3, pay closing costs and return equity to the Hilton at University Place Borrower.

The Mortgage Loan. The mortgage loan (the “Hilton at University Place Mortgage Loan”) is part of a whole loan (the “Hilton at University Place Whole Loan”) evidenced by two pari passu notes with an original principal balance of $46,000,000 and an outstanding principal balance as of the Cut-off Date of $45,945,743 secured by a first mortgage encumbering the fee interest in a full-service hotel located in Charlotte, North Carolina (the “Hilton at University Place Property”). The Hilton at University Place Mortgage Loan represents the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$34,958,718	WFCM 2019-C50	Yes
A-2	$11,000,000	$10,987,026	Barclays Capital Real Estate Inc.	No
Total	$46,000,000	$45,945,743

The Borrower and Borrower Sponsor. The borrower is UPH Lakeside Limited Partnership, a Pennsylvania limited partnership and single purpose entity with one independent director (the “Hilton at University Place Borrower”). Legal counsel to the Hilton at University Place Borrower delivered a non-consolidation opinion in connection with the origination of the Hilton at University Place Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Hilton at University Place Whole Loan is Kenneth K. Kochenour who owns a 38.5% interest in the Hilton at University Place Borrower. Additionally, Ira Lubert, who is not a nonrecourse carve-out guarantor, co-founded GF Management, Inc. with Kenneth K. Kochenour and owns a 55.5% interest in the Hilton at University Place Borrower.

The borrower sponsor is Kenneth K. Kochenour, the founder and Chief Executive Officer of GF Management, Inc. Kochenour has more than 25 years of experience owning and operating hotel and resort facilities, turnaround deals, property evaluations, market analyses and cost controls. GF Management, Inc. is a hospitality ownership and management company that specializes in hotels, resorts, golf courses and other related hospitality assets. Since its founding in 1988, GF Management, Inc. reports that it has operated more than 500 hotels in 45 states. They currently partner closely with Starwood, Hilton, Marriott, IHG, Wyndham and Carlson and Choice. Kenneth K. Kochenour has had one prior short sale and one previous foreclosure on unrelated properties. See “Description of the Mortgage Pool – Litigation and Other Considerations” and “– Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Hilton at University Place Property is a 393-room full service hotel located in Charlotte, North Carolina. The Hilton at University Place was constructed in 1988, and most recently renovated in 2016. The sponsor has owned the Hilton at University Place Property since 1990 and has demonstrated his commitment to the Hilton at University Place Property through his continued investment since his acquisition. In 1998, the sponsor added a guestroom tower, totaling 153 guestrooms for a total cost of approximately $11.6 million. According to the sponsor, since 2006, it has invested $19.6 million on capital upgrades, $8.0 million of which were above and beyond franchise property improvement plan requirements. The most recent renovations in 2016 included new signage, a renovated lobby and reception areas, and the opening of a 40-seat, full-service restaurant.

The Hilton at University Place Property contains 192 king rooms, 196 double/double rooms and five one-bedroom suites. The twelfth floor comprises the executive rooms and bi-level executive lounge that offers continental breakfast and evening appetizers. Amenities at the Hilton at University Place Property include two full-service restaurants, a coffee house, an outdoor pool with cabanas and a seating area with a fireplace, a fitness center, a lobby workstation, outdoor patio seating, a lakeside walking and jogging trail, and 18,993 square feet of meeting space. The Hilton at University Place Property also contains 503 parking spots, resulting in a ratio of 1.3 spaces per room.

The Hilton at University Place Borrower has a franchise agreement with Hilton Franchise Holding LLC, a subsidiary of Hilton Worldwide. The Hilton at University Place Borrower recently extended their agreement on August 22, 2018, and the extension will expire on April 30, 2030.

The following table presents certain information relating to the 2018 demand analysis with respect to the Hilton at University Place Property based on market segmentation, as provided in the appraisal:

Market Segmentation

Corporate	Meeting/Group	Leisure
40.0%	40.0%	20.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton at University Place Property:

Cash Flow Analysis

	2016	2017	2018	TTM 2/28/2019	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	75.0%	73.5%	73.4%	73.7%	73.7%
ADR	$136.90	$135.77	$137.38	$140.39	$140.39
RevPAR	$102.71	$99.73	$100.91	$103.53	$103.53

Room Revenue	$14,773,072	$14,305,815	$14,474,758	$14,851,265	$14,850,875	71.9%	$37,788
Other Revenue(2)	5,657,109	5,436,333	5,701,463	5,817,929	5,817,929	28.1	14,804
Total Revenue	$20,430,181	$19,742,148	$20,176,221	$20,669,194	$20,668,804	100.0%	$52,592

Room Expense	3,548,594	3,401,929	3,453,465	3,482,310	3,482,218	23.4	8,861
Other Department Expense	3,358,343	3,257,847	3,328,173	3,366,291	3,366,291	57.9	8,566
Total Department Expenses	6,906,937	6,659,776	6,781,638	6,848,601	6,848,509	33.1	17,426
Gross Operating Income	$13,523,244	$13,082,372	$13,394,583	$13,820,593	$13,820,295	66.9%	$35,166

Total Undistributed Expenses	6,863,768	6,642,703	6,758,061	6,841,656	6,935,570	33.6	17,648
Gross Operating Profit	$6,659,475	$6,439,669	$6,636,523	$6,978,938	$6,884,725	33.3%	$17,518

Total Fixed Charges	744,134	749,391	788,910	784,336	802,812	3.9	2,043
Total Operating Expenses	$14,514,840	$14,051,870	$14,328,608	$14,474,592	$14,586,891	70.6%	$37,117

Net Operating Income	$5,915,341	$5,690,278	$5,847,613	$6,194,602	$6,081,913	29.4%	$15,476
FF&E	0	0	0	0	826,752	4.0	2,104
Net Cash Flow	$5,915,341	$5,690,278	$5,847,613	$6,194,602	$5,255,161	25.4%	$13,372

NOI DSCR	1.97x	1.90x	1.95x	2.07x	2.03x
NCF DSCR	1.97x	1.90x	1.95x	2.07x	1.75x
NOI DY	12.9%	12.4%	12.7%	13.5%	13.2%
NCF DY	12.9%	12.4%	12.7%	13.5%	11.4%

(1)	% of U/W Total Revenue for Room Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	Other Revenue includes food and beverage revenue, telephone revenue, rental income, vending commission, cancellation fees, gift shop sales, guest laundry and other miscellaneous income sources. Other Revenue in 2017, 2018, and TTM 2/28/2019 also includes a service fee on banquet and catering sales, a fee that management introduced in 2017.

Appraisal. The appraiser concluded to an “as-is” appraised value of $69,500,000 with an appraisal valuation date of February 25, 2019.

Environmental Matters. According to a Phase I environmental assessment dated February 26, 2019, there was no evidence of any recognized environmental conditions at the Hilton at University Place Property.

Market Overview and Competition. The Hilton at University Place Property is located in the city of Charlotte, North Carolina in the West W.T. Harris Boulevard/State Highway 24 corridor. The University of North Carolina Charlotte is located directly across Highway 29 from the Hilton at University Place Property and offers 77 bachelor’s degree programs and 23 doctoral programs to approximately 29,710 students. Major businesses in the area include Bank of America and Wells Fargo (both approximately 9.0 miles from the Hilton at University Place Property). Business parks within the area include (i) Innovation Park Campus, which houses companies such as Wells Fargo, AXA, TTI Floor Care America and Allstate and is less than one mile southwest of the Hilton at University Place Property; (ii) University Executive Office Park (located 0.6 miles from the Hilton at University Place Property), which is a 13-building office and medical park on a 50-acre campus and (iii) University Research Park (located 2.4 miles from the Hilton at University Place Property), which is the second largest employment center in the region, with 30,000 employees in various corporate headquarters and research facilities. The Shoppes at University Place is a large retail center located adjacent to the Hilton at University Place Property, containing 38 shops, services, and restaurants. Major attractions in the area include the Charlotte Motor Speedway (located 5.0 miles from the Hilton at University Place Property) that hosts numerous motor racing events generating approximately $451 million per annually, including three premiere NASCAR events. Additionally, PNC Music Pavilion, a 19,500-seat outdoor amphitheater hosting various music acts, is located approximately 3.5 miles from the Hilton at University Place Property on the University of North Carolina Charlotte campus. The Hilton at University Place is located approximately 0.6 miles from I-85, 2.6 miles from I-485, 6.8 miles from I-77 and 11 miles from Charlotte Douglas International Airport.

According to the appraisal, Charlotte is the nation’s third-largest banking center, behind New York City and San Francisco, with an estimated 76,000 workers employed in the financial services sector. Bank of America has its headquarters in Uptown Charlotte,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

approximately 9.2 miles from the Hilton at University Place. The healthcare sector in Charlotte employs over 80,000 workers, making it the largest sector in the country. In total, there are six Fortune 500 companies headquartered in Charlotte in the financial, energy and healthcare sectors. According to a third party market report, the estimated 2019 population within a one-, three- and five-mile radius of the Hilton at University Place Property was 10,671, 74,214 and 186,521, respectively; and the estimated 2019 average household income within the same radii was $57,790, $73,998 and $82,926, respectively. According to the appraisal, there is a 226-room full-service Marriott Hotel and Conference Center (located 1.3 miles from the Hilton at University Place Property) anticipated to open in February 2021 and a 104-room Fairfield Inn & Suites (located 0.5 miles from the Hilton at University Place Property) anticipated to open in January 2020, which are expected to have some degree of competitive interaction with the Hilton at University Place Property.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Hilton at University Place Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR

	Competitive Set(1)			Hilton at University Place(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 2/28/2019(3)	NAV	NAV	NAV	73.7%	$140.39	$103.53	NAV	NAV	NAV
12/31/2018	71.3%	$119.55	$85.24	73.4%	$137.38	$100.91	103.0%	114.9%	118.4%
12/31/2017	69.6%	$119.55	$83.19	73.5%	$135.77	$99.73	105.6%	113.6%	119.9%
12/31/2016	72.6%	$121.51	$88.23	75.0%	$136.90	$102.71	103.3%	112.7%	116.4%

(1)	Information obtained from third party hospitality research reports dated January 17, 2019. The competitive set includes Homewood Suites by Hilton Charlotte North University Research Park, Courtyard Charlotte University Research Park, Holiday Inn Charlotte University Research Park, Comfort Suites University Research Park, Springhill Suites Charlotte University Research Park, Country Inn & Suites Charlotte University Place and Embassy Suites by Hilton Charlotte Concord Golf Resort & Spa.

(2)	Information is obtained from the Hilton at University Place Borrower for the competitive set and is based on the underwritten rent roll for the Hilton at University Place Property.

(3)	TTM 2/28/2019 information was unavailable for the competitive set.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $40,917).

Insurance – Ongoing monthly insurance reserves, equaling one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as the Hilton at University Place Borrower maintains a blanket policy acceptable to the lender.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves equal to 1/12th of the greater of (i) the sum of (x) 4.0% of the projected annual gross income from operations attributed to room revenues and (y) 2.5% of the aggregate total food and beverage revenues at the Hilton at University Place Property or (ii) the required amount of FF&E expenditure under the franchise agreement (initially $61,624).

Lockbox and Cash Management. The Hilton at University Place Whole Loan documents require a hard lockbox with springing cash management. The Hilton at University Place Borrower will cause all rents and other sums generated by the Hilton at University Place Property to be deposited directly into the lockbox account under the control of the lender. Prior to the occurrence of a Trigger Period (as defined below), the amounts deposited into the lockbox account will be released to the Hilton at University Place Borrower on a daily basis. Upon the first occurrence of a Trigger Period, the Hilton at University Place Borrower is required to establish a cash management account under the sole control of the lender, into which all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, the debt service, monthly escrows, default interest and late payment charges. All excess cash will be disbursed to the Hilton at University Place Borrower instead of the excess cash account unless (i) a Low DSCR Period (as defined below) has occurred and is continuing or (ii) the franchise agreement has expired or been terminated, in which case all excess cash flow will be deposited into the excess cash account. Excess cash will be swept to the FF&E Reserve account during the occurrence of a PIP Trigger (as defined below).

A “Trigger Period” will commence upon the earlier of (i) an event of default, (ii) the debt service coverage ratio falling below 1.30x based on a trailing 12-month basis, (iii) the expiration or termination of the franchise agreement or (iv) the occurrence of a PIP Trigger. A Trigger Period will end upon, with respect to clause (i) the end of such event of default; with respect to clause (ii), the debt service coverage ratio being greater than or equal to 1.35x for two consecutive calendar quarters; with respect to clause (iii) above, the Hilton at University Place Borrower having entered into a replacement franchise agreement acceptable to the lender; and with respect to clause (iv) above, a PIP Trigger ending, as described below.

A “Low DSCR Period” will commence upon the debt service coverage ratio being less than 1.30x for two consecutive calendar quarters and will end upon the debt service coverage ratio being greater than or equal to 1.35x for two consecutive calendar quarters.

A ”PIP Trigger” is the date when the property improvement plan budget is greater than $750,000 and has been approved by the franchisor and agreed to by the Hilton at University Place Borrower with reasonable consultation with the lender. A PIP Trigger will be cured upon the date which is the earliest of (i) the payment date immediately following the date which is 18 months from the date of the occurrence of the PIP Trigger, (ii) the payment date immediately following the date the funds in the FF&E reserve account are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service 8629 JM Keynes Drive Charlotte, NC 28262	Loan #4 Hilton at University Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,958,718 66.1% 1.75x 13.2%

sufficient to cover the property improvement plan budget, (iii) the lender’s receipt of a letter of credit in the amount of the PIP Shortfall (as defined below) within 45 days of the PIP Trigger, or (iv) completion of the property improvement plan in accordance with the property improvement plan budget.

The “PIP Shortfall” is the amount of the approved property improvement plan budget minus (i) FF&E funds in the FF&E Reserve as of the date of the PIP Trigger and (ii) the estimated aggregate amount of the FF&E Reserve monthly deposits in the twelve months following the PIP Trigger.

Property Management. The Hilton at University Place is managed by GF Management, LLC, an affiliate of the Hilton at University Place Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Hilton at University Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Hilton at University Place Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton at University Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

Cleveland 41 miles
Summa Health-St. Thomas Hospital
E. Glenwood Ave.
Sunoco Logistics
OGS Industries Headquarters
Kenmore Construction
Midway Plaza
Horning Steel
Owens Corning Warehouse
Tallmadge
Tallmadge Plaza
Portage Path
Merriman Rd.
Cuyahoga St.
Home Ave.
Brittain Rd.
Southwest Ave.
Darrow Rd.
W. Market St.
W. North St.
E. North St.
W. Exchange St.
S. Maple St.
Akron Symphony Orchestra
Eastwood Ave.
Lock 3 Park
Akron Art Museum
N. Forge St.
Quaker Square
Summa Health System Akron Campus
AKRON
Goodyear Heights
Goodyear Heights Metro Park
Akron Zoo
Akron Rubber Ducks
Cleveland Clinic Akron General
DOWNTOWN AKRON
Akron University
James A. Rhodes Arena
InfoCision Stadium
Newton St.
AT&T Corporate Office
Perkins Park
S. High St.
Exchange St.
Goodyear Theater
Johnston St.
Goodyear Hall World of Rubber
W. Thornton St.
Ellet
E. Market St.
Goodyear Headquarters
East Akron
Summit Lake
Akron Rubber Development
Grant St.
Brown St.
Arlington St.
Goodyear Field
Hyre Park
Canton Rd.
Cole Ave.
Musson Rubber Company
Massillon Rd.
Hilbish Ave.
Eastgate Ellet Plaza
Kenmore Blvd.
Archwood Ave.
Quayle Dr.
Cargill Manufacturer
SUMMIT COUNTY
Bridgestone Americas Tech. Center
Bridgestone Firestone Corp. Campus
Triplett Blvd.
W. Wilbeth Rd.
Landmark Plastic Corporation
Rubber Bowl Stadium
Lakemore
Firestone Park
Airport Park
S. Main St.
Glenmount Ave.
Arlington Plaza
Akron-Fulton International Airport
E. Waterloo Rd.
Springfield Lake
Waterloo Rd.
South Plaza
Akron Brewing Company
Burghardt Metal Fabricating
Krumroy Rd.
Firestone Golf Course
Schott Metal Products
Pickle Rd.
Universal Tire Mold
Northcoast Theatrical
Killian Rd.
8
59
18
91
261
76
77
764
93
277
224
241
Lake Erie
Painesville
Mentor
Eastlake
Euclid
CLEVELAND
Lakewood
Cleveland Heights
Avon Lake
Avon
Westlake
Lorain
Vermilion
Amherst
North Olmstead
Elyria
North Ridgeville
Parma
Independence
Solon
Strongsville
Aurora
Oberlin
LORAIN
Brunswick
Richfield
Hudson
Streetsboro
PORTAGE
Medina
Stow
Kent
Ravenna
MEDINA
Fairlawn
Cuyahoga Falls
AKRON
Tallmadge
Norton
Barberton
Wadsworth
Lodi
ASHLAND
WAYNE
Green
STARK
GEAUGA
Goodyear Portfolio
1 Innovation Tech Center Akron, OH
2 Research Center Akron, OH
3 Tire Testing Akron, OH
4 North Archwood Akron, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Goodyear Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Flex
	Original Principal Balance(1):	$34,500,000		Location:	Akron, OH
	Cut-off Date Balance(1):	$34,500,000		Size:	2,046,012 SF
	% of Initial Pool Balance:	3.7%		Cut-off Date Balance Per SF(1):	$24.68
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(2):	$24.65
	Borrower Sponsors:	Stuart Lichter and Stuart Lichter, as Trustee of the Stuart Lichter Trust dated November 13, 2011		Year Built/Renovated:	Various/Various
	Guarantors:	Stuart Lichter and Stuart Lichter, as Trustee of the Stuart Lichter Trust, dated November 13, 2011		Title Vesting:	Fee
	Mortgage Rate:	4.9170%		Property Manager:	Self-managed
	Note Date:	April 9, 2019		Current Occupancy (As of):	100.0% (5/1/2019)
	Seasoning:	0 months		YE 2017 Occupancy:	100.0%
	Maturity Date:	May 1, 2029		YE 2016 Occupancy:	100.0%
	IO Period(2):	120 months		YE 2015 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	100.0%
	Amortization Term (Original)(2):	NAP		Appraised Value:	$88,300,000
	Loan Amortization Type(2):	Interest-only, Balloon		Appraised Value Per SF:	$43.16
	Call Protection(3):	L(24),D(92),O(4)		Appraisal Valuation Date:	January 25, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(6)
	Additional Debt(1)(5):	Yes		YE 2018 NOI(7):	$5,058,634
	Additional Debt Type (Balance)(1)(5):	Pari Passu ($16,000,000); B Note ($9,920,000)		YE 2017 NOI:	$4,999,492
				YE 2016 NOI:	$4,942,382
				YE 2015 NOI:	$4,825,134
				U/W Revenues:	$5,788,853
				U/W Expenses:	$173,666
Escrows and Reserves(4)				U/W NOI(7):	$5,615,187
	Initial	Monthly	Cap	U/W NCF:	$5,615,187
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.22x / 2.22x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.1% / 11.1%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.1% / 11.1%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.2%
Environmental Reserve	$35,736	$0	NAP	LTV Ratio at Maturity(2):	57.1%

Sources and Uses
Sources			Uses
Original whole loan amount	$60,420,000	100.%	Loan payoff	$48,834,190	80.8%
			Closing costs	870,036	1.4
			Upfront reserves	35,736	0.1
			Return of equity	10,680,038	17.7
Total Sources	$60,420,000	100.0%	Total Uses	$60,420,000	100.0%

(1)	The Goodyear Portfolio Mortgage Loan (as defined below) is part of the Goodyear Portfolio Whole Loan (as defined below), which comprises five pari passu senior notes with an aggregate original principal balance of $50,500,000 and one subordinate note with an original principal balance of $9,920,000. See “Annex A-4” in the Preliminary Prospectus.

(2)	The Goodyear Portfolio Senior Loan (as defined below) has 118 interest only payments; principal and interest will be paid on the Goodyear Portfolio Senior Loan on the payment date prior to the maturity date, resulting in a maturity balance of $50,440,881. The Goodyear Portfolio Subordinate Companion Loan (as defined below) fully amortizes during the Goodyear Portfolio Senior Loan interest only period based on a fixed amortization schedule.

(3)	Defeasance of the Goodyear Portfolio Senior Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Goodyear Portfolio Senior Loan to be securitized and (b) April 9, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(4)	See “Escrows” section below.

(5)	See “Subordinate and Mezzanine Indebtedness” section.

(6)	All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the Goodyear Portfolio Senior Loan. The NOI DSCR, NCF DSCR, NOI Debt Yield, NCF Debt Yield, Cut-off Date LTV Ratio, and LTV Ratio at Maturity or ARD based on the Goodyear Portfolio Whole Loan are 1.38x, 1.38x, 9.3%, 9.3%, 68.4%, and 57.1%, respectively.

(7)	The U/W NOI increased compared to the YE 2018 NOI due to straight line rent being underwritten based on the contractual rent increases per the leases and taken through the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

The Mortgage Loan. The mortgage loan, evidenced by four notes with an original principal balance and outstanding balance of $34,500,000 (the “Goodyear Portfolio Mortgage Loan”) is part of a whole loan (the “Goodyear Portfolio Whole Loan”) evidenced by the Goodyear Portfolio Mortgage Loan, the pari passu Note A-2 with an original and outstanding principal balance as of the Cut-off Date of $16,000,000 (the “Goodyear Pari Passu Companion Note”), and together with the Goodyear Portfolio Mortgage Loan, (the “Goodyear Portfolio Senior Loan”) and a subordinate note with an original principal and outstanding balance as of the Cut-off Date of $9,920,000 (the “Goodyear Portfolio Subordinate Companion Loan”) secured by a first mortgage encumbering the fee interest in four industrial/flex properties located in Akron, Ohio (each, a “Goodyear Portfolio Property, and collectively, the “Goodyear Portfolio Properties”). The Goodyear Portfolio Mortgage Loan represents Note A-1, Note A-3, Note A-4, and Note A-5. The Goodyear Portfolio Whole Loan was originated on April 9, 2019 by Rialto Mortgage Finance, LLC, and on that same date, the Goodyear Portfolio Subordinate Companion Loan was sold to Townsend Real Estate Fund, L.P., to be managed by Prima Capital Advisors. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Goodyear Portfolio Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	WFCM 2019-C50	No
A-2	$16,000,000	$16,000,000	Rialto Mortgage Finance	No
A-3	$2,000,000	$2,000,000	WFCM 2019-C50	No
A-4	$1,500,000	$1,500,000	WFCM 2019-C50	No
A-5	$1,000,000	$1,000,000	WFCM 2019-C50	No
B	$9,920,000	$9,920,000	Townsend Real Estate Fund, L.P.	Yes(1)
Total	$60,420,000	$60,420,000

(1)	The initial controlling note is Note B, so long as no control appraisal period has occurred and is continuing. If and for so long as a control appraisal period (among other things) has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Goodyear Portfolio Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrower is IRG RC Lessor KB, LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “Goodyear Portfolio Borrower”). The Goodyear Portfolio Borrower is wholly owned by IRG RC Lessor LLC, which is directly owned by IRG Rubber City LLC and managed by S.L. Properties, Inc. IRG Rubber City LLC interest owners include Stuart Lichter Trust (80.55% Class A; 42.63% Class B Member), Christopher Semarjian (18.63% Class A; 42.63% Class B Member), and other members (0.82% Class A; 14.74% Class B Members). Legal counsel to the Goodyear Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Goodyear Portfolio Whole Loan. The nonrecourse carve-out guarantor of the Goodyear Portfolio Whole Loan is Stuart Lichter and Stuart Lichter, as trustee of the Stuart Lichter Trust dated November 13, 2011, on a joint and several basis.

The non-recourse carveout guarantor, Stuart Lichter, is the President and Chairman of the Board of Industrial Realty Group, LLC (“IRG”). Mr. Lichter has over forty years of experience in transforming former military bases and industrial sites into thriving retail, residential and business communities. Primarily through Mr. Lichter’s efforts, IRG and its affiliated companies have acquired and developed over 100 industrial and commercial properties and have made the IRG portfolio one of the largest private holders of industrial and commercial real estate in the nation, according to its website. These properties include office buildings, industrial and warehouse buildings, shopping centers, business parks, hotels, mini-storage facilities, marinas, apartments, mobile home parks and mixed-use developments, with a primary emphasis on industrial and commercial.

The Properties. The Goodyear Portfolio Properties consist of four industrial/flex properties with a total of approximately 2.05 million square feet that house critical research and development, manufacturing, and product testing facilities leased to and utilized by The Goodyear Tire and Rubber Company (“Goodyear”). The Goodyear Portfolio Properties net rentable area is spread across four properties containing eight buildings located on approximately 30.3 acres. The Goodyear Portfolio Properties are all located on the Goodyear Global and North American headquarters campus, just south of Interstate 76, in Akron, Ohio approximately four miles from the downtown Akron area and approximately 41 miles south of Cleveland, Ohio.

Innovation Tech Center property is a two building 1,621,500 square feet flex/research & development property located at 200 Innovation Way and 1376 Tech Way Drive, Akron, Ohio (the “Innovation Tech Center Property”). The Innovation Tech Center Property consists of two, five-story buildings located on 17.6 acres. The two buildings are referred to as Tech Center A and Tech Center B and contain office space comprising approximately 40% of the NRA. The buildings were built in 1917 and renovated throughout the years, with the latest renovation occurring in 2018. Goodyear uses the Innovation Tech Center Property for research, warehousing, manufacturing, and product testing. Tech Center A is attached via a grand entrance to the Goodyear global office headquarters building (which is not included as collateral), and Tech Center A and Tech Center B are connected via two walkways. Since acquisition, the Goodyear Portfolio Borrower has invested approximately $51.9 million in renovations to the Innovation Tech Center Property, including renovations to the office finish within Tech Center A and the build-out of new office areas within the former shell manufacturing space in Tech Center B.

Research Center property is a 193,312 square foot lab/research and development property located at 142 Goodyear Boulevard and 130 Johns Avenue, Akron, Ohio (the “Research Center Property”). The Research Center Property consists of a single three-story building that was developed in 1942, renovated throughout the years, with the latest renovations occurring in 2018, and is situated on 5.8 acres. The improvements include a partial below-grade level and contain office space comprising approximately 79% of the NRA. Since

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

acquisition, the Goodyear Portfolio Borrower has invested approximately $1.5 million in renovations to the Research Center Property. The Research Center Property is located on the north side of the Goodyear Campus, close to a Hilton Garden Inn.

Tire Testing property is a 145,600 square foot industrial property located at 309 Seiberling Street, Akron, Ohio (the “Tire Testing Property”). The Tire Testing Property consists of one, single-story building and one, two-story building which were built in multiple phases between 1956 and 1973, renovated throughout the years with the latest renovations occurring in 2018, and are situated on 11.6 acres. The buildings are used for office, research and development, product testing and storage. The Goodyear Tire Testing facility at this property is the only test facility of its kind for Goodyear, and tires are brought to this location from across the world.

North Archwood property is a four building 85,600 square foot industrial property located at 1485 East Archwood Avenue, Akron, Ohio (the “North Archwood Property”). The North Archwood Property, which was built in multiple phases between 1943 and 1964, and renovated throughout the years with the latest renovations occurring in 2018, and consists of a 7.1-acre site housing three one- and two-story industrial buildings. The buildings are comprised of industrial and research and development space with 54% of the NRA configured as office space. The North Archwood Property is utilized for chemical testing and research and development. Since acquisition, the Goodyear Portfolio Borrower has invested approximately $600,000 in renovations to the North Archwood Property.

The Tenant.

The Goodyear Tire and Rubber Company, (“Goodyear”) (2,046,012 square foot, 100.0% of net rentable area, 100.0% of underwritten base rent; 4/30/2038 lease expiration) Founded in 1898, Goodyear, together with its subsidiaries, develops, manufactures, markets, and distributes tires and related products and services in the United States and internationally under brands including: Goodyear, Dunlop, Kelly, Sava, Fulda and Debica. Goodyear is the largest tire maker in North America, Central and South America and the second largest tire maker in Europe. The company is headquartered in Akron, Ohio and employs approximately 64,000 people and operates 47 plants across 21 countries. The company operates approximately 1,000 tire and auto service center outlets, where it offers its products for retail sale and provides automotive repair and other services. Goodyear reported year-end 2018 sales of $15.48 billion and net income of $693.0 million. Each of the Goodyear Portfolio Properties currently operates under a 27-year absolute net lease, each of which was amended and restated in July 2011, will expire on April 30, 2038, and has 14, 5-year remaining options to renew (12 months’ prior notice). Goodyear has a right of first offering of any sale, conveyance or transfer of any Goodyear Portfolio Property or all of the Goodyear Portfolio Properties. The Goodyear Portfolio Whole Loan documents do not permit the voluntary transfer of an individual Goodyear Portfolio Property.

The following table presents certain information relating to the tenancy at the Goodyear Portfolio Properties:

Major Tenant

Tenant / Lease(1)	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Goodyear / Innovation Tech Center	BB/Ba2/BB	1,621,500	79.3%	$2.76	$4,480,276	85.6%	4/30/2038	14, 5-year	N
Goodyear / Research Center	BB/Ba2/BB	193,312	9.4%	$1.67	$322,368	6.2%	4/30/2038	14, 5-year	N
Goodyear / Tire Testing	BB/Ba2/BB	145,600	7.1%	$1.85	$269,021	5.1%	4/30/2038	14, 5-year	N
Goodyear / North Archwood	BB/Ba2/BB	85,600	4.2%	$1.92	$164,383	3.1%	4/30/2038	14, 5-year	N
Total Major Tenants		2,046,012	100.0%	$2.56	$5,236,048	100.0%

Vacant Space		0	0.0%

Collateral Total		2,046,012	100.0%

(1)	Each of the Goodyear Portfolio Properties is subject to a lease between Goodyear and the Goodyear Portfolio Borrower.

(2)	Annual U/W Base Rent and Annual Base Rent include contractual rent steps taken through the term of the Goodyear Portfolio Whole Loan term. Rent increase for each lease is 2.0% annually.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

The following table presents certain information relating to the lease rollover schedule at the Goodyear Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	4	2,046,012	100.0%	2,046,012	100.0%	$5,236,048	100.0%	$2.56
Vacant	0	0	0.0%	2,046,012	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	2,046,012	100.0%			$5,236,048	100.0%	$2.56

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Goodyear Portfolio Properties:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	05/01/2019
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Goodyear Portfolio Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Goodyear Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Rents in Place	$5,032,763	$5,032,763	$5,099,868	$5,236,048	88.6%	$2.56
Straight Line Rent(2)	0	0	0	497,279	8.4	0.24
Contractual Rent Steps	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,032,763	$5,032,763	$5,099,868	$5,733,327	97.1%	$2.80
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	570,908	465,201	562,828	173,666	2.9	0.08
Net Rental Income	$5,603,671	$5,497,964	$5,662,696	$5,906,993	100.0%	$2.89
(Vacancy & Credit Loss)	0	0	0	(118,140)(3)	(2.1)	(0.06)
Effective Gross Income	$5,603,671	$5,497,964	$5,662,696	$5,788,853	98.0%	$2.83

Real Estate Taxes	14,887	14,372	14,599	0	0.0	0.00
Insurance	69,494	27,689	37,179	0	0.0	0.00
Management Fee	0	96	78	173,666	3.0	0.08
Other Operating Expenses	576,908	456,315	552,206	0	0.0	0.00
Total Operating Expenses	$661,289	$498,472	$604,062	$173,666	3.0%	$0.08

Net Operating Income(4)	$4,942,382	$4,999,492	$5,058,634	$5,615,187	97.0%	$2.74
Replacement Reserves	0	0	0	0	0.0	0.00
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$4,942,382	$4,999,492	$5,058,634	$5,615,187	97.0%	$2.74

NOI DSCR(5)	1.96x	1.98x	2.00x	2.22x
NCF DSCR(5)	1.96x	1.98x	2.00x	2.22x
NOI Debt Yield(5)	9.8%	9.9%	10.0%	11.1%
NCF Debt Yield(5)	9.8%	9.9%	10.0%	11.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps per the leases taken through the term of the Goodyear Portfolio Whole Loan for the tenant (see “Major Tenant” table above).

(3)	The underwritten economic vacancy is 2.0%. The Goodyear Portfolio Properties were 100.0% leased as of May 1, 2019.

(4)	The U/W NOI increased compared to the YE 2018 NOI due to straight line rent being underwritten based on the contractual rent increases per the leases and taken through the loan term.

(5)	The debt service coverage ratios and debt yields are based on the Goodyear Portfolio Senior Loan. Including the Goodyear Portfolio Subordinate Companion Loan, NOI DSCR, NCF DSCR, NOI Debt Yield, and NCF Debt Yield are 1.38x, 1.38x, 9.3%, and 9.3%, respectively.

Appraisal. The appraiser concluded to an “as-is” appraised value of $88,300,000 for the Goodyear Portfolio Properties as of January 25, 2019.

Environmental Matters. According to Phase I environmental site assessments dated February 1, 2019 to February 8, 2019, there was no evidence of any recognized environmental conditions at the Goodyear Portfolio Properties. However, the Phase I environmental site assessments identified one controlled recognized environmental condition (“CREC”), three historical recognized environmental conditions (“HRECs”), and a number of business environmental risks (“BERs”). The Goodyear Portfolio Borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London Syndicates 623-2632) in the form of an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) with per incident and aggregate limits of $1 million and with a deductible of $50,000 for a policy period through the Goodyear Portfolio Whole Loan maturity date. Policy premiums have been paid in full. The lender is an additional named insured with its successors, assigns and/or affiliates. At loan origination, the Goodyear Portfolio Borrower deposited $35,736 into an environmental reserve related to the renewal of the environmental insurance policy if the Goodyear Portfolio Whole Loan is not paid in full on the maturity date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Goodyear Portfolio Properties are located within the Akron, OH metropolitan statistical area (“Akron MSA”) in Akron, Summit County, Ohio, approximately 41 miles south of Cleveland. The Akron MSA is the fifth largest in the state of Ohio. Akron’s economic base historically relied on the manufacturing industry, due to its location on the Ohio and Erie Canal. However, Akron is now diversifying into other industries, including the polymer, education, healthcare, and biomedical sectors. The city is home to the Polymer Center, one of the leading centers of liquid crystal and polymer research, development and technology in the world, according to the city’s website. More than 400 companies in the area have formed a cluster named The Polymer Valley. Akron is home to over 20 Fortune 500 companies, including Goodyear Tire and Rubber Company’s and FirstEnergy’s headquarters. Other company headquarters include GOJO, Advanced Elastomer Systems, Acme Fresh Market and Sterling Jewelers. The city is also

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

home to the Akron Biomedical Corridor, a 500-acre corridor connecting Akron General Hospital, Akron City Hospital and Akron Children’s Hospital. Access to the Goodyear Portfolio Properties is provided via Interstate 77 and Interstate 76, which are located within one mile of the Goodyear Portfolio Properties.

Submarket Information – According to the appraisal, the Goodyear Portfolio Properties are situated within the Fairlawn/Montrose industrial submarket. As of the fourth quarter of 2018, the submarket reported a total inventory of 83.5 million square feet with a 3.1% vacancy rate and an average quoted rental rate of $4.58 per square foot. As of the fourth quarter of 2018, the Fairlawn/Montrose industrial submarket reported positive absorption of 5,576 square feet and 35,000 square feet of new construction.

Appraiser’s Comp Set – The appraiser identified six primary competitive properties for the Goodyear Portfolio Properties totaling approximately 2.0 million square feet, which reported an average occupancy rate of approximately 97.4%. The appraiser concluded to net market rents for the Goodyear Portfolio Properties of $3.00 per square foot, for office/manufacturing tenants, $2.00 per square foot gross for the manufacturing tenants, and $2.50 per square foot for R&D tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Goodyear Portfolio Properties:

Market Rent Summary(1)

	Office/Manufacturing	Manufacturing	R&D
Market Rent (PSF)	$3.00	$2.00	$2.50
Lease Term (Years)	7	7	7
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	CPI	CPI	CPI

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

The table below presents certain information relating to comparable sales for the Goodyear Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Buckeye Corrugated Industrial Portfolio	Wooster, OH	826,283	Jun-18	$50,500,000	$61
Troy Industrial Portfolio	Troy, MI	392,739	Aug-17	$20,475,000	$52
Tuckerton Road Industrial/Flex Portfolio	Reading, PA	537,220	Jun-16	$25,500,000	$47
High Street Realty Portfolio	Allentown, PA	566,954	Nov-16	$37,000,000	$65
Dalfen American Portfolio	Multiple, OH	2,077,000	Mar-16	$102,750,000	$49
Transpacific Development Indy Portfolio	Indianapolis, IN	3,858,513	Jan-16	$164,000,000	$43

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Goodyear Portfolio Properties identified by the appraiser:

Competitive Set(1)

	Goodyear Portfolio (Subject)	866 West Wilbeth Road	Polaris	Martins Ferry Industrial Park	13311 Industrial Parkway	DDS Building	Great Lakes Integrated
Location	Akron, OH	Akron, OH	Akron, OH	Martins Ferry, OH	Marysville, OH	Grand Rapids, MI	Avon Lake, OH
Distance from Subject	--	4.5 miles	5.6 miles	112.9 miles	248.4 miles	41.4 miles	165.9 miles
Property Type	Industrial / Flex	Office / Manufacturing	Office / Manufacturing	Office / Manufacturing	Office / Manufacturing	Office / Manufacturing	Office / Manufacturing
Year Built/Renovated	Various/Various	1956/NAP	1959/2009	NAV	1980/NAP	1980/2008	1974/NAP
Tenant	Goodyear	NAV	Polaris	TRI-W Global Inc.	Arch Polymers	Diversified Distribution Systems	Great Lakes Integrated
Total GLA (SF)	2,046,012 SF	22,000 SF	28,000 SF	36,312 SF	71,252 SF	950,000 SF	124,647 SF
Rent ($/SF/Yr.)	$2.56	$2.25	$3.25	$4.00	$2.95	$2.95	$3.15
Total Occupancy	100.0%	100.0%	100.0%	NAV	87.0%	100.0%	100.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

The following table presents certain information relating to five comparable leases to those at the Goodyear Portfolio Properties:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Adjusted Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Office/Manufacturing
866 West Wilbeth Road 866 West Wilbeth Road Akron, OH	1956/NAV	22,000	4.5 miles	100.0%	4.0 Yrs	22,000	$1.28	NAV	NNN
Polaris 1310 DeValera Avenue Akron, OH	1959/2009	28,000	5.6 miles	100.0%	1.0 Yr	28,000	$2.30	NAV	NNN
Martins Ferry Industrial Park First and Licust Street Martins Ferry, OH	NAV	500,000	112.9 miles	NAV	3.0 Yrs	36,312	$3.61	NAV	NNN
13311 Industrial Parkway 13311 Industrial Parkway Marysville, OH	1980/NAP	334,500	248.4 miles	87.0%	5.0 Yrs	71,252	$2.55	NAV	NNN
DDS Building 1040 40th St SE Grand Rapids, MI	1980/2008	950,000	41.4 miles	100.0%	6.0 Yrs	950,000	$2.55	NAV	NNN
Great Lakes Integrated 33625 Pin Oak Parkway Avon Lake, OH	1974/NAP	124,647	165.9 miles	100.0%	5.0 Yrs	124,647	$2.28	NAV	NNN
R&D
Single-Tenant Industrial (Bldg E) 15001 North Commerce Drive Dearborn, MI	1973/NAP	38,400	123.3 miles	100.0%	6.0 Yrs	38,400	$3.75	NAV	NNN
Dana Corp-Auburn Hills 4440 North Atlantic Boulevard Auburn Hills, MI	2002/2017	144,400	146.6 miles	100.0%	12.0 Yrs	144,400	$2.57	NAV	NNN
Industrial 1000 Seville Rd., Wadsworth, OH	1970/2016	110,335	15.2 miles	100.0%	10.0 Yrs	110,335	$2.36	NAV	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Goodyear Portfolio Whole Loan documents did not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will not be required as long as (i) a Critical Tenant Lease (as defined below) is in effect, (ii) the Critical Tenant (as defined below) is expressly required to directly make and pay applicable taxes and pays real estate taxes directly to the tax authority prior to delinquency, (iii) the Goodyear Portfolio Borrower provides evidence to the lender that real estate taxes have been paid, and (iv) no Cash Sweep Event (as defined below) has occurred and is continuing (collectively, the “Real Estate Tax Deposit Waiver Conditions”). In the event that the Real Estate Tax Deposit Waiver Conditions are not satisfied, the Goodyear Portfolio Borrower is required to make ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates to be necessary to pay taxes over the then succeeding twelve months.

Insurance – The Goodyear Portfolio Whole Loan documents did not require an upfront insurance reserve. Ongoing monthly insurance reserves will not be required as long as (i) a Critical Tenant Lease is in effect, (ii) the Critical Tenant is expressly required to directly pay all insurance premiums and pays all insurance premiums prior to the expiration of the policies, (iii) the Goodyear Portfolio Borrower provides evidence to the lender that insurance premiums have been paid, and (iv) no Cash Sweep Event has occurred and is continuing (collectively, the “Insurance Deposit Waiver Conditions”). In the event that the Insurance Deposit Waiver Conditions are not satisfied, the Goodyear Portfolio Borrower is required to make ongoing monthly insurance premium reserves in an amount equal to one-twelfth of the insurance premium that the lender estimates to be necessary to pay insurance over the then succeeding twelve months.

Replacement Reserves – The Goodyear Portfolio Whole Loan documents did not require an upfront replacement reserve. Ongoing monthly replacement reserves will not be required as long as (i) a Critical Tenant Lease is in effect, (ii) the Critical Tenant is expressly obligated to and directly pays for all capital expenditures as required under the Critical Tenant Lease, (iii) the Critical Tenant pays for all Critical Tenant capital expenditures within the timeframe required within the Critical Tenant Lease, (iv) the Goodyear Portfolio Borrower provides evidence to the Lender that all capital expenditures have been performed and paid, and (v) no Cash Sweep Event has occurred and is continuing (collectively, the “Capital Expenditure Deposit Waiver Conditions”). In the event that the Capital Expenditure Deposit Waiver Conditions are not satisfied, the Goodyear Portfolio Borrower is required to deposit monthly replacement reserves of $42,625.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

TI/LC Reserves – The Goodyear Portfolio Whole Loan documents did not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Critical Tenant Trigger Event has occurred and is continuing under the Goodyear Portfolio Whole Loan documents. In the event a Critical Tenant Trigger Event has occurred, the Goodyear Portfolio Borrower is required to deposit monthly tenant improvement and leasing commission reserve of $17,050.

Environmental Reserve – The Goodyear Portfolio Whole Loan documents require an upfront reserve of $35,736 for the renewal of an environmental insurance policy.

Lockbox and Cash Management. The Goodyear Portfolio Whole Loan documents requires a hard lockbox with upfront cash management. The Goodyear Portfolio Whole Loan documents require the Goodyear Portfolio Borrower to deliver written notification to the tenants to deposit all rents payable under each lease directly into the lockbox account, which is already in place. The Goodyear Portfolio Whole Loan documents also require that all rents received by the Goodyear Portfolio Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Pursuant to the Goodyear Portfolio Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep (as defined below) is not in effect, to the Goodyear Portfolio Borrower, and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Goodyear Portfolio Borrower, guarantor or property manager;

(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or

(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default being accepted or waived by lender;

●	with regard to clause (ii) above, such bankruptcy action petition being discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Goodyear Portfolio Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, the Goodyear Portfolio Borrower replacing the manager with a qualified manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for one quarter; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Cure (as defined below).

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

A “Critical Tenant Trigger Event” will occur upon the following:

(i)	an event of default under the Critical Tenant Lease (as defined below);

(ii)	a bankruptcy action of the related Critical Tenant (as defined below) or any guarantor of the Critical Tenant Lease occurs;

(iii)	the Critical Tenant electing to pay reduced rent under the Critical Tenant Lease;

(iv)	the Critical Tenant or any guarantor discontinuing its normal business operations; or

(v)	the Critical Tenant being downgraded below “B+” or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), above, a cure of the applicable default;

●	with regard to clause (ii) above, an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (iii) above, the Critical Tenant re-commencing the payment of full unabated rent;

●	with regard to clause (iv) above, the Critical Tenant re-commencing its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) occurring; or

●	with regard to clause (v) above, the date that the credit rating of the related Critical Tenant is no longer less than a “B+” or the equivalent by any credit reporting agency.

A “Critical Tenant Lease” means each of the leases between Goodyear and the Goodyear Portfolio Borrower for each of the Innovation Center Property, the North Archwood Property, the Research Center Property, and the Tire Testing Property, and any lease with a future tenant, which tenant occupies the space currently occupied by Goodyear under the related Critical Tenant Lease.

A “Critical Tenant” means Goodyear and any future tenant occupying the space currently occupied by Goodyear under a Critical Tenant Lease.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the space demised under the applicable Critical Tenant Lease has been leased to one or more replacement tenants for a term of at least ten years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the space leased under the related Critical Tenant Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Flex Various Akron, OH 44306	Loan #5 Goodyear Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 57.2% 2.22x 11.1%

Property Management. The Goodyear Portfolio Properties are managed by IRG Realty Advisors, LLC, an affiliate of the Goodyear Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

PILOT Agreement. The Innovation Tech Center Property is subject to a Declaration of Covenants and Conditions Relative to Service Payments in Lieu of Taxes (“PILOT Agreement”), pursuant to which service payments are made commencing in April of 2011 in lieu of real estate taxes and ending in tax year 2041. Under the PILOT Agreement, in lieu of paying property taxes, the borrower is required to make service payments to the Summit County fiscal officer to support the repayment of certain loans that were incurred in connection with the redevelopment of the Innovation Tech Center Property and surrounding areas. Such service payments are in an amount which is at least the amount set forth in the PILOT Agreement, and the obligations to pay such service payments are treated in the same matter as real estate taxes for all lien purposes with the same priority as real estate taxes would have had if real estate taxes have been regularly assessed against the Innovation Tech Center Property.

Subordinate and Mezzanine Indebtedness. The Goodyear Portfolio Whole Loan amortizes on a 30-year amortization schedule with all amortization being applied to the Goodyear Portfolio Subordinate Companion Loan until the payment date in March 2029. On the payment date in April 2029, $59,119 of principal will be applied to amortize the Goodyear Portfolio Senior Loan, resulting in a maturity balance of the Goodyear Portfolio Whole Loan of $50,440,881. On April 9, 2019, Rialto Mortgage Finance, LLC sold the Goodyear Portfolio Subordinate Companion Loan to Townsend Real Estate Fund, L.P., to be managed by Prima Capital Advisors. The Goodyear Portfolio Subordinate Companion Loan is coterminous with the Goodyear Portfolio Senior Loan. The holders of the Goodyear Portfolio Mortgage Loan, the Goodyear Portfolio Pari Passu Companion Loan and the Goodyear Portfolio Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Goodyear Portfolio Whole Loan.

Ground Lease. None.

Terrorism Insurance. The Goodyear Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Goodyear Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Goodyear Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

OPEN 7 DAYS
HOME & OFFICE
STORAGE
CLIMATE CONTROL
747-3031

Home and Office Storage - EBK

Home and Office Storage - I-49

Home and Office Storage - Airline

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

Shreveport Storage Portfolio
1 Home and Office Storage - Airline Bossier City, LA
2 Home and Office Storage - EBK Shreveport, LA
3 Home and Office Storage - I-49 Shreveport, LA
SHREVEPORT
Bossier City
BOSSIER PARISH
CADDO PARISH
Cross Lake
Red River
Shreveport Downtown Airport
Shreveport Regional Airport
Barksdale Air Force Base
Willis-Knighton Bossier Health Center
Pierre Bossier Mall
Bossier Civic Ctr.
Sci-Port Discovery Center
Louisiana Boardwalk
Shreveport Water Works Museum
Shreveport Convention Center
DOWNTOWN SHREVEPORT
Shreveport Mun. Auditorium
DiamondJack's Casino
Boomtown Casino
Overton Brooks VA Medical Center
Promise Hospital of Louisiana
I-49 INNER CITY CONNECTOR (PROPOSED)
Willis-Knighton Medical Center
LSU Medical Ctr. of Pediatric
Hirsch Memorial Coliseum
State Fair of Louisiana
Independence Bowl
Ochsner LSU Health Shreveport
Mall St. Vincent
Centenary College of Louisiana
Marjorie Lyons Playhouse
Shehee Stadium
Shreve City Shopping Center
Querbes Park Golf Course
CenturyLink Center
Lee Hedges Stadium
Shoppes at Bellemead
Kings Crossing
WK Pierremont Health Center
Louisiana State University-Shreveport
CHRISTUS Shreveport-Bossier Health
East Ridge Country Club
Hilry Huckaby III Ave
MLK Jr Dr
Market St
Hearne Ave
Benton Rd
Airline Dr.
Swan Lake Rd
Shed Rd
Texas St
Barksdale Blvd
Shreveport-Barksdale Hwy
Clyde Fant Pkwy
E. Kings Hwy
Youree Dr
Fern Ave
Line Ave
Fairfield Ave
Linwood Ave
Lakeshore Dr
Hollywood Ave
W. 70th St
E. 70th St
Arthur Ray Teague Pkwy
St. Vincent Ave
Wallace Lake Rd
Flournoy Lucas Rd
Ellerbe Rd
Leonard Rd
ARKANSAS
LOUISIANA
MISSISSIPPI
TEXAS
Gulf of Mexico
Texarkana
El Dorado
Greenville
Starkville
Longview
Bossier City
SHREVEPORT
Monroe
Ruston
Vicksburg
JACKSON
Meridian
Clinton
Pearl
Natchitoches
Natchez
Alexandria
Hattiesburg
Opelousas
BATON ROUGE
Hammond
Biloxi
Gulfport
Slidell
BEAUMONT
Sulphur
Lake Charles
LAFAYETTE
New Iberia
Thibodaux
Houma
Metairie
Kenner
NEW ORLEANS
Port Arthur

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Shreveport Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$32,000,000		Location:	Various – See Table
	Cut-off Date Balance:	$32,000,000		Size:	336,447 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$95.11
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$83.75
	Borrower Sponsors:	The Coover Living Trust; James Coover; Kathleen Coover		Year Built/Renovated:	Various/NAP
	Guarantors:	Richard Schontz; Lawrence Charles Kaplan; George W. Thacker, III		Title Vesting:	Fee
	Mortgage Rate:	4.7550%		Property Manager:	Storage Asset Management, LLC
	Note Date:	April 11, 2019		Current Occupancy (As of):	90.6% (2/24/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	89.5%
	Maturity Date:	April 11, 2029		YE 2017 Occupancy:	90.0%
	IO Period:	36 months		YE 2016 Occupancy:	91.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	92.8%
	Amortization Term (Original):	360 months		Appraised Value:	$43,500,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$129.29
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	February 25, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (1/31/2019):	$2,870,071
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$2,882,368
				YE 2017 NOI:	$2,895,122
				YE 2016 NOI:	$2,890,030
				U/W Revenues:	$3,969,850
				U/W Expenses:	$1,191,018
				U/W NOI:	$2,778,832
Escrows and Reserves(1)				U/W NCF:	$2,728,365
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.39x / 1.36x
Taxes	$84,656	$21,164	NAP	U/W Debt Yield based on NOI/NCF:	8.7% / 8.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.9% / 9.7%
Replacement Reserve	$0	$4,206	NAP	Cut-off Date LTV Ratio:	73.6%
Immediate Repairs Reserve	$19,688	$0	NAP	LTV Ratio at Maturity:	64.8%

Sources and Uses
Sources			Uses
Original whole loan amount	$32,000,000	72.8%	Purchase price	$42,942,000	97.7%
Borrower sponsor’s new cash contribution	11,972,469	27.2	Closing costs	926,125	2.1
			Upfront reserves	104,344	0.2
Total Sources	$43,972,469	100.0%	Total Uses	$43,972,469	100.0%

(1)	See “Escrows” section below.

The Mortgage Loan. The mortgage loan (the “Shreveport Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three self storage properties located in Shreveport, Louisiana (two properties) and Bossier City, Louisiana (one property; collectively, the “Shreveport Storage Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrowers are CSGBSH SPLA I, LLC; CSGBSH SPLA II, LLC; and CSGBSH BCLA I, LLC (collectively, the “Shreveport Storage Portfolio Borrower”), each a Delaware limited liability company and single purpose entity. The borrower sponsors of the Shreveport Storage Portfolio Mortgage Loan are The Coover Living Trust, James Coover, and Kathleen Coover; and the nonrecourse carve-out guarantors are Richard Schontz, Lawrence Charles Kaplan, and George W. Thacker, III.

Mr. Schontz is the President and Chief Executive Officer of City Line Capital, a real estate company he founded in 2017. Throughout his career, Mr. Schontz has completed more than 150 real estate transactions exceeding $880 million. City Line Capital’s self storage portfolio currently includes 56 assets in 15 different U.S. states totaling more than 4 million rentable square feet.

Mr. Kaplan is the managing partner of CSG Partners, a boutique investment bank that he founded in 2001. CSG Partners specializes in three service areas: employee stock ownership plans (“ESOP”), mergers and acquisitions, and capital advisory services. Mr. Kaplan is a defendant under a lawsuit filed in December 2018 by a former partner related to the former partner’s removal from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

management of various companies in which Mr. Kaplan holds a majority stake. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Mr. Thacker is a Managing Director at CSG Partners. In addition to his focus in the firm’s ESOP practice, Mr. Thacker is a member of the real estate arm of CSG Partners and has spent over 10 years advising clients in acquiring approximately $1.0 billion in self storage and multifamily properties across the United States.

The Properties. The Shreveport Storage Portfolio Properties comprise three self storage properties located throughout the Shreveport-Bossier City metropolitan statistical area (“MSA”) with an aggregate of 3,250 units totaling 336,447 square feet of rentable area. The 3,250 total units include 3,132 conventional storage units and 118 vehicle storage units (26 covered and 92 uncovered). The Shreveport Storage Portfolio Properties contain 3,001 climate controlled units (95.8% of all conventional storage units). As of February 24, 2019 the Shreveport Storage Portfolio Properties were 90.6% occupied and have averaged 90.9% occupancy since 2015.

Airline Property

The “Airline Property” is a 1,294-unit (all conventional self storage units), 132,685-square-foot self storage facility located in Bossier City, Louisiana, and situated on a 6.1-acre site. The Airline Property comprises three, one-story buildings that were constructed in 2000 and 2007. Amenities at the Airline Property include surveillance cameras, keypad entry, on-site management, individual unit locks and alarms, and an office and apartment for the resident manager. Approximately 98.5% of units at the Airline Property are climate controlled. As of February 24, 2019 the Airline Property was 89.1% occupied and has averaged 88.3% occupancy since 2015.

EBK Property

The “EBK Property” is a 1,010-unit (943 conventional self storage units and 67 uncovered vehicle storage spaces for RV’s, boats, and automobiles), 107,694-square-foot self storage facility located in Shreveport, Louisiana, and situated on a 6.9-acre site. The EBK Property comprises six, one-story buildings that were constructed in 1997 and 2006. Amenities at the EBK Property include surveillance cameras, individual unit locks, keypad entry, on-site management, and an office and apartment for the resident manager. Approximately 88.2% of the conventional self storage units at the EBK Property are climate controlled. As of February 24, 2019 the EBK Property was 94.7% occupied and has averaged 92.8% occupancy since 2015.

I-49 Property

The “I-49 Property” is a 946-unit (895 conventional self storage units and 51 vehicle storage spaces (26 covered spaces and 25 uncovered spaces)), 96,068-square-foot self storage facility located in Shreveport, Louisiana, and situated on a 6.8-acre site. The I-49 Property comprises four, one-story buildings that were constructed in 2001 and 2005. Amenities at the I-49 Property include surveillance cameras, individual unit locks, keypad entry, on-site management, and an office and apartment for the resident manager.

All 895 conventional self storage units at the I-49 Property are climate controlled. As of February 24, 2019 the I-49 Property was 88.0% occupied and has averaged 92.4% occupancy since 2015.

The following table presents certain information relating to the Shreveport Storage Portfolio Properties:

Property Name	Year Built/ Renovated	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy(1)	% Climate Controlled Units (Conventional)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value	U/W NCF
Airline	2000 & 2007/NAP	132,685	1,294	89.1%	98.5%	$10,850,000	33.9%	$15,000,000	$910,440
EBK	1997 & 2006/NAP	107,694	1,010	94.7%	88.2%	$10,750,000	33.6%	$14,500,000	$961,836
I-49	2001 & 2005/NAP	96,068	946	88.0%	100.0%	$10,400,000	32.5%	$14,000,000	$856,089
Total/ Weighted Average		336,447	3,250	90.6%	95.8%	$32,000,000	100.0%	$43,500,000	$2,728,365

(1)	Information obtained from the underwritten unit mix.

The following table presents historical occupancy percentages at the Shreveport Storage Portfolio Properties:

Historical Occupancy

Property	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	2/24/2019(2)

Airline	89.9%	88.1%	87.2%	87.9%	89.1%
EBK	94.6%	93.8%	91.9%	91.0%	94.7%
I-49	94.6%	93.0%	91.9%	90.0%	88.0%
Total/Weighted Average	92.8%	91.3%	90.0%	89.5%	90.6%

(1)	Information obtained from a third party research report.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shreveport Storage Portfolio:

Cash Flow Analysis

	2016	2017	2018	TTM 1/31/2019	U/W	%(1)	U/W $ per SF
Base Rent	$3,898,420	$3,900,231	$3,915,686	$3,905,888	$3,924,237	88.7%	$11.66
Grossed Up Vacant Space	0	0	0	0	452,976	10.3	1.35
Gross Potential Rent	$3,898,420	$3,900,231	$3,915,686	$3,905,888	$4,377,213	99.0%	$13.01
Other Income(2)	47,936	45,699	45,155	45,614	45,614	1.0	0.14
Net Rental Income	$3,946,356	$3,945,930	$3,960,840	$3,951,501	$4,422,826	100.0%	$13.15
(Vacancy & Credit Loss)	0	0	0	0	(452,976)(3)	(10.3)	(1.35)
Effective Gross Income	$3,946,356	$3,945,930	$3,960,840	$3,951,501	$3,969,850	89.8%	$11.80

Real Estate Taxes	222,012	223,076	221,359	221,359	261,866	6.6	0.78
Insurance	74,283	75,353	77,032	77,032	158,786	4.0	0.47
Management Fee	118,391	118,378	118,825	118,545	119,096	3.0	0.35
Other Operating Expenses	641,642	634,001	661,256	664,494	651,270	16.4	1.94
Total Operating Expenses	$1,056,327	$1,050,807	$1,078,472	$1,081,430	$1,191,018	30.0%	$3.54

Net Operating Income	$2,890,030	$2,895,122	$2,882,368	$2,870,071	$2,778,832	70.0%	$8.26
Replacement Reserves	0	0	0	0	50,467	1.3	0.15
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$2,890,030	$2,895,122	$2,882,368	$2,870,071	$2,728,365	68.7%	$8.11

NOI DSCR	1.44x	1.44x	1.44x	1.43x	1.39x
NCF DSCR	1.44x	1.44x	1.44x	1.43x	1.36x
NOI Debt Yield	9.0%	9.0%	9.0%	9.0%	8.7%
NCF Debt Yield	9.0%	9.0%	9.0%	9.0%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes late fees, administrative fees, merchandise sales, and miscellaneous income and other fees.

(3)	The underwritten economic vacancy is 10.3%. As of February 24, 2019, the Shreveport Storage Portfolio was 90.6% occupied.

Appraisal. The appraiser concluded to an aggregate “as-is” appraised value of $43,500,000 as of February 25, 2019.

Environmental Matters. According to the Phase I environmental site assessments dated February 26, 2019, there was no evidence of any recognized environmental conditions at the Shreveport Storage Portfolio Properties.

Market Overview. All of the Shreveport Storage Portfolio Properties are located within the Shreveport-Bossier City metropolitan statistical area (“MSA”), with the Airline Property located approximately 10.5 miles north of the EBK Property and 14.1 miles north of the I-49 Property, and the EBK Property located approximately 4.0 miles north of the I-49 Property. The Airline Property has an average traffic count of approximately 28,000 vehicles per day and is located approximately 1.1 miles north of Interstate 220, an east-west thoroughfare through Shreveport that leads to the Shreveport Regional Airport (approximately 13.2 miles south west of the Airline Property). The EBK Property has an average traffic count of approximately 46,000 vehicles per day and is located approximately 1.1 miles east of Highway 1 and 3.4 miles east of Interstate 49, which are north-south thoroughfares in the Shreveport-Bossier City MSA. The I-49 Property has an average traffic count of approximately 23,000 vehicles per day and is located approximately 0.6 miles east of Interstate 49.

According to a third party market report, Shreveport is considered to be an educational, commercial and cultural center of the greater Arkansas, Louisiana, and Texas region due to its location bordering Arkansas and Texas. There are numerous higher education institutions in the area, including Louisiana State University Shreveport, Louisiana Tech University Shreveport, Southern University at Shreveport, and Louisiana Baptist University. These institutions reported a combined total enrollment of more than 30,000 students for the 2017-2018 school year. According to the appraisals, the top three industries within the Shreveport-Bossier City MSA are health care/social assistance, retail trade, and educational services, which account for a combined total of approximately 37.0% of the area’s population. Further, the Shreveport-Bossier City MSA has an unemployment rate of 3.6%, which compares favorably to the unemployment rate of Louisiana at 4.9%, and the unemployment rate of United States at 3.9% as of 2018.

According to the appraisals, the five-mile trade area of the Shreveport Storage Portfolio Properties is generally under-supplied with climate controlled self storage units. Approximately 98.5% of the conventional self storage units at the Airline Property are climate controlled compared to the appraiser’s competitive set average of approximately 43.3%. Additionally, approximately 88.2% and 100.0% of the conventional self storage units at the EBK Property and I-49 Property, respectively, are climate controlled compared to the appraiser’s competitive set average of approximately 36.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

According to the appraisals, the Shreveport Storage Portfolio Properties are situated within the Shreveport-Bossier City self storage market, which reported a 10.0% vacancy rate as of the fourth quarter of 2018. The appraiser concluded to market rents for the Shreveport Storage Portfolio Properties of $73 per unit per month for 10x10 non-climate controlled units (compared to average in-place rent of $69) and $125 per unit per month for 10x10 climate controlled units (compared to average in-place rent of $114).

The following table presents certain demographic information with respect to the Shreveport Storage Portfolio Properties:

Demographic Summary(1)

Property	City	State	2018 Population (within 1- / 3- / 5-mile radius)	2018 Average Income (within 1- / 3- / 5-mile radius)
Airline	Bossier City	LA	5,116 / 23,207 / 65,631	$102,578 / $79,509 / $67,062
EBK	Shreveport	LA	4,144 / 56,105 / 134,400	$69,728 / $79,319 / $66,642
I-49	Shreveport	LA	1,154 / 41,667 / 102,652	$75,302 / $76,272 / $75,898

(1)	Based on the 2018 demographic and market information as provided by the appraisal.

The following table presents certain information relating to some comparable self storage properties for the Airline Property:

Competitive Set(1)
(Airline Property)

	Airline Property (Subject)	Best Yet Self Storage	Benton Road Storage Center	Cubby Hole Louisiana Storage 2	SecurCare Self Storage	Barksdale Self Storage	South Bossier Storage Center
Location	Bossier City, LA	Bossier City, LA	Bossier City, LA	Bossier City, LA	Bossier City, LA	Bossier City, LA	Bossier City, LA
Distance to Airline	--	3.7 miles	1.0 mile	3.2 miles	4.3 miles	4.2 miles	4.3 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	2000 & 2007/ NAP	2015/NAP	2013/NAP	2003/NAP	2005/NAP	1984/NAP	2015/NAP
Total Units	1,294(2)	400	425	633	454	418	750
% of Climate Controlled Units	98.5%(2)	90.0%	40.0%	25.0%	95.0%	55.0%	80.0%
Total SF	132,685 SF(2)	59,340 SF	67,182 SF	52,625 SF	40,600 SF	59,630 SF	91,500 SF
Occupancy	89.1%(2)	90.0%	95.0%	91.0%	91.0%	95.0%	92.0%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

The following table presents certain information relating to some comparable self storage properties for the EBK Property I-49 Property:

Competitive Set(1)
(EBK Property and I-49 Property)

	EBK Property (Subject)	I-49 Property (Subject)	CubeSmart Self Storage	Ellerbe Storage Center	Cubby Hole Louisiana Storage	SecurCare Self Storage	SecurCare Self Storage	Mansfield Road Storage
Location	Shreveport, LA	Shreveport, LA	Shreveport, LA	Shreveport, LA	Shreveport, LA	Shreveport, LA	Shreveport, LA	Shreveport, LA
Distance to EBK	--	4.0 miles	3.7 miles	4.0 miles	2.2 miles	0.8 miles	4.6 miles	4.7 miles
Distance to I-49	4.0 miles	--	0.3 miles	0.8 miles	1.7 miles	3.1 miles	3.8 miles	3.4 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/ Renovated	1997 & 2006/ NAP	2001 & 2005/ NAP	1995/NAP	2006/NAP	2001/NAP	1985/NAP	2000/NAP	1980/NAP
Total Units	1,010(2)(3)	946(2)(4)	655	410	633	383	407	500
% of Climate Controlled Units	88.2%(2)(3)	100.0%(2)(4)	10.0%	25.0%	35.0%	10.0%	0.0%	90.0%
Total SF	107,694 SF(2)	96,068 SF(2)	90,000 SF	61,500 SF	67,300 SF	39,000 SF	40,700 SF	62,500 SF
Total Occupancy	94.7%(2)	88.0%(2)	90.0%	94.0%	92.0%	93.0%	95.0%	92.0%

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	The EBK Property’s 1,010 total units contain 943 conventional self storage units and 67 uncovered spaces for RV’s, boats, and automobiles. Of the 943 conventional self storage spaces, 832 are climate controlled.

(4)	The I-49 Property’s 946 total units contain 895 conventional self storage units and 51 spaces (26 uncovered and 25 covered) for RV’s, boats, and automobiles. All of the 895 conventional self storage spaces are climate controlled.

Escrows.

Real Estate Taxes – The Shreveport Storage Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $84,656 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $21,164).

Insurance – The Shreveport Storage Portfolio Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Shreveport Storage Portfolio Borrower or an affiliate provides the lender with evidence that the Shreveport Storage Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the Shreveport Storage Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Replacement Reserves – The Shreveport Storage Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $4,206.

Immediate Repairs Reserve – The Shreveport Storage Portfolio Mortgage Loan documents require an upfront reserve of $19,688 for immediate repairs, which is 125% of the amount recommended by the property engineering reports dated February 26, 2019.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the Shreveport Storage Portfolio Borrower is required to establish a lender-controlled lockbox account and cause all rents to be deposited immediately into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Shreveport Storage Portfolio Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Shreveport Storage Portfolio Mortgage Loan; or

(ii)	the net cash flow debt service coverage ratio falling below 1.15x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Shreveport Storage Portfolio Properties are managed by Storage Asset Management, LLC (“SAM”), a property management & consulting company that specializes in self storage properties. With more than 300 employees and 70 years of industry experience, SAM employs a team of district managers, marketing professionals, accountants, store managers and assistant managers. SAM currently manages over 150 properties totaling more than 7.0 million square feet.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various, LA	Loan #6 Shreveport Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 73.6% 1.36x 8.7%

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Shreveport Storage Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Shreveport Storage Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shreveport Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

DEVON
SELF
STORAGE

3577 New Getwell Road

Shelby Avenue

US HW 75

2700 Poplar Avenue

Gene Autry Trail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

North Palm Springs
COACHELLA VALLEY
PALM SPRINGS
Cathedral City
Thousand Palms
Rancho Mirage
PALM DESERT
RIVERSIDE COUNTY
AGUA CALIENTE INDIAN RESERVATION
SAN JACINTO MOUNTAINS
SAN BERNARDINO NATIONAL FOREST
Mt. San Jacinto State Park

Wauwatosa
Downtown
West Allis
West Milwaukee
MILWAUKEE
Lake Michigan
St. Francis
Greenfield
Hales Corners
Greendale
Cudahy
South Milwaukee
Franklin
Oak Creek

Silver Lakes
MOJAVE DESERT
Apple Valley
Adelanto
Victorville
Phelan
Oak Hills
Hesperia
Lucerne Valley
SAN BERNARDINO COUNTY
Wrightwood
SAN BERNARDINO NATIONAL FOREST
SAN BERNARDINO MOUNTAINS
Lake Arrowhead
Crestline
Running Springs
SAN BERNARDINO

Lone Grove
Ardmore
Madill
OKLAHOMA
Durant
Hugo
Red River
Gainesville
Denison
Sherman
Bonham
Paris
TEXAS
Anna
Sanger
Celina
Denton
Prosper
McKinney
Commerce
Sulphur Springs
Frisco
Greenville
Lewisville
Allen
Plano
Rowlett
Royse City
Garland
DALLAS
Rockwall
FT. WORTH
Irving
Mesquite
Terrell
Arlington
Mineola
Seagoville
Mansfield
Kaufman

Inland Devon Self Storage Portfolio

1	67650 East Ramon Road	Cathedral City, CA	12	1720 Loy Lake Road	Sherman, TX
2	2700 Poplar Avenue	Memphis, TN	13	6140 East Shelby Drive	Memphis, TN
3	1400 South Gene Autry Trail	Palm Springs, CA	14	6017 Interstate 30	Greenville, TX
4	3686 Old Germantown Road	Memphis, TN	15	7777 Moriarty Road	Memphis, TN
5	500 Radio Road	Palm Springs, CA	16	8123 Wesley Street	Greenville, TX
6	9275 Macon Road	Memphis, TN	17	2922 South 5th Court	Milwaukee, WI
7	72500 Varner Road	Thousand Palms, CA	18	3577 New Getwell Road	Memphis, TN
8	22075 Highway 18	Apple Valley, CA	19	5141 American Way	Memphis, TN
9	3040 Austin Peay Highway	Memphis, TN	20	6390 Winchester Road	Memphis, TN
10	18690 Highway 18	Apple Valley, CA	21	4705 Winchester Road	Memphis, TN
11	1700 US Highway 75	Sherman, TX			

TIPTON CO
CRITTENDEN COUNTY
SHELBY COUNTY
Millington
Brunswick
Lakeland
Arlington
Bartlett
Hickory Withe
ARKANSAS
Marion
West Memphis
Cordova
MEMPHIS
Downtown
Germantown
Collierville
TENNESSEE
MISSISSIPPI
FAYETTE COUNTY
Capleville
Lynchburg
South Haven
Horn Lake
Olive Branch
DE SOTO COUNTY
Miller
MARSHALL COUNTY
Hernando
Byhalia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Inland Devon Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$30,000,000		Location:	Various
	Cut-off Date Balance(1):	$30,000,000		Size:	1,428,720 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF(1):	$49.69
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$45.21
	Borrower Sponsor:	Inland Private Capital Corporation		Year Built/Renovated:	Various/Various
	Guarantor:	Inland Private Capital Corporation		Title Vesting:	Fee
	Mortgage Rate:	4.1400%		Property Manager:	Devon Self Storage Holdings (US) LLC
	Note Date:	March 29, 2019		Current Occupancy (As of):	81.3% (3/6/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	82.7%
	Maturity Date:	April 6, 2029		YE 2017 Occupancy:	83.2%
	IO Period:	60 months		YE 2016 Occupancy:	82.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	79.1%
	Amortization Term (Original):	360 months		Appraised Value:	$122,770,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$85.93
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		Appraisal Valuation Date:	Various
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		TTM NOI (2/28/2019):	$7,526,287
	Additional Debt Type (Balance)(1) (3):	Pari Passu ($41,000,000); Future Unsecured Debt		YE 2018 NOI:	$7,407,429
				YE 2017 NOI:	$7,135,768
				YE 2016 NOI:	$6,699,524
				U/W Revenues:	$13,394,162
				U/W Expenses:	$6,494,187
				U/W NOI:	$6,899,975
				U/W NCF:	$6,752,457
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF(1):	1.67x / 1.63x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.5%
Taxes	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.7% / 10.5%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.8%
Replacement Reserve	$142,892	Springing	$714,460	LTV Ratio at Maturity(1):	52.6%
Major Repair Reserve	$1,232,581	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$71,000,000	58.7%	Purchase price	$118,300,000	97.8%
Sponsor’s new equity contribution	49,911,054	41.3	Upfront reserves	1,375,473	1.1
			Closing costs	1,235,581	1.0
Total Sources	$120,911,054	100.0%	Total Uses	$120,911,054	100.0%

(1)	The Inland Devon Self Storage Portfolio Mortgage Loan (as defined below) is part of the Inland Devon Self Storage Portfolio Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $71,000,000. All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Inland Devon Self Storage Portfolio Whole Loan.

(2)	See “Escrows” section for a full description of Escrows and Reserves. Additionally, and unrelated and separate from the Inland Devon Self Storage Portfolio Whole Loan, the Inland Devon Self Storage Portfolio Borrower (as defined below) funded $6,630,840 into a DST reserve account. Collectively, the Initial Escrows and Reserves and trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Devon Self Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements at the Inland Devon Self Storage Portfolio Properties.

(3)	See “Permitted Additional Unsecured Subordinate Indebtedness” section for a full description of the future unsecured debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

The Mortgage Loan. The mortgage loan (the “Inland Devon Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Inland Devon Self Storage Portfolio Whole Loan”) evidenced by two pari passu notes with an original principal balance of $71,000,000 and an outstanding principal balance as of the Cut-off Date of $71,000,000 secured by a first mortgage encumbering the fee interest in 21 self-storage properties located in Tennessee, California, Texas, and Wisconsin (the “Inland Devon Self Storage Portfolio Properties” or the “Inland Devon Self Storage Portfolio”). The Inland Devon Self Storage Portfolio Mortgage Loan represents the non-controlling Note A-2. The controlling Note A-1 is expected to be contributed to a future securitization trust. The lender provides no assurances that the non-securitized note will not be split further. The Inland Devon Self Storage Portfolio Whole Loan will be serviced under the WFCM 2019-C50 pooling and servicing agreement until the securitization of controlling Note A-1, at which time servicing will shift to the pooling and servicing agreement governing the future securitization transaction. See “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement –Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$41,000,000	$41,000,000	Barclays Capital Real Estate Inc.	Yes
A-2	$30,000,000	$30,000,000	WFCM 2019-C50	No
Total	$71,000,000	$71,000,000

The Borrower and Borrower Sponsor. The borrower is Four State Storage DST (the “Inland Devon Self Storage Portfolio Borrower”), a Delaware statutory trust (“DST”) that is a single purpose, bankruptcy-remote entity. Upon the occurrence of a Conversion Event (as defined below), the Inland Devon Self Storage Portfolio Borrower must convert from a DST to a Delaware limited liability company. The Inland Devon Self Storage Portfolio Borrower has master leased the Inland Devon Self Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Devon Self Storage Portfolio Whole Loan. There is no income underwritten from the master lease as the Inland Devon Self Storage Portfolio was underwritten to the underlying property income. There is one independent director for the borrowing entity, one independent director for the master lessee and one independent director for the signatory trustee. Legal counsel to the Inland Devon Self Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland Devon Self Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon the earliest of (i) the occurrence of any event of default with respect to which the Inland Devon Self Storage Portfolio Borrower does not deliver within 10 business days a reasoned opinion of tax counsel acceptable to the lender that either (a) the Inland Devon Self Storage Portfolio Borrower is able to remedy such event of default without effectuating a conversion and (b) effectuating a conversion would not reasonably be expected to improve the ability of the Inland Devon Self Storage Portfolio Borrower to remedy the event of default; (ii) 30 days prior to the maturity date if the lender does not have reasonable evidence that the loan will be repaid; or (iii) the Inland Devon Self Storage Portfolio Borrower deeming it prudent to effectuate such conversion.

The borrower sponsor and carve-out guarantor of the Inland Devon Self Storage Portfolio Whole Loan is Inland Private Capital Corporation (“IPCC”). IPCC is an industry leader in securitized 1031 exchange transactions, sponsoring over 231 private placement programs since its inception that have offered more than $4.5 billion in equity and have served over 12,500 investors. According to the sponsor, through December 31, 2018, IPCC-sponsored private placements have been made up of 621 properties comprised of more than 44 million square feet of gross leasable area, including more than 16,500 residential units. As of December 31, 2018, IPCC has $7.3 billion assets under management. IPCC has had previous, and is involved in ongoing, foreclosures unrelated to the Inland Devon Self Storage Portfolio. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Inland Devon Self Storage Portfolio is a 21-property, 1,428,720 square-foot self-storage portfolio located in Tennessee (10 properties, 49.3% of NRA), California (six properties, 32.0% of NRA), Texas (four properties, 14.6% of NRA), and Wisconsin (one property, 4.1% of NRA). The properties were constructed from 1966 to 2000 and range in size from 38,892 square feet to 109,255 square feet, with no property comprising of more than 7.6% of the total net rentable area. The Inland Devon Self Storage Portfolio has a total of 10,824 units, 1,735 of which are climate controlled. The Inland Devon Self Storage Portfolio also includes 486 RV/parking units, two billboard spaces, 38 office units and five cell towers. The portfolio was 81.3% occupied as of March 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

The following table presents certain information regarding the Inland Devon Self Storage Portfolio Properties:

Property Name – Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Whole Loan Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	U/W NOI	% of U/W NOI	Storage Units
67650 East Ramon Road Cathedral City, CA	$8,075,000	11.4%	86.8%	1987/NAP	109,255	$14,000,000	$769,008	11.1%	767
2700 Poplar Avenue Memphis, TN	$6,625,000	9.3%	79.7%	1966/NAV	92,845	$11,400,000	$652,715	9.5%	651
1400 South Gene Autry Trail Palm Springs, CA	$4,950,000	7.0%	91.3%	1987/NAP	72,875	$9,100,000	$456,430	6.6%	547
3686 Old Germantown Road Memphis, TN	$4,550,000	6.4%	82.7%	1986/NAP	108,906	$6,900,000	$475,147	6.9%	841
500 Radio Road Palm Springs, CA	$4,500,000	6.3%	95.3%	1989/NAP	64,770	$8,200,000	$417,653	6.1%	549
9275 Macon Road Memphis, TN	$4,450,000	6.3%	76.0%	1994/NAP	67,900	$7,900,000	$413,771	6.0%	549
72500 Varner Road Thousand Palms, CA	$4,225,000	6.0%	82.0%	1990/NAP	74,855	$7,400,000	$402,153	5.8%	693
22075 Highway 18 Apple Valley, CA	$4,050,000	5.7%	87.3%	1988/NAP	73,565	$6,600,000	$410,341	5.9%	573
3040 Austin Peay Highway Memphis, TN	$4,000,000	5.6%	91.7%	1973/NAP	71,885	$6,900,000	$393,506	5.7%	539
18690 Highway 18 Apple Valley, CA	$3,825,000	5.4%	88.8%	1988/NAP	61,755	$6,300,000	$388,866	5.6%	455
1700 US Highway 75 Sherman, TX	$3,450,000	4.9%	89.2%	1996/NAP	48,625	$5,200,000	$350,318	5.1%	393
1720 Loy Lake Road Sherman, TX	$3,200,000	4.5%	77.5%	1997/NAP	55,100	$5,350,000	$323,594	4.7%	502
6140 East Shelby Drive Memphis, TN	$2,900,000	4.1%	87.7%	1990/NAP	72,700	$4,450,000	$285,489	4.1%	577
6017 Interstate 30 Greenville, TX	$2,775,000	3.9%	80.9%	1990/NAP	59,585	$4,890,000	$257,823	3.7%	445
7777 Moriarty Road Memphis, TN	$2,550,000	3.6%	70.3%	1989/NAP	54,325	$4,700,000	$251,132	3.6%	368
8123 Wesley Street Greenville, TX	$1,950,000	2.7%	79.8%	2000/NAP	45,100	$3,480,000	$182,701	2.6%	307
2922 South 5th Court Milwaukee, WI	$1,950,000	2.7%	69.1%	1983/NAP	58,700	$3,400,000	$183,202	2.7%	488
3577 New Getwell Road Memphis, TN	$1,100,000	1.5%	72.7%	1984/NAP	96,363	$2,250,000	$110,584	1.6%	478
5141 American Way Memphis, TN	$875,000	1.2%	84.5%	1984/NAP	40,399	$1,600,000	$85,611	1.2%	329
6390 Winchester Road Memphis, TN	$550,000	0.8%	72.1%	1985/NAP	38,892	$1,200,000	$53,961	0.8%	316
4705 Winchester Road Memphis, TN	$450,000	0.6%	53.2%	1981/NAP	60,320	$1,550,000	$35,969	0.5%	457
Total/Weighted Average	$71,000,000	100.0%	81.3%		1,428,720	$122,770,000	$6,899,975	100.0%	10,824

The following table presents historical occupancy percentages at the Inland Devon Self Storage Portfolio:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/6/2019(2)
79.1%	82.3%	83.2%	82.7%	81.3%

(1)	Information provided by the Inland Devon Self Storage Portfolio Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Inland Devon Self Storage Portfolio Properties:

Cash Flow Analysis

	2015	2016	2017	2018	TTM 2/28/2019	U/W	%(1)	U/W $ per SF
Base Rent	$13,494,459	$13,847,868	$14,492,789	$12,069,652	$12,138,016	$12,138,016	74.0%	8.50
Grossed Up Vacant Space	0	0	0	0	0	2,999,319	18.3	2.10
Gross Potential Rent	$13,494,459	$13,847,868	$14,492,789	$12,069,652	$12,138,016	$15,137,335	92.3%	$10.60
Other Income	1,079,929	1,075,102	1,227,424	1,238,151	1,256,146	1,256,146	7.7	0.88
Net Rental Income	$14,574,388	$14,922,970	$15,720,213	$13,307,803	$13,394,162	$16,393,481	100.0%	$11.47
(Vacancy & Credit Loss)	(3,315,954)	(3,115,402)	(3,077,179)	(77,556)	0	(2,999,319)(2)	(19.8)	(2.10)
Effective Gross Income	$11,258,434	$11,807,568	$12,643,034	$13,230,247	$13,394,162	$13,394,162	81.7%	$9.37

Real Estate Taxes	1,484,366	1,451,932	1,527,597	1,595,121	1,591,735	1,893,881	14.1	1.33
Insurance	192,430	215,381	200,104	169,551	177,660	294,873	2.2	0.21
Management Fee	629,992	368,963	392,959	412,365	415,282	669,708	5.0	0.47
Other Operating Expenses	3,292,040	3,071,768	3,386,606	3,645,781	3,683,198	3,635,724	27.1	2.54
Total Operating Expenses	$5,598,828	$5,108,044	$5,507,266	$5,822,818	$5,867,875	$6,494,187	48.5%	$4.55

Net Operating Income	$5,659,606	$6,699,524	$7,135,768	$7,407,429	$7,526,287	$6,899,975	51.5%	$4.83
Replacement Reserves	142,967	142,864	142,864	142,864	142,864	147,518	1.1	0.10
TI/LC	0	0	0	0	0	0	0.0	0.00
Net Cash Flow	$5,516,639	$6,556,660	$6,992,905	$7,264,565	$7,383,424	$6,752,457	50.4%	$4.73

NOI DSCR	1.37x	1.62x	1.73x	1.79x	1.82x	1.67x
NCF DSCR	1.33x	1.59x	1.69x	1.76x	1.78x	1.63x
NOI Debt Yield	8.0%	9.4%	10.1%	10.4%	10.6%	9.7%
NCF Debt Yield	7.8%	9.2%	9.8%	10.2%	10.4%	9.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 18.3%. The Inland Devon Self Storage Portfolio Properties were 81.3% occupied as of March 6, 2019.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Inland Devon Self Storage Portfolio Properties of $122,770,000 with appraisals dated from March 7, 2019 to March 12, 2019.

Environmental Matters. According to Phase I environmental site assessments dated from January 18, 2019 to January 25, 2019, there was no evidence of any recognized environmental conditions at the Inland Devon Self Storage Portfolio Properties.

Market Overview. The Inland Devon Self Storage Portfolio Properties are located in Tennessee (10 properties, 49.3% of NRA), California (six properties, 32.0% of NRA), Texas (four properties, 14.6% of NRA), and Wisconsin (one property, 4.1% of NRA). According to the appraisals, the Tennessee properties are located in the Memphis metro area with average monthly asking rents of $85.52 and $132.02 for 10x10 non-climate controlled and climate controlled units, respectively. As of year-end 2018, the Memphis Market had physical occupancy of 88.4% for self storage properties. According to the appraisals, the California properties are located within the San Bernardino/Riverside metro area with average monthly asking rents of approximately $113 and $152 for 10x10 non-climate controlled and climate controlled units, respectively. As of year-end 2018, the San Bernardino metro area had 91.6% physical occupancy for self storage properties. According to the appraisals, the Texas properties are located in the Dallas metro area with average monthly asking rents of $116.43 and $152.51 for non-climate controlled and climate controlled units, respectively. As of year-end 2018, the Dallas metro area had 88.9% physical occupancy for self storage properties. According to the appraisal, the Wisconsin property is located in the Milwaukee metro area with asking rents of approximately $91 and $121 for non-climate controlled and climate controlled units, respectively. As of year-end 2018, the Milwaukee metro area had 80.7% physical occupancy for self storage properties.

Escrows.

Real Estate Taxes – The Inland Devon Self Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than or equal to 1.15x based on a 30-year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

Insurance – The Inland Devon Self Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than or equal to 1.15x based on a 30-year amortization schedule.

Replacement Reserves – At closing, the Inland Devon Self Storage Portfolio Borrower deposited $142,892 upfront to cover this year’s monthly replacement reserves. The Inland Devon Self Storage Portfolio Borrower is required to make monthly payments of $11,908 for replacement reserves which may be re-assessed as necessary on an annual basis, capped at $714,460. The Inland Devon Self Storage Portfolio Borrower’s obligation to make replacement reserves will be waived if each of the following conditions are satisfied: (i) the Inland Devon Self Storage Portfolio Borrower has deposited in the replacement reserve account an amount equal to $142,892 (the annual replacement reserve deposit) in either cash or by posting a letter of credit, (ii) no event of default exists, and (iii) the lender has acquired satisfactory evidence of payment of replacement reserves in an amount greater than or equal to $0.10 per square foot per annum.

Major Repair Fund – The Inland Devon Self Storage Portfolio Borrower deposited $1,232,581 for major repairs at the 1720 Loy Lake Road property and the 4705 Winchester Road property. The major repairs at the 1720 Loy Lake Road property are to repair damage caused by a fire in May 2018 affecting approximately 78 units. The required repairs are expected to be completed in 2019 (but must be completed within two years from the closing date of the Inland Devon Self Storage Portfolio Whole Loan) using insurance funds, however, $123,119 was reserved for these repairs reflecting 120% of the expected cost. The major repairs at the 4705 Winchester Road property include repairs to certain roofs, eaves and gutters due to water damage to approximately 150 units. The required repairs must be completed within four years of the closing date of the Inland Devon Self Storage Portfolio Whole Loan, and $1,109,462 of the major repair fund was reserved for these repairs, reflecting 120% of the expected cost.

Lockbox and Cash Management. A springing lockbox is required with respect to the Inland Devon Self Storage Portfolio Whole Loan. The springing lockbox will be established within five business days of the first occurrence of a Triggering Event (as defined below). During the continuance of a Triggering Event, the Inland Devon Self Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the lockbox account within three business days of receipt. Additionally, upon the occurrence of a Triggering Event, all funds deposited in the lockbox account will be transferred to a cash management account and those funds will be disbursed in accordance with the Inland Devon Self Storage Portfolio Whole Loan documents. During the continuance of an Excess Cash Flow Trigger Event (as defined below), all excess cash flow to be deposited into an excess cash flow reserve to be held as additional security for the Inland Devon Self Storage Portfolio Whole Loan.

A “Triggering Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x at the end of any calendar quarter. A Triggering Event will expire with regard to clause (i), the end of such event of default and with respect to clause (ii), the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters.

An ”Excess Cash Flow Trigger Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x for two or more consecutive calendar quarters. An Excess Cash Flow Trigger Event will end upon, with respect to clause (i) above, the end of such event of default and, with respect to clause (ii) above, the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters.

Property Management. The Inland Devon Self Storage Portfolio Properties are managed by Devon Self Storage Holdings (US) LLC, a Delaware limited liability company. Devon Self Storage Holdings (US) LLC was the property manager for and had a partial ownership interest in the Inland Devon Self Storage Portfolio prior to the sponsor’s acquisition thereof and is being retained by the sponsor to continue performing the role going forward. Founded in 1988, Devon Self Storage Holdings (US) LLC has owned or managed 183 facilities in 24 states and three European countries and is ranked as one of the top 15 self-storage operators in the United States.

Partial Release. After the lockout period, the Inland Devon Self Storage Portfolio Borrower may release an individual property provided that, among other conditions stated in the Inland Devon Self Storage Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Devon Self Storage Portfolio Whole Loan prepaid will exceed 120% of the allocated loan amount; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.63x and (b) the debt service coverage ratio for the remaining properties and the released property for the preceding 12 months capped at 1.75x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 57.8% and (b) the loan-to-value ratio for the remaining properties and the released property immediately preceding the release of the property; however, this condition does not apply does not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20% of the total original principal balance of the Inland Devon Self Storage Portfolio Whole Loan; (v) the debt yield for the remaining properties after such release is greater than or equal to the greater of (a) 9.73% and (b) the debt yield of the remaining properties and the released property for the 12 months prior to such release capped at 10.25%;(vi) rating agency confirmation; and (viii) the payment of the yield maintenance premium (if such partial release occurs prior to January 6, 2029).

Subordinate and Mezzanine Indebtedness. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Devon Self Storage Portfolio Borrower may obtain unsecured loans from the guarantor of the Inland Devon Self Storage Portfolio Whole Loan provided that the proceeds of such loans are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, maintenance expenses, re-tenanting of the Inland Devon Self Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Devon Self Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be, (i) unsecured, (ii) subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses - Various	Loan #7 Inland Devon Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 57.8% 1.63x 9.7%

in all respects to the Inland Devon Self Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iii) without a maturity date, and (iv) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Devon Self Storage Portfolio Borrower.

Ground Lease. None.

Terrorism Insurance. The Inland Devon Self Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Inland Devon Self Storage Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Inland Devon Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The Colonnade Office Complex
Not Part of Collateral
ARAPAHO ROAD
COLONNADE III 16-STORY, CLASS AA OFFICE TOWER
COLONNADE II 14-STORY, CLASS AA OFFICE TOWER
THREE-STORY ATRIUM
COLONNADE I 12-STORY, CLASS AA OFFICE TOWER
8-STORY PARKING GARAGE
GARAGE ACCESS
GARAGE ACCESS
Frost Bank
SPECTRUM DRIVE
DALLAS PARKWAY
DALLAS NORTH TOLLWAY
DALLAS PARKWAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The Colonnade Office Complex
15301-15305 North Dallas Parkway
Addison, TX 75001
President George Bush Tpke.
Baylor Reg. Med. Center at Plano
PLANO
Dallas North Tollway
Katie Jackson Park
COLLIN COUNTY
The Arbors
Frankford Rd
Far North Dallas
Campbell Rd
Preston Rd
Hillcrest Rd
McCallum Blvd
Coit Rd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Quorum Dr
Keller Springs Rd
Kelly Blvd
Carrollton
Addison Airport
Addison Circle
Millennium Tower
Prestonwood Country Club
Arapaho Rd
Columbian Country Club of Dallas
Spectrum Centre
Belt Line Rd
DALLAS COUNTY
Spring Creek Village
Addison Town Center
Addison
Addison Walk
Village on the Parkway
Pepper Square
North Dallas
Fretz Park
Oakbrook Pkwy
Inwood Rd
Noel Rd
Montfort Dr
Marsh Ln
Midway Rd
Alfred J. Loos Stadium and Sports Complex
International Plaza
Bert Fields Park
Brookhaven Country Club
Spring Valley Rd
Brookhaven Club Dr
Farmers Branch
Centura Tower
Galleria North
Alpha Rd
Dallas Towers
Webb Chapel Rd
Brookhaven College
Galleria Dallas
Dallas Midtown (Under Construction)
Northwood Country Club
Pinnacle Tower
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
Anderson Bonner Park
DALLAS
Dallas Medical Center
Dallas-Ft. Worth Intl. Airport 12 miles
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Northaven Rd
Central Expwy
Preston Hollow
Preston Royal Village
Royal Ln
Downtown Dallas 8 miles
Allen
Plano
Lewisville
Flower Mound
Carrollton
Coppell
Addison
Richardson
Farmers Branch
Garland
Rowlett
Wylie
Sachse
University Park
Highland Park
Irving
Mesquite
DALLAS
Grand Prairie
Balch Springs
Duncanville
Hutchins
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – The Colonnade Office Complex

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB(sf)/A3(sf)		Property Type – Subtype:	Office - Suburban
	Original Principal Balance(1):	$28,000,000		Location:	Addison, TX
	Cut-off Date Balance(1):	$28,000,000		Size:	1,080,180 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF(1):	$97.21
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$97.21
	Borrower Sponsor:	Fortis Property Group, LLC		Year Built/Renovated:	1983/2017
	Guarantor:	Fortis Property Group, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.5680%		Property Manager:	Self-managed
	Note Date:	January 18, 2019		Current Occupancy (As of):	91.2% (9/30/2018)
	Seasoning:	3 months		YE 2017 Occupancy:	97.1%
	Maturity Date:	February 6, 2024		YE 2016 Occupancy:	94.2%
	IO Period:	60 months		YE 2015 Occupancy:	94.6%
	Loan Term (Original):	60 months		YE 2014 Occupancy:	94.2%
	Amortization Term (Original):	NAP		Appraised Value:	$347,590,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$321.79
	Call Protection(2):	L(27),D(28),O(5)		Appraisal Valuation Date:	October 31, 2018
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1)(3):	Yes
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($77,000,000) / Subordinate Secured Debt ($118,000,000) / Mezzanine ($17,000,000)
				Underwriting and Financial Information
				TTM NOI (9/30/2018):	$20,063,363
				YE 2017 NOI:	$19,976,818
				YE 2016 NOI:	$18,017,169
				YE 2015 NOI:	$16,949,065
Escrows and Reserves(4)				U/W Revenues:	$33,260,523
	Initial	Monthly	Cap	U/W Expenses:	$13,191,074
Taxes	$502,948	$502,948	NAP	U/W NOI:	$20,069,449
Insurance	$0	Springing	NAP	U/W NCF:	$18,841,320
Replacement Reserve	$0	$17,987	NAP	U/W DSCR based on NOI/NCF(1):	4.12x / 3.86x
TI/LC Reserve	$4,000,000	$89,933	$6,000,000	U/W Debt Yield based on NOI/NCF(1):	19.1% / 17.9%
Immediate Repairs Reserve	$69,163	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	19.1% / 17.9%
Landlord Obligations Reserve	$1,127,202	$0	NAP	Cut-off Date LTV Ratio(1):	30.2%
Tenant Free Rent Funds Reserve	$631,755	$0	NAP	LTV Ratio at Maturity(1):	30.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$223,000,000	92.9%	Loan payoff(5)	$213,024,497	88.8%
Mezzanine loan	17,000,000	7.1	Return of equity	11,917,495	5.0
			Closing costs	8,726,941	3.6
			Upfront reserves	6,331,067	2.6
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%

(1)	See “The Mortgage Loan” section below. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on The Colonnade Office Complex Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on The Colonnade Office Complex Whole Loan (as defined below) are $206, $206, 1.68x, 1.58x, 9.0%, 8.4%, 9.0%, 8.4%, 64.2% and 64.2%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan (as defined below) (together, “The Colonnade Office Complex Total Debt”) are $222, $222, 1.43x, 1.34x, 8.4%, 7.9%, 8.4%, 7.9%, 69.0% and 69.0%, respectively.

(2)	The lockout period will be at least 27 payments, beginning with and including the first payment date of March 6, 2019. Defeasance of The Colonnade Office Complex Mortgage Loan is permitted at any time after two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 27 payments is based on the expected WFCM 2019-C50 securitization trust closing date in May 2019.

(3)	See “Subordinate and Mezzanine Indebtedness” section below.

(4)	See “Escrows” section below.

(5)	Loan payoff includes (i) costs to defease in the amount of $163,162,316 and (ii) the payoff of 10 member loans totaling $49,862,182.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The Mortgage Loan. The mortgage loan (“The Colonnade Office Complex Mortgage Loan”) is part of a whole loan evidenced by (i) 10 senior pari passu promissory notes with an aggregate original principal balance of $105,000,000 (“The Colonnade Office Complex Senior Loan”), (ii) six B-notes with an aggregate original principal balance of $55,000,000 (“The Colonnade Office Complex B-Note”), which are subordinate to The Colonnade Office Complex Senior Loan and (iii) a C-note with an original principal balance of $63,000,000 (“The Colonnade Office Complex C-Note”), which is subordinate to both The Colonnade Office Complex Senior Loan and The Colonnade Office Complex B-Note (The Colonnade Office Complex B-Note and The Colonnade Office Complex C-Note, collectively, “The Colonnade Office Complex Subordinate Notes”, and together with The Colonnade Office Complex Senior Loan, “The Colonnade Office Complex Whole Loan”). The Colonnade Office Complex Whole Loan is secured by a first mortgage encumbering the fee interest in a 1,080,180 square foot office complex located in Addison, Texas (“The Colonnade Office Complex Property”). The Colonnade Office Complex Mortgage Loan represents the non-controlling Notes A-2-1, A-2-2 and A-5. The below table summarizes The Colonnade Office Complex Whole Loan, including the remaining pari passu promissory notes comprising The Colonnade Office Complex Senior Loan, which are currently held by the entities listed below and are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further or replaced by new notes with reallocated balances. The Colonnade Office Complex Whole Loan is serviced under the UBS 2019-C16 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-2-3, A-4, A-7	$47,000,000	$47,000,000	UBS 2019-C16	No
A-2-1, A-2-2, A-5	$28,000,000	$28,000,000	WFCM 2019-C50	No
A-3, A-6, A-8	$30,000,000	$30,000,000	UBS AG, or an affiliate	No
B-1	$30,000,000	$30,000,000	The Lincoln National Life Insurance Company	No
B-2	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
B-3	$5,000,000	$5,000,000	Athene Annuity and Life Company	No
B-4	$5,000,000	$5,000,000	American Equity Investment Life Insurance Company	No
B-5	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
B-6	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
C	$63,000,000	$63,000,000	Nonghyup Bank as Trustee for Up Global Private Real Estate Fund V	Yes(1)
Total	$223,000,000	$223,000,000

(1)	The initial controlling note is Note C. If a control appraisal period with respect to Note C has occurred and is continuing, but a control appraisal period with respect to Note B-1 has not occurred and is not continuing, then the control note will be Note B-1. If a control appraisal period with respect to Note B-1 has occurred and is continuing, then the control note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans— The Colonnade Office Complex Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrower is FPG Colonnade, LP (“The Colonnade Office Complex Borrower”), a Delaware limited partnership and single purpose entity. Legal counsel to The Colonnade Office Complex Borrower delivered a non-consolidation opinion in connection with the origination of The Colonnade Office Complex Whole Loan. The nonrecourse carve-out guarantor and borrower sponsor of The Colonnade Office Complex Whole Loan is Fortis Property Group, LLC (“Fortis”).

Fortis is a private U.S. real estate investment, operating and development company based in Brooklyn, New York. Founded in 2005, Fortis has acquired and/or developed approximately 8.0 million square feet throughout the United States, with an emphasis on the Northeast and Dallas, Texas markets. Fortis’ portfolio of developments and properties under management are primarily Class A office and multi-family rental and condominium properties, along with other assets such as retail and industrial. The borrower sponsor has had past loan defaults. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other” in the Preliminary Prospectus.

The Property. The Colonnade Office Complex Property is comprised of three 14-story Class A office buildings totaling 1,080,180 square feet located in Addison, Texas. Situated on an approximately 12.4 acre site, The Colonnade Office Complex Property was constructed in 1983, and renovated between 2015 and 2017. The three buildings are connected by a three-story 70-foot high barrel vaulted glass atrium and an eight-level parking garage with 2,563 parking spaces and 137 surface parking spaces, resulting in a parking ratio of 2.5 spaces per 1,000 square feet. Amenities at The Colonnade Office Complex Property include a fitness facility, a business center, a full service bank, a 6,897 square foot food court, a coffee kiosk, a sundries shop, a conference center, storage spaces, and 24/7 security. The Colonnade Office Complex Property is LEED® Certified Gold for Existing Buildings Operations and Maintenance (LEED-EB O+M), and in 2004 and 2013, The Colonnade Office Complex Property was recognized as Building Owners and Managers Association’s "Building of the Year." Since the borrower sponsor’s acquisition of The Colonnade Office Complex Property in 2013, the borrower sponsor has spent approximately $32.5 million in capital improvements, tenant improvements, leasing commissions, and soft costs at The Colonnade Office Complex Property.

The Colonnade Office Complex Property was 91.2% leased as of September 30, 2018 to 59 office and telecommunications tenants, with approximately 19.6% of NRA and 21.4% of underwritten base rent leased to investment grade tenants. The borrower sponsor acquired The Colonnade Office Complex Property in 2014 with occupancy of 88.8% and subsequent to the capital improvements that the borrower sponsor has implemented, The Colonnade Office Complex Property has averaged occupancy of 95.1% over the past five

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

years. The top three tenants at The Colonnade Office Complex Property are Hilton Domestic Operating Company (14.4% of NRA), USP Texas, L.P. (11.8% of NRA) and HQ Global Workplaces, LLC (5.0% of NRA). No other tenant at The Colonnade Office Complex Property represents more than 4.7% of NRA or 4.9% of underwritten base rent.

Major Tenants.

Largest Tenant: Hilton Domestic Operating Company (Ba2 by Moody’s; 155,572 square feet; 14.4% of net rentable area; 16.7% of underwritten base rent; 1/31/2021 lease expiration) – Hilton Domestic Operating Company is a subsidiary of Hilton Worldwide Holdings (“Hilton”) (NYSE: HIL). Founded in 1919, Hilton is a leading global hospitality company with a portfolio of more than 5,500 properties with nearly 895,000 rooms, in 109 countries and territories. Hilton’s portfolio of 16 brands include Waldorf Astoria Hotels & Resorts, Conrad Hotel & Suites, Hilton Hotels and Resorts, Curio, DoubleTree, Hilton Garden Inn, Hampton, and Hilton Grand Vacations. Hilton manages a customer loyalty program, Hilton Honors, which has over 85 million members as of year-end 2018. Hilton Domestic Operating Company currently occupies 155,572 square feet across nine suites at The Colonnade Office Complex Property. The leases related to seven suites totaling 106,860 square feet (9.9% of NRA, 10.6% of underwritten base rent) have a current expiration date of January 31, 2021 and provide for one, five-year renewal option. The leases related to two suites totaling 48,712 square feet (4.5% of NRA, 5.9% of underwritten base rent) have a current expiration date of November 30, 2023 and provide for one, two-year renewal option. Underwritten base rents for Hilton Domestic Operating Company’s nine suites range from $26.00 to $33.00 per square foot with a weighted average underwritten base rent of $28.96 per square foot. Hilton Domestic Operating Company does not have any termination options.

2nd Largest Tenant: USP Texas, L.P. (B/Caa1 by Fitch/Moody’s; 127,613 square feet; 11.8% of net rentable area; 12.7% of underwritten base rent; 10/31/2025 lease expiration) – United Surgical Partners Texas, L.P. (“USP”) is an ambulatory services provider and a subsidiary of Tenet Healthcare (NYSE: THC), a diversified healthcare services company. USP currently owns and operates over 400 ambulatory facilities, serving more than 9,000 physicians and over 2.5 million patients each year. With a team of approximately 17,000 employees, USP also maintains strategic joint-venture partnerships with more than 4,000 physicians and over 50 health systems nationwide. A tenant at The Colonnade Office Complex Property since January 2003, USP currently occupies six office suites totaling 123,249 square feet and two storage units totaling 4,364 square feet at The Colonnade Office Complex Property. USP pays current underwritten base rent of $27.37 per square foot for its office spaces and $12.00 per square foot for its storage spaces. USP’s lease has a current expiration date of October 31, 2025 and provides for one, five-year renewal option and no termination options.

3rd Largest Tenant: HQ Global Workplaces, LLC (54,482 square feet; 5.0% of net rentable area; 5.2% of underwritten base rent; 4/30/2020 lease expiration) – HQ Global Workplaces, LLC (“HQ Global”) is a subsidiary of International Workplace Group (LSE: IWG) (“IWG”), one of the world’s largest providers of flexible workspace solutions for companies of any size. As of year-end 2017, IWG had approximately 3,125 business centers in more than 1,000 cities across over 110 countries. IWG owns and operates internationally renowned brands including HQ, Regus, Spaces, Signature, No 18, Basepoint, and Open Office with office outsourcing services in the Americas, Europe, Middle East, Africa, Asia Pacific, and the United Kingdom. HQ Global currently occupies 52,831 square feet of office space and 1,651 square feet of storage space at The Colonnade Office Complex Property with a lease that commenced on July 1, 2001 and expires on April 30, 2020. HQ Global currently pays underwritten base rent of $23.50 per square foot for 26,356 square feet of office space, $29.00 per square foot for 26,475 square feet of office space, and $12.00 per square foot for its storage space. HQ Global’s lease provides for one, five-year renewal option for its office spaces and no termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The following table presents certain information relating to the tenancy at The Colonnade Office Complex Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Hilton Domestic Operating Company(3)	NR/Ba2/NR	155,572	14.4%	$28.96	$4,505,134	16.7%	1/31/2021	1, 5-year 1, 2-year	N
USP Texas, L.P.	B/Caa1/NR	127,613	11.8%	$26.84	$3,425,416	12.7%	10/31/2025	1, 5-year	N
HQ Global Workplaces, LLC	NR/NR/NR	54,482	5.0%	$25.82	$1,406,953	5.2%	4/30/2020	1, 5-year	N
Google, Inc.(4)	NR/Aa2/NR	51,260	4.7%	$25.30	$1,296,846	4.8%	2/28/2026	2, 5-year	N
Systemware(5)	NR/NR/NR	48,125	4.5%	$27.50	$1,323,438	4.9%	5/31/2022	1, 5-year	Y(6)
Willis Towers Watson	BBB/Baa3/NR	46,266	4.3%	$27.38	$1,266,534	4.7%	12/31/2019	2, 5-year	N
Zurich American Insurance Company(7)	A-/A1/NR	43,711	4.0%	$25.12	$1,097,946	4.1%	4/30/2027	2, 5-year	N
GenCorp Technologies, Inc.	NR/NR/NR	41,082	3.8%	$26.58	$1,091,892	4.1%	2/28/2029	1, 5-year	N
RMG Enterprise Solutions, Inc.	NR/NR/NR	31,255	2.9%	$29.00	$906,395	3.4%	3/31/2025	1, 5-year	Y(8)
Dillon Gage Incorporated of Dallas	NR/NR/NR	28,874	2.7%	$27.07	$781,509	2.9%	5/31/2025	1, 5-year	N
Total Major Tenants		628,240	58.2%	$27.22	$17,102,061	63.6%
Non-Major Tenants		356,626	33.0%	$27.50	$9,807,281	36.4%
Occupied Collateral Total		984,866	91.2%	$27.32	$26,909,342	100.0%

Vacant Space		95,314	8.8%

Collateral Total		1,080,180	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2020 totaling $318,819.

(3)	Seven suites totaling 106,860 square feet have a current expiration date of January 31, 2021 with one, five-year renewal option and two suites totaling 48,712 square feet have a current expiration date of November 30, 2023 with one, two-year renewal option.

(4)	Three suites totaling 38,180 square feet have a current expiration date of February 28, 2026 and one suite totaling 13,080 square feet has a current expiration date of May 31, 2020. In addition, at origination of The Colonnade Office Complex Whole Loan, $89,271 was reserved for free rent with respect to the Google, Inc. lease.

(5)	At origination of The Colonnade Office Complex Whole Loan, $220,573 was reserved for free rent with respect to the Systemware lease.

(6)	Systemware has a one-time option to terminate its lease effective May 31, 2020 with at least 12-months’ written notice of such cancellation and payment of a termination fee equal to two months of then applicable base rent and the outstanding balance of leasing costs amortized over a 60-month term at 8%; provided, however, that such termination option will terminate if Systemware leases more than 5,000 square feet of additional space at The Colonnade Office Complex Property.

(7)	Two suites totaling 38,540 square feet have a current expiration date of April 30, 2027 and one suite totaling 5,171 square feet has a current expiration date of September 30, 2022.

(8)	RMG Enterprise Solutions, Inc. has a one-time option to terminate its lease effective December 31, 2021 with written notice, no earlier than 12 months prior and no later than nine months prior, of such cancellation and payment of a termination fee equal to five months of then applicable base rent and the outstanding balance of leasing costs amortized over its lease term at 8%; provided, however, that such termination option will terminate if RMG Enterprise Solutions, Inc. leases additional space at The Colonnade Office Complex Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The following table presents certain information relating to the lease rollover schedule at The Colonnade Office Complex Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	265	0.0%	265	0.0%	$5,120	0.0%	$19.32
2019	11	75,469	7.0%	75,734	7.0%	$1,912,030	7.1%	$25.34
2020	16	117,650	10.9%	193,384	17.9%	$3,079,500	11.4%	$26.18
2021	18	192,308	17.8%	385,692	35.7%	$5,429,641	20.2%	$28.23
2022	21	134,351	12.4%	520,043	48.1%	$3,936,641	14.6%	$29.30
2023	9	109,232	10.1%	629,275	58.3%	$3,081,821	11.5%	$28.21
2024	1	8,558	0.8%	637,833	59.0%	$196,811	0.7%	$23.00
2025	18	229,231	21.2%	867,064	80.3%	$6,232,731	23.2%	$27.19
2026	3	38,180	3.5%	905,244	83.8%	$979,656	3.6%	$25.66
2027	2	38,540	3.6%	943,784	87.4%	$963,500	3.6%	$25.00
2028	0	0	0.0%	943,784	87.4%	$0	0.0%	$0.00
2029	8	41,082	3.8%	984,866	91.2%	$1,091,892	4.1%	$26.58
Thereafter	0	0	0.0%	984,866	91.2%	$0	0.0%	$0.00
Vacant	0	95,314	8.8%	1,080,180	100.0%	$0	0.0%	$0.00
Total/Weighted Average	109	1,080,180	100.0%			$26,909,342	100.0%	$27.32

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at The Colonnade Office Complex Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	9/30/2018(2)
94.2%	94.6%	94.2%	97.1%	91.2%

(1)	Information obtained from The Colonnade Office Complex Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Colonnade Office Complex Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$25,083,835	$25,712,275	$27,530,368	$27,615,394	$26,590,522	73.0%	$24.62
Contractual Rent Steps(2)	0	0	0	0	410,211	1.1	0.38
Grossed Up Vacant Space	0	0	0	0	2,230,380	6.1	2.06
Gross Potential Rent	$25,083,835	$25,712,275	$27,530,368	$27,615,394	$29,231,113	80.3%	$27.06
Other Income	1,257,497	906,483	1,087,285	1,050,028	1,075,323	3.0	1.00
Total Recoveries	2,897,988	3,417,382	3,850,829	3,521,436	6,118,569	16.8	5.66
Net Rental Income	$29,239,321	$30,036,140	$32,468,482	$32,186,858	$36,425,006	100.0%	$33.72
(Vacancy & Credit Loss)	0	0	0	0	(3,164,483)(3)	(10.8)	(2.93)
Effective Gross Income	$29,239,321	$30,036,140	$32,468,482	$32,186,858	$33,260,523	91.3%	$30.79

Real Estate Taxes	4,630,522	4,759,713	4,969,763	4,464,863	5,890,787	17.7	5.45
Insurance	183,318	189,099	192,657	194,728	172,361	0.5	0.16
Management Fee	1,138,944	1,156,907	1,317,837	1,333,793	997,816	3.0	0.92
Other Operating Expenses	6,337,472	5,913,252	6,011,406	6,130,111	6,130,111	18.4	5.68
Total Operating Expenses	$12,290,256	$12,018,971	$12,491,663	$12,123,495	$13,191,074	39.7%	$12.21

Net Operating Income	$16,949,065	$18,017,169	$19,976,818	$20,063,363	$20,069,449	60.3%	$18.58
Replacement Reserves	0	0	0	0	86,414	0.3	0.08
TI/LC	0	0	0	0	1,141,715	3.4	1.06
Net Cash Flow	$16,949,065	$18,017,169	$19,976,818	$20,063,363	$18,841,320	56.6%	$17.44

NOI DSCR(4)	3.48x	3.69x	4.10x	4.11x	4.12x
NCF DSCR(4)	3.48x	3.69x	4.10x	4.11x	3.86x
NOI Debt Yield(4)	16.1%	17.2%	19.0%	19.1%	19.1%
NCF Debt Yield(4)	16.1%	17.2%	19.0%	19.1%	17.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents (i) contractual rent steps through March 2020 totaling $318,819 and (ii) straight line rent averaging for investment grade tenants totaling $91,392.

(3)	The underwritten economic vacancy is 9.0%. The Colonnade Office Complex Property was 91.2% physically occupied as of September 30, 2018.

(4)	Based on The Colonnade Office Complex Senior Loan. Based on The Colonnade Office Complex Whole Loan the U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 1.68x, 1.58x, 9.0% and 8.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

Appraisal. The appraiser concluded to an “as-is” appraised value of $347,590,000 as of October 31, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated November 8, 2018, there was no evidence of any recognized environmental conditions at The Colonnade Office Complex Property.

Market Overview and Competition. The Colonnade Office Complex Property is located along Dallas North Tollway in Addison, Dallas County, Texas. The Colonnade Office Complex Property is approximately 15.0 miles north of downtown Dallas, approximately 14.0 miles southwest of Plano, and approximately 29.9 miles northeast of Arlington. The neighborhood surrounding The Colonnade Office Complex Property consists primarily of retail and office development. Immediate access to The Colonnade Office Complex Property is provided by the Dallas North Tollway and Arapaho Road. Regional access to The Colonnade Office Complex Property is provided by Interstate 635 (2.9 miles south) and the President George Bush Turnpike (SH 190) (4.9 miles south). Public transportation in the area is provided by Dallas Area Rapid Transit, which services Dallas and 12 surrounding cities. The Colonnade Office Complex Property is located two blocks east of the Addison Transit Center, which is expected to become a station along the planned Cotton Belt Rail Line, according to the appraisal.

The Colonnade Office Complex Property is located in the Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas MSA”). The Dallas MSA has a population of approximately 7.4 million, making it the fourth largest metropolitan statistical area in the United States. Major industries in the Dallas MSA economy include banking, commerce, telecommunications, technology, energy, healthcare and medical research, and transportation and logistics. In 2017, the Dallas MSA was home to 22 Fortune 500 companies, the third largest concentration of Fortune 500 companies in the nation, behind New York City and Chicago. Major employers in the Dallas MSA include Bank of America Corp., Texas Health Resources, Inc., Baylor Health Care System, AT&T, and JP Morgan & Chase Co. According to the appraisal, corporate relocations to the Dallas MSA in recent years include Toyota, Liberty Mutual, and State Farm.

Additional national retailers and restaurants within close proximity of The Colonnade Office Complex Property include Whole Foods Market, Walgreens, In-N-Out Burger, Whataburger, Outback Steakhouse, BJ’s Restaurants and Brewhouse, Chipotle, and McDonald’s. Nearby retail centers include Prestonwood Town Center (0.5 miles east), which is anchored by Walmart Supercenter, Michael’s, Best Buy, and DSW, as well as Addison Town Center (2.2 miles west), which is anchored by Target, Kroger, and PetSmart. The Galleria Mall, located approximately 2.4 miles south of The Colonnade Office Complex Property off North Dallas Parkway, is a regional mall anchored by Nordstrom, Macy’s, and Saks Fifth Avenue. Other retailers at the Galleria Mall include Tiffany, Gucci, Rolex, Bachendorf’s, Versace, and Louis Vuitton. The Galleria Mall has over 200 stores and restaurants and features an indoor ice skating rink. Nationally flagged hospitality properties are concentrated southwest of The Colonnade Office Complex Property, including Marriott, Renaissance, Courtyard by Marriott, Radisson Hotel, Hyatt House, and Residence Inn.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of The Colonnade Office Complex Property was 10,587, 143,954 and 373,092, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $95,316, $97,719 and $101,781, respectively.

Submarket Information – According to a third-party market research report, The Colonnade Office Complex Property is situated within the Far North Dallas office submarket cluster. The Far North Dallas office submarket cluster contains approximately 64.7 million square feet of office space with a vacancy rate of 15.1% and an average asking rental rate of $28.66 per square foot NNN as of the third quarter of 2018. The Far North Dallas office submarket cluster experienced positive year to date net absorption of 666,235 square feet at the end of the third quarter of 2018.

Appraiser’s Comp Set – The appraiser identified five competitive properties built between 1982 and 2018 ranging in size from approximately 240,000 square feet to 549,170 square feet. The appraiser’s competitive set reported rent from $23.00 per square foot to $32.00 per square foot, with a weighted average rent of $25.93 per square foot. The appraisal indicated a market rent of $24.00 per square foot for office space.

The table below presents certain information relating to comparable sales for The Colonnade Office Complex Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Granite Park VII	Plano, TX	322,917	Sep-18	$163,000,000	$504.77
3838 Oak Lawn Avenue	Dallas, TX	319,977	Jul-17	$121,000,000	$378.15
State Farm Campus	Richardson, TX	2,262,902	Oct-16	$825,000,000	$364.58
3102 Oak Lawn Avenue	Dallas, TX	508,536	Jun-18	$177,538,139	$349.12
Parkside Tower	Dallas, TX	378,088	Mar-17	$112,139,737	$296.60

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The table below presents certain information relating to five comparable office properties to The Colonnade Office Complex Property identified by the appraiser:

Competitive Set(1)

	The Colonnade Office Complex (Subject)	Millennium Tower	Fourteen 555 North Building	Pinnacle Tower	One Galleria Tower	North Park Central
Location	Addison, TX	Addison, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX
Distance from Subject	--	0.2 miles	1.1 miles	2.1 miles	2.3 miles	9.4 miles
Property Type	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban
Year Built/Renovated	1983/2017	1999/NAP	2018/NAP	1986/NAP	1982/1991	1984/1994
Total GLA	1,080,180 SF	357,102 SF	240,000 SF	549,170 SF	477,790 SF	508,102 SF
Total Occupancy	91.2%	80.0%	85.0%	91.0%	88.0%	92.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The following table presents certain information relating to five comparable leases to those at The Colonnade Office Complex Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF
Millennium Tower 15455 Dallas Parkway Addison, TX	1999/NAP	357,102	0.2 miles	80.0%	5.0 Yrs	9,633 SF	$23.00
Fourteen 555 North Building 14555 North Dallas Parkway Dallas, TX	2018/NAP	240,000	1.1 miles	85.0%	5.0 Yrs	120,000 SF	$32.00
Pinnacle Tower 5005 LBJ Freeway Dallas, TX	1986/NAP	549,170	2.1 miles	91.0%	10.0 Yrs	8,509 SF	$24.50
One Galleria Tower 13355 Noel Road Dallas, TX	1982/1991	477,790	2.3 miles	88.0%	5.0 Yrs	9,936 SF	$28.50
North Park Central 8750 North Central Expressway Dallas, TX	1984/1994	508,102	9.4 miles	92.0%	5.0 Yrs	6,938 SF	$24.25

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $502,948 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $502,948).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as The Colonnade Office Complex Borrower maintains a blanket policy acceptable to the lender.

Replacement Reserves –The loan documents require ongoing monthly replacement reserves of $17,987 for replacements and repairs required to be made to The Colonnade Office Complex Property during the calendar year.

TI/LC Reserve – The loan documents require an upfront reserve of $4,000,000 for TI/LCs and ongoing monthly TI/LC reserves of $89,933 (subject to a cap of $6,000,000).

Immediate Repairs Reserve – The loan documents require an upfront reserve of $69,163 for immediate repairs.

Landlord Obligations Reserve – The loan documents require an upfront reserve of $1,127,202 for outstanding landlord obligations with respect to USP Texas, L.P. ($495,495), Google, Inc. ($378,835), HQ Global Workplaces, LLC ($158,136) and Mitsui Sumitomo Marine Management (U.S.A.), Inc. ($94,736).

Tenant Free Rent Funds Reserve – The loan documents require an upfront reserve of $631,755 for free rent with respect to Systemware ($220,573), Dillon Gage Incorporated of Dallas ($148,292), Hiersche, Hayward, Drakeley & Urbach, P.C. ($103,842), Google, Inc. ($89,271), Roth Staffing Companies, L.P. ($19,273), Accounting Principals, Inc. ($18,899), Mitsui Sumitomo Marine Management (U.S.A.), Inc. ($16,757) and Mente Group, LLC ($14,848).

Lockbox and Cash Management. The Colonnade Office Complex Whole Loan documents require a hard lockbox with springing cash management. The Colonnade Office Complex Borrower was required at origination of The Colonnade Office Complex Whole Loan to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Colonnade Office Complex Whole Loan documents require that all rents received by The Colonnade Office Complex Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, The Colonnade Office Complex Borrower is required to establish a cash management account under sole control of the lender, to which, during a Triggering Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Period (as defined below), any remaining funds after such disbursements are required to be distributed to The Colonnade Office Complex Borrower. Upon a Cash Sweep Period, all remaining excess cash flow will be escrowed in an excess cash flow reserve account (provided, however, that if a Cash Sweep Period has occurred solely as a result of a Material Tenant Trigger Event (as defined below), then such amount will be applied to a Material Tenant (as defined below) reserve account).

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under The Colonnade Office Complex Whole Loan documents or The Colonnade Office Complex Mezzanine Loan documents;

(ii)	the debt service coverage ratio for the immediately preceding 12-month period of The Colonnade Office Complex debt, including The Colonnade Office Complex Mezzanine Loan (the “Cumulative DSCR”), falling below 1.15x for two consecutive calendar quarters;

(iii)	the date on which The Colonnade Office Complex Borrower, the guarantor, or the property manager becomes insolvent or a debtor in a bankruptcy action;

(iv)	an indictment for fraud or misappropriation of funds by The Colonnade Office Complex Borrower, the guarantor, Louis Kestenbaum, Joel Kestenbaum or the property manager (provided, that in the case of a third party manager, such indictment is related to The Colonnade Office Complex Property); or

(v)	a Material Tenant Trigger Event.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the Cumulative DSCR being at least 1.20x for two consecutive calendar quarters;

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 120 days of such filing among other conditions, or with respect to the property manager, The Colonnade Office Complex Borrower having replaced the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the replacement of the property manager with a qualified manager under a replacement property management agreement; or

●	with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

A “Cash Sweep Period” will commence upon the earliest to occur of the following:

(i)	an event of default under The Colonnade Office Complex Whole Loan documents or The Colonnade Office Complex Mezzanine Loan documents;

(ii)	the Cumulative DSCR falling below 1.10x for two consecutive calendar quarters;

(iii)	the date on which The Colonnade Office Complex Borrower, the guarantor, or the property manager becomes insolvent or a debtor in a bankruptcy action; or

(iv)	a Material Tenant Trigger Event.

A Cash Sweep Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the Cumulative DSCR being at least 1.15x for two consecutive calendar quarters;

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 120 days of such filing among other conditions, or with respect to the property manager, The Colonnade Office Complex Borrower having replaced the property manager with a qualified property manager acceptable to the lender; or

●	with regard to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intent to terminate or not to extend or renew its lease;

(ii)	on or prior to twelve months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease;

(iii)	on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice;

(iv)	a monetary or a material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period;

(v)	any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	a Material Tenant lease being terminated, in whole or in part, or being no longer in full force and effect; provided that with respect to a partial termination, such partial termination relates to a portion of a Material Tenant’s space that (a) makes up 10% or more of the total net rentable square footage or (b) is responsible for 10% or more of the total base rent of The Colonnade Office Complex Property; or

(vii)	any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 10% or more of the total net rentable area at The Colonnade Office Complex Property.

Notwithstanding the above, if the Cumulative DSCR excluding the rent paid or payable by such Material Tenant is at least 1.30x, no event relating to clause (i), (ii), or (iii) of this definition constitutes as a Material Tenant Trigger Event.

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease;

●	with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease;

●	with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; or

●	with regard to clause (vii) above, the applicable Material Tenant having re-opened for business or the applicable Material Tenant space being leased to an acceptable replacement tenant.

A “Material Tenant” shall mean (i) Hilton Domestic Operating Company, (ii) USP, or (iii) any tenant whose leases, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) cover no less than 10% of the net rentable area at The Colonnade Office Complex Property or (y) require the payment of base rent that is no less than 10% of the total in-place base rent at The Colonnade Office Complex Property.

Property Management. The Colonnade Office Complex Property is managed by an affiliate of The Colonnade Office Complex Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Colonnade Office Complex B-Note, which has an original principal value of $55.0 million, is subordinate to The Colonnade Office Complex Senior Loan and accrues interest at a rate of 5.2500% per annum. The Colonnade Office Complex C-Note, which has an original principal value of $63.0 million, is subordinate to The Colonnade Office Complex B-Note and accrues interest at a rate of 6.4700% per annum. The Colonnade Office Complex Subordinate Notes are coterminous with The Colonnade Office Complex Senior Loan. The holders of The Colonnade Office Complex Senior Loan and The Colonnade Office Complex Subordinate Notes have entered into a co-lender agreement that sets forth the allocation of collections on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 15301-15305 North Dallas Parkway Addison, TX 75001	Loan #8 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 30.2% 3.86x 19.1%

The Colonnade Office Complex Whole Loan. Based on The Colonnade Office Complex Whole Loan, the cumulative Cut-off Date LTV Ratio, cumulative U/W NCF DSCR and cumulative U/W NOI Debt Yield are 64.2%, 1.58x and 9.0%, respectively.

The Colonnade Office Complex Mezzanine Loan is comprised of a mezzanine loan in the original principal amount of $17.0 million, which is secured by the direct equity ownership in The Colonnade Office Complex Borrower. The Colonnade Office Complex Mezzanine Loan accrues interest at a rate of 12.0000% per annum and is coterminous with The Colonnade Office Complex Whole Loan. Including The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan, the total Cut-off Date LTV Ratio, total U/W NCF DSCR and total U/W NOI Debt Yield are 69.0%, 1.34x and 8.4%, respectively. The lenders of The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Ground Lease. None.

Terrorism Insurance. The Colonnade Office Complex Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, The Colonnade Office Complex Borrower will not be required to pay annual premiums in excess of two times the property and business interruption insurance premiums required under The Colonnade Office Complex Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

San Rafael
Kentfield
Richmond-San Rafael Bridge
San Quentin
Corte Madera
Larkspur
MARIN COUNTY
Mt. Tamalpais
Blithedale Summit Open Space Preserve
Meadowsweet
Camino Alto Open Space Preserve
Chapman
Mill Valley
Paradise Clay
Ring Mtn. Open Space Preserve
San Francisco Bay
Alto
MUIR WOODS NATIONAL MONUMENT
Strawberry
Tiburon
MT. TAMALPAIS STATE PARK
Tamalpais Valley
Harbor Point
Waldo
Richardson Bay
Marin City
Belvedere
Muir Beach
Sausalito
Mariners Landing
401-413 Coloma Street AKA 350-360 Gate 5 Road;
441-475 Coloma Street; 150 Gate 5 Road;
160 & 170 Gate 5 Road; 310 Gate 5 Road;
2656-2658 Bridgeway
Sausalito, CA 94965
GOLDEN GATE NATIONAL RECREATION AREA
ROBIN WILLIAMS TUNNEL
Pacific Ocean
Marin Headlands
Golden Gate
GOLDEN GATE BRIDGE
PRESIDIO OF SAN FRANCISCO
Sea Cliff
SAN FRANCISCO
Marina District
Pacific Heights
Angel Island
OAKLAND
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Mariners Landing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use – Office/Industrial
	Original Principal Balance:	$27,000,000		Location:	Sausalito, CA
	Cut-off Date Balance:	$27,000,000		Size:	84,801 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF:	$318.39
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$318.39
	Borrower Sponsor:	Daniel H. Morgan		Year Built/Renovated:	1970/2018
	Guarantors:	Daniel H. Morgan; Morgan Family 2018 Trust		Title Vesting:	Fee
	Mortgage Rate:	4.7500%		Property Manager:	Self-managed
	Note Date:	March 21, 2019		Current Occupancy (As of):	94.6% (2/14/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	96.5%
	Maturity Date:	April 11, 2029		YE 2017 Occupancy:	90.8%
	IO Period:	120 months		YE 2016 Occupancy:	97.8%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	99.0%
	Amortization Term (Original):	NAP		Appraised Value:	$42,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$495.28
	Call Protection:	L(25),D(88),O(7)		Appraisal Valuation Date:	February 5, 2019
	Lockbox Type:	Springing
	Additional Debt(1):	Yes
	Additional Debt Type(1):	Future Mezzanine		Underwriting and Financial Information
				YE 2018 NOI(3):	$1,636,738
				YE 2017 NOI:	$1,673,298
				YE 2016 NOI(3):	$1,694,469
				YE 2015 NOI(3):	$1,386,892
				U/W Revenues:	$3,159,584
Escrows and Reserves(2)				U/W Expenses:	$789,735
	Initial	Monthly	Cap	U/W NOI(3):	$2,369,850
Taxes	$21,603	$21,603	NAP	U/W NCF:	$2,303,458
Insurance	$22,510	$11,255	NAP	U/W DSCR based on NOI/NCF:	1.82x / 1.77x
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
TI/LC Reserve	$1,000,000	$16,888	$300,000	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
Gap Rent Reserve	$28,336	$0	NAP	Cut-off Date LTV Ratio:	64.3%
Existing TI Reserve	$117,000	$0	NAP	LTV Ratio at Maturity:	64.3%

Sources and Uses
Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(4)	$12,576,917	46.6%
			Mezzanine loan payoff	916,203	3.4
			Upfront reserves	1,072,449	4.0
			Closing costs	732,466	2.7
			Return of equity	11,701,965	43.3
Total Sources	$27,418,278	100.0%	Total Uses	$27,000,000	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section below.

(2)	See “Escrows” section below.

(3)	See “Cash Flow Analysis” section below for details regarding the increase in NOI from 2015 to 2016 and from 2018 to U/W.

(4)	The proceeds from the Mariners Landing Mortgage Loan (as defined below) were used to refinance existing CMBS debt previously securitized in the GSMS 2013-GC16 trust, which was secured by the Mariners Landing Property as well as one additional property that does not serve as collateral for the Mariners Landing Mortgage Loan. The amounts shown above for Loan payoff and Mezzanine loan payoff were approximated based on the Mariners Landing Property’s allocated loan amount of the previous debt, which was obtained from a third party industry research provider.

The Mortgage Loan. The mortgage loan (the “Mariners Landing Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a six-building, mixed use office/industrial property located in Sausalito, California (the “Mariners Landing Property”).

The Borrower and Borrower Sponsor. The borrower is Mariners Landing, LLC (the “Mariners Landing Borrower”), a Delaware limited liability company and single purpose entity. The borrower sponsor of the Mariners Landing Mortgage Loan is Daniel H. Morgan, and the nonrecourse carve-out guarantors are Daniel H. Morgan, individually and as trustee of the Morgan Family 2018 Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

Mr. Morgan is a real estate developer in Northern California with 37 years of experience. Since 1982, Mr. Morgan has developed and sold 18 residential subdivisions totaling approximately 1,898 homes and has been involved in six commercial property investments, including office, retail, warehouse, mixed-use and other property types. An affiliate of Mr. Morgan was involved in a mortgage default regarding a Coachella, CA residential subdivision development that resulted in a discounted pay-off in October 2010. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Mariners Landing Property comprises six, one- and two-story class B mixed-use industrial/office buildings, situated on four non-contiguous parcels (see “Partial Release” section below), totaling 84,801 square feet of rentable area. Constructed in 1970 and renovated in 2018, the Mariners Landing Property contains a variety of buildouts, including traditional office, artistic office (for design and production), traditional retail, and manufacturing and warehouse spaces. The Mariners Landing Property also contains 147 parking spots, resulting in a ratio of 1.73 spaces per 1,000 square feet. Recent renovations total approximately $2.7 million and include updates to exterior siding, HVAC and electrical circuits, roofing and flooring. The net rentable area of the Mariners Landing Property comprises approximately 67.5% office/art/production space, 26.9% warehouse, and 5.6% retail. As of February 14, 2019, the Mariners Landing Property was 94.6% leased to 34 tenants with an average occupancy rate of 95.7% since 2010.

The two largest tenants at the Mariners Landing Property are Oculus VR (a virtual reality company owned by Facebook) and CP Shades Inc. (“CP Shades”), which collectively account for 48.3% of net rentable area and 52.5% of underwritten base rent. No other tenant at the Mariners Landing Property accounts for more than 3.8% of net rentable area or 5.7% of underwritten base rent.

Major Tenants.

Largest Tenant: Oculus VR (21,394 square feet; 25.2% of net rentable area; 30.5% of underwritten base rent; 9/30/2025 lease expiration) – Founded in 2012, and acquired by Facebook in 2014, Oculus VR is a technology company that develops virtual reality products. Oculus VR has been a tenant at the Mariners Landing Property since November of 2015 and recently expanded its space from approximately 7,430 square feet to 21,394 square feet in September 2018. The entire Oculus VR space is subject to one, three-year renewal option or two, two-year renewal options following its September 2025 lease expiration. Oculus VR has the right to terminate its lease with respect to all or a portion of its premises on September 20, 2023 with notice by March 1, 2023, subject to a termination fee equal to all unamortized brokerage and attorney fees.

2nd Largest Tenant: CP Shades (19,605 square feet; 23.1% of net rentable area; 22.0% of underwritten base rent; 12/31/2022 lease expiration) – Founded in 1973, CP Shades mass produces handmade clothing and uses its space at the Mariners Landing Property as its headquarters, sewing facility and warehouse. CP Shades has been a tenant at the Mariners Landing Property since 2005 and has expanded five times since 2009 (most recently in November 2017), from approximately 5,300 square feet to 19,605 square feet. The tenant has one, 1- to 5-year renewal option remaining following its December 2022 lease expiration.

The following table presents certain information relating to the tenancy at the Mariners Landing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Oculus VR	NR/NR/NR	21,394	25.2%	$42.53(2)	$909,890(2)	30.5%	9/30/2025	2, 2-yr or 1, 3-yr	Y(3)
CP Shades Inc.	NR/NR/NR	19,605	23.1%	$33.42	$655,200	22.0%	12/31/2022	1, 1-5 year	N
Carve Designs, Inc.(4)	NR/NR/NR	3,220	3.8%	$52.80	$170,016	5.7%	5/30/2024(5)	1, 5-year	N
RePower Capital	NR/NR/NR	2,694	3.2%	$36.70	$98,868	3.3%	8/31/2023	1, 3-year	N
Ready Set Go Therapy Inc.	NR/NR/NR	2,467	2.9%	$34.20	$84,371	2.8%	2/28/2021	NAP	Y(6)
Total Major Tenants		49,380	58.2%	$38.85	$1,918,345	64.4%

Non-Major Tenants		30,871	36.4%	$34.35	$1,060,534	35.6%

Occupied Collateral Total		80,251	94.6%	$37.12	$2,978,879	100.0%

Vacant Space		4,550	5.4%

Collateral Total		84,801	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2020 totaling $62,241 and straight line rent averaging through September 2025 for Oculus VR totaling $78,539.

(2)	Represents the straight line average over the remaining lease term for Oculus VR, which is owned by Facebook. Oculus VR’s current weighted average rental rate is $38.86.

(3)	Oculus VR has the right to terminate its lease with respect to all or a portion of its premises on September 20, 2023 with notice by March 1, 2023, subject to a termination fee equal to all unamortized brokerage and attorney fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

(4)	The Mariners Landing Borrower is currently building out Carve Designs, Inc.’s (“Carve”) space and the tenant has not yet taken occupancy or commenced paying rent. Carve has a signed lease and is expected to take occupancy and begin paying rent in May 2019. The Mariners Landing Borrower deposited an upfront reserve of $28,336 for gap rent related to Carve.

(5)	Carve’s lease expiration is based on when the tenant takes occupancy and begins paying rent. The lease expiration date shown assumes an occupancy and rent commencement date of May 2019.

(6)	Ready Set GO Therapy Inc. has the right to terminate its lease at any time on or after Feb 28, 2020, with 90 days’ notice.

The following table presents certain information relating to the lease rollover schedule at the Mariners Landing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	5,027	5.9%	5,027	5.9%	$127,812	4.3%	$25.43
2019	8	7,354	8.7%	12,381	14.6%	$243,475	8.2%	$33.11
2020	2	1,288	1.5%	13,669	16.1%	$49,320	1.7%	$38.29
2021	3	5,706	6.7%	19,375	22.8%	$202,150	6.8%	$35.43
2022	7	26,703	31.5%	46,078	54.3%	$920,953	30.9%	$34.49
2023	4	7,572	8.9%	53,650	63.3%	$283,731	9.5%	$37.47
2024	1	3,220	3.8%	56,870	67.1%	$170,016	5.7%	$52.80
2025	1	21,394	25.2%	78,264	92.3%	$909,890	30.5%	$42.53
2026	0	0	0.0%	78,264	92.3%	$0	0.0%	$0.00
2027	0	0	0.0%	78,264	92.3%	$0	0.0%	$0.00
2028	1	1,987	2.3%	80,251	94.6%	$71,532	2.4%	$36.00
2029	0	0	0.0%	80,251	94.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	80,251	94.6%	$0	0.0%	$0.00
Vacant	0	4,550	5.4%	84,801	100.0%	$0	0.0%	$0.00
Total/Weighted Average	34	84,801	100.0%			$2,978,879	100.0%	$37.12

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Mariners Landing Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	2/14/2019(2)
91.9%	99.0%	97.8%	90.8%	96.5%	94.6%
(1)	Information obtained from the Mariners Landing Borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Mariners Landing Property:

Cash Flow Analysis

	2015(1)	2016(1)	2017	2018(2)	U/W(2)	%(3)	U/W $ per SF
Rents in Place	$1,985,439	$2,210,740	$2,266,744	$2,182,020	$2,838,099	85.6%	$33.47
Contractual Rent Steps(4)	0	0	0	0	$140,780	4.2	1.66
Grossed Up Vacant Space	0	0	0	0	$129,320	3.9	1.52
Gross Potential Rent	$1,985,439	$2,210,740	$2,266,744	$2,182,020	$3,108,198	93.8%	$36.65
Other Income	4,641	6,455	13,181	5,567	5,567	0.2	0.07
Total Recoveries	41,611	87,672	115,631	121,625	201,229	6.1	2.37
Net Rental Income	$2,031,691	$2,304,867	$2,395,556	$2,309,212	$3,314,994	100.0%	$39.09
(Vacancy & Credit Loss)	0	0	0	0	(155,410)(5)	(5.0)	(1.83)
Effective Gross Income	$2,031,691	$2,304,867	$2,395,556	$2,309,212	$3,159,584	95.3%	$37.26

Real Estate Taxes	204,656	216,437	233,767	246,887	246,887	7.8	2.91
Insurance	99,570	54,834	80,968	81,492	128,628	4.1	1.52
Management Fee	82,473	71,348	70,664	78,908	94,788	3.0	1.12
Other Operating Expenses	258,100	267,779	336,860	265,187	319,432	10.1	3.77
Total Operating Expenses	$644,799	$610,398	$722,259	$672,474	$789,735	25.0%	$9.31

Net Operating Income	$1,386,892	$1,694,469	$1,673,298	$1,636,738	$2,369,850	75.0%	$27.95
Replacement Reserves	0	0	0	0	8,480	0.3	0.10
TI/LC	0	0	0	0	57,912	1.8	0.68
Net Cash Flow	$1,386,892	$1,694,469	$1,673,298	$1,636,738	$2,303,458	72.9%	$27.16

NOI DSCR	1.06x	1.30x	1.28x	1.26x	1.82x
NCF DSCR	1.06x	1.30x	1.28x	1.26x	1.77x
NOI Debt Yield	5.1%	6.3%	6.2%	6.1%	8.8%
NCF Debt Yield	5.1%	6.3%	6.2%	6.1%	8.5%

(1)	The increase in Effective Gross Income and Net Operating Income from 2015 to 2016 was driven partly by (i) the Mariners Landing Borrower commencing insurance reimbursement collection in 2016; and (ii) 4 new leases totaling 11,186 SF (13.2% NRA, 14.4% UW rent) with commencement dates ranging from April 2015 to November 2015.

(2)	The increase in Effective Gross Income and Net Operating Income from 2018 to U/W was driven partly by (i) 11 new leases totaling 24,632 square feet (29.0% NRA; 33.1% U/W base rent) with commencement dates ranging from August 2018 to March 2019; (ii) 10 renewal leases totaling 19,687 square feet (23.2% NRA, 26.3% U/W base rent) with commencement dates ranging from April 2018 to April 2019; (iii) contractual rent steps through April 2020 totaling $62,241; and (iv) straight line rent averaging for Oculus VR totaling $78,539.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Represents contractual rent steps through January 2020 and straight line rent averaging for Oculus VR (see “Major Tenants” table above).

(5)	The underwritten economic vacancy is 5.0%. The Mariners Landing Property was 94.6% leased as of February 14, 2019.

Appraisal. As of the appraisal valuation date of February 5, 2019 the Mariners Landing Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 12, 2019, there are no recognized environmental conditions at the Mariners Landing Property.

Market Overview and Competition. The Mariners Landing Property is located in Sausalito, California, within Marin County, approximately 9.8 miles north of the San Francisco central business district, 8.6 miles south of San Rafael and 22.5 miles northwest of the San Francisco International Airport. The city of Sausalito is situated near the northern end of the Golden Gate Bridge, which provides direct access to San Francisco, and is largely bounded by the protected spaces of the Golden Gate National Recreation Area. Primary access to the area is provided by US Highway 101, which crosses Marin County in a north/south direction and connects the area to San Francisco, the East Bay, the Peninsula and the South Bay.

According to a third party market research report, the estimated 2019 population within a three- and five-mile radius of the Mariners Landing Property was 44,645 and 73,496, respectively; and the estimated 2019 median household income within the same radii was $133,776 and $140,188, respectively. According to the appraisal, the majority of the city of Sausalito is residential land use with some of the highest home prices in the San Francisco region. In 2018, the city reported a median home sale price of approximately $1.2 million and a median single-family home sale price of approximately $2.0 million.

Submarket Information – According to the appraisal, the Mariners Landing Property is situated within the Sausalito Office and Flex market. As of March 1, 2019, the market reported an inventory of 80 flex buildings totaling approximately 1.1 million square feet with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

a 6.1% vacancy rate and average vacancy rate of 6.1% since 2010. From 2010 to 2018, average rental rates within the office and flex market increased by approximately 48.3%, from $35.52 per square foot to $52.68 per square foot, gross.

Appraiser’s Comp Set – The appraiser identified 13 properties that compete directly with the Mariners Landing Property, which reported asking rents ranging from $36.00 to $57.00 per square foot, gross, with a weighted average occupancy rate of 93.0%. According to the appraisal, contract rents at the Mariners Landing Property, on average, are approximately 5% below market rents.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Mariners Landing Property:

Market Rent Summary

	Average Office/Art/Production	Good Office/Art	Excellent Office/Art	Warehouse	Retail
Market Rent (PSF)	$36.00	$40.00	$52.80	$24.00	$40.00
Market Rent Range	$34.00-$38.00	$38.00-$42.00	$48.00-$54.00	$22.00-$26.00	$38.00-$42.00
Lease Term (Months)	60	60	60	60	60
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	CPI	CPI	CPI	CPI	CPI

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $21,603 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $21,603).

Insurance – The loan documents require an upfront insurance reserve of $22,510 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premium that the lender estimates will be payable during the next twelve months (initially $11,255).

Replacement Reserve – The loan documents do not require ongoing monthly escrows for replacement reserves as long as (i) no event of default has occurred and is continuing, and (ii) the Mariners Landing Borrower is properly maintaining the Mariners Landing Property as reasonably determined by the lender based on annual site inspections.

Leasing Reserve – The loan documents require an upfront general tenant improvements and leasing commissions (“TI/LC”) reserve of $1,000,000 and ongoing monthly TI/LC reserves of $16,888, subject to a cap of $300,000; provided, however, ongoing monthly TI/LC reserve deposits are required to continue beyond the cap (i) upon the occurrence of an event of default, or (ii) if the Mariners Landing Property fails to maintain physical and economic occupancy of at least 75% .

Gap Rent Reserve – The loan documents require an upfront reserve of $28,336 for gap rent related to Carve Designs, Inc.

Existing TI Reserve - The loan documents require an upfront reserve of $117,000 for outstanding tenant improvements related to Oculus VR.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Mariners Landing Borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit rent directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to a reserve for tenant improvements and leasing commission costs for the Mariners Landing Property controlled by the lender (subject to a cap of $1,000,000 if the Cash Trap Event Period results solely from an Oculus VR Go Dark Event (as defined below)).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x for two consecutive calendar quarters (tested quarterly); or

(iii)	the occurrence of an Oculus VR Cash Trap Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, an Oculus VR Cash Trap Event Period Cure (as defined below).

An “Oculus VR Cash Trap Event Period” will commence upon the earliest to occur of the following (for clauses (i)-(vii) below, the term ‘Oculus VR’ includes any replacement tenant that occupies at least 20% of the space currently occupied by Oculus VR):

(i)	Oculus VR terminating or cancelling its lease or notifying the lender of its intent to terminate or cancel its lease;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

(ii)	Oculus VR being in monetary default or material non-monetary default under the lease beyond any applicable notice and/or cure period;

(iii)	Oculus VR materially modifying its lease without the lender’s prior consent;

(iv)	Oculus VR “going dark”, vacating or otherwise failing to occupy its space (an “Oculus VR Go Dark Event”; subject to a sweep cap of $1,000,000);

(v)	Oculus VR failing to renew or extend its lease on or prior to the date that is the earlier of (a) the deadline to give notice of renewal (currently defined in the Oculus VR lease as six months prior to lease expiration date) or (b) 12 months prior to the scheduled lease expiration date;

(vi)	Oculus VR becoming insolvent or filing for bankruptcy; or

(vii)	Oculus VR failing to waive its lease termination option by the earlier of (a) three months prior to the lease expiration date or (b) the lease termination notice date (March 1, 2023 in the Oculus VR lease).

An “Oculus VR Cash Trap Event Period Cure” will occur upon:

●	with regard to clause (i) above, a Major Re-Tenanting Event having occurred (as defined below);

●	with regard to clause (ii) above, (a) the Mariners Landing Borrower having delivered written evidence to the lender (including an estoppel certificate) confirming that said default has been cured or (b) a Major Re-Tenanting Event having occurred;

●	with regard to clause (iii) above, (a) a Major Re-Tenanting Event having occurred or (b)(1) either (x) the applicable modification having been rescinded and no longer being in further force and effect or (y) the lender having approved such modification, or (2) to the extent such modification constituted an event of default, the lender having accepted the cure of such event of default;

●	with regard to clause (iv) above, (a) Oculus VR resuming occupancy of its space, resuming normal business operations in its space and being open for business during customary hours for a period of two consecutive calendar quarters or (b) a Major Re-Tenanting Event having occurred;

●	with regard to clause (v) above, (a) a Major Re-Tenanting Event having occurred or (b) Oculus VR renewing or extending its lease term pursuant to the lease provisions or otherwise on terms and conditions reasonably acceptable to the lender;

●	with regard to clause (vi) above, (a) a Major Re-Tenanting Event having occurred or (b) the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, the Oculus VR lease having been affirmed and the terms of said lease, as affirmed, being satisfactory to the lender; and

●	with regard to clause (vii) above, (a) a Major Re-Tenanting Event having occurred or (b) the lender receiving reasonably satisfactory evidence that Oculus VR has irrevocably waived its lease termination option.

A “Major Re-Tenanting Event” will occur upon the entire Oculus VR space (or a portion thereof representing at least 20% of the net leasable area of the Mariners Landing Property) having been leased to one or more replacement tenants reasonably acceptable to the lender (including, if the lease is for less than the entire Oculus VR space, base rent that, after giving effect to the new lease, represents at least 20% of the total rental income of the Mariners Landing Property) with such tenant having delivered an estoppel certificate confirming it has taken occupancy of and is conducting normal business operations in its entire premises, and is paying full, unabated rent and all TI/LCs have been paid (or reserved for with lender).

Property Management. The Mariners Landing Property is managed by an affiliate of the Mariners Landing Borrower.

Partial Release. Following the defeasance lockout period, and in connection with a sale to an unaffiliated third-party, the Mariners Landing Borrower is permitted to release any of the Mariners Landing Property’s four legal parcels (each a “Release Parcel” defined below), provided that, among other things, and in accordance with the Mariners Landing Mortgage Loan documents (i) no event of default has occurred and is continuing, (ii) the Mariners Landing Mortgage Loan is partially defeased in an amount equal to the Release Price (as defined below); (iii) the amortizing NCF DSCR (based on a hypothetical 30-year amortization schedule) of the remaining Mariners Landing Property is not less than the greater of 1.30x or the amortizing NCF DSCR immediately prior to the release; (iv) the net cash flow debt yield (“NCF DY”) of the remaining Mariners Landing Property is not less than the greater of 9.0% or the NCF DY immediately prior to the release; (v) the loan-to-value ratio (“LTV”) of the remaining Mariners Landing Property is no more than the lesser of 65.0% or the LTV immediately prior to the release (clauses (iii)-(v) being collectively referred to as the “Economic Release Conditions”); (vi) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the sale and release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2019–C50 Certificates; and (vii) the lender receives a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered.

If the Economic Release Conditions are not satisfied, the Mariners Landing Borrower has the right to partially defease the Mariners Landing Mortgage Loan in an amount established by the lender, in its sole discretion, such that the Economic Release Conditions are satisfied.

In the event that, after giving effect to the Release Parcel release, any lease (individually or when aggregated with all other leases with the same tenant or its affiliates), accounts for 50.0% or more of the total rental income for the remaining Mariners Landing Property, then (i) the term of any such lease is required to extend at least two years beyond the maturity date of the Mariners Landing Mortgage Loan, (ii) the loan-to-dark value ratio of the remaining parcel is required to not exceed 85.0% and (iii) the Release Parcel release is required to be subject to the lender’s approval based on its then-current underwriting of the remaining Mariners Landing Property.

The “Release Price” for any Mariners Landing Release Parcel being released is an amount equal to the greater of (a) the net sale proceeds for such Release Parcel, as reasonably determined by the lender, or (b) 110% of the Allocated Loan Amount (as defined in the table below) of such Release Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Industrial Various Sausalito, California 94965	Loan #9 Mariners Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 64.3% 1.77x 8.8%

Parcel	Allocated Loan Amount	Net Rentable Area	% of Net Rentable Area
2656 & 2658 Bridgeway	$9,083,527	26,150	30.8%
401-413 Coloma Street (a/k/a 310 & 350-360 Gate 5 Road)	$7,078,886	23,080	27.2%
441-475 Coloma Street	$7,110,209	23,926	28.2%
150, 160 & 170 Gate 5 Road	$3,727,378	11,645	13.7%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the Mariners Landing Borrower is permitted to incur future mezzanine debt under the following conditions, among others: (i) the combined LTV ratio of the Mariners Landing Mortgage Loan and the permitted mezzanine loan will not be greater than 65.0%; (ii) the combined debt service coverage ratio of the Mariners Landing Mortgage Loan and the permitted mezzanine loan shall not be less than 1.25x; (iii) the combined debt yield of the Mariners Landing Mortgage Loan and the permitted mezzanine loan is equal to or greater than 8.2%; (iv) delivery of a satisfactory intercreditor agreement and (v) rating agency confirmation.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policies required to be maintained by the Mariners Landing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Mariners Landing Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Mariners Landing Property during the loan term. At the time of loan closing, Mariners Landing Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss for the entire Mariners Landing Property of 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

GREAT VALUE
OFFICE PARK
613
GREAT VALUE
OFFICE PARK

4641

GREAT VALUE
STORAGE

GREAT VALUE STORAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

Great Value Storage Portfolio
MINNESOTA
WISCONSIN
MICHIGAN
IOWA
ILLINOIS
INDIANA
OHIO
MISSOURI
KENTUCKY
ONTARIO
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
MINNEAPOLIS
ST. PAUL
MILWAUKEE
CHICAGO
DETROIT
CLEVELAND
COLUMBUS
INDIANAPOLIS
CINCINNATI
ST. LOUIS
LOUISVILLE
KANSAS CITY
NEW YORK
CATSKILL MOUNTAINS
VERMONT
MASSACHUSETTS
CONN.
PENN.
NEW JERSEY
Albany
SPRINGFIELD
HARTFORD
NEW HAVEN
BRIDGEPORT
YONKERS
NEW YORK
OREGON
IDAHO
WYOMING
NEVADA
UTAH
COLORADO
CALIFORNIA
ARIZONA
NEW MEXICO
MEXICO
Pacific Ocean
Salt Lake City
DENVER
AURORA
COLORADO SPRINGS
LAS VEGAS
LOS ANGELES
SAN DIEGO
TIJUANA
PHOENIX
MESA
TUCSON
ALBUQUERQUE
EL PASO
OKLAHOMA CITY
OKLAHOMA
ARKANSAS
MISSISSIPPI
TEXAS
LOUISIANA
MEMPHIS
FORT WORTH
DALLAS
AUSTIN
SAN ANTONIO
HOUSTON
NEW ORLEANS
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Great Value Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/AAA(sf)/Aa1(sf)		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$25,000,000		Location:	Various
	Cut-off Date Balance(1):	$25,000,000		Size(4):	4,103,764 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$26.80
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$26.80
	Borrower Sponsor:	Natin Paul		Year Built/Renovated:	Various/Various
	Guarantor:	Natin Paul		Title Vesting(5):	Fee
	Mortgage Rate:	4.13977%		Property Manager:	Self-managed
	Note Date:	November 30, 2018		Current Occupancy (As of):	87.0% (9/16/2018)
	Seasoning:	5 months		YE 2017 Occupancy(6):	83.7%
	Maturity Date:	December 6, 2023		YE 2016 Occupancy(6):	85.7%
	IO Period:	60 months		YE 2015 Occupancy(6):	86.1%
	Loan Term (Original):	60 months		YE 2014 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value(7):	$376,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$91.62
	Call Protection:	L(29),D(24),O(7)		Appraisal Valuation Date:	October 10, 2018
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		TTM NOI (9/30/2018)(6):	$20,930,541
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($85,000,000) / Mezzanine ($185,000,000)		YE 2017 NOI(6):	$19,633,132
				YE 2016 NOI(6):	$17,914,420
				YE 2015 NOI(6):	$10,310,304
				U/W Revenues:	$35,706,011
				U/W Expenses:	$13,600,995
				U/W NOI(6):	$22,105,016
Escrows and Reserves(3)				U/W NCF:	$21,671,000
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	4.77x / 4.68x
Taxes	$525,978	$328,736	NAP	U/W Debt Yield based on NOI/NCF(1):	20.1% / 19.7%
Insurance	$807,323	$93,875	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	20.1% / 19.7%
Replacement Reserve	$0	$34,198	NAP	Cut-off Date LTV Ratio(1)(7):	29.3%
Immediate Repairs Reserve	$536,017	$0	NAP	LTV Ratio at Maturity(1)(7):	29.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$110,000,000	39.9%	Loan payoff(8)	$253,809,659	92.0%
Mezzanine loans(2)	166,000,000	60.1	Return of equity	14,301,457	5.2
			Closing costs	6,019,566	2.2
			Upfront reserves	1,869,318	0.7
Total Sources	$276,000,000	100.0%	Total Uses	$276,000,000	100.0%

(1)	See “The Mortgage Loan” section below. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Great Value Storage Portfolio Whole Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans (as defined below) are $71.89, $71.89, 1.25x, 1.23x, 7.5%, 7.3%, 7.5%, 7.3%, 78.5% and 78.5%, respectively.

(2)	The Great Value Storage Portfolio Whole Loan was originated concurrently with two mezzanine loans with an aggregate original principal balance of $166.0 million. As of January 7, 2019, the subordinate mezzanine loan, which had an original principal balance of $63.0 million, was amended to increase the outstanding principal balance to $82.0 million in accordance with the loan documents for a total aggregate original principal balance of $185.0 million (the “Great Value Storage Portfolio Mezzanine Loans”). See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” sections below.

(3)	See “Escrows” section below.

(4)	The Great Value Storage Portfolio (as defined below) has 30,811 units totaling 4,103,764 SF.

(5)	A strip of land bisecting the GVS - 4901 South Freeway property is owned by a utility company and is not collateral for the Great Value Storage Portfolio Whole Loan. As of May 2011, the utility company, as licensor, has granted a license to the Great Value Storage Portfolio Borrowers (as defined below) for use of the strip of land for parking. The strip of land has several power lines and electrical transmission towers, but is not improved by any other buildings, and the two portions of the GVS - 4901 South Freeway property have separate access. All income and expenses attributed to the strip of land have been excluded from the valuation and underwriting.

(6)	The Great Value Storage Portfolio Borrowers acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in NOI is primarily due to the inclusion of the acquired additions. U/W NOI is based on the underwritten unit mix.

(7)	On a portfolio basis, the Great Value Storage Portfolio has an “as-is” appraised value of $376,000,000 as of October 10, 2018 and an “as stabilized” appraised value of $392,000,000 as of October 10, 2019. On a stand-alone basis, the 64 Great Value Storage Portfolio Properties (as defined below) have an aggregate “as-is” appraised value of $326,000,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Great Value Storage Portfolio Whole Loan and the aggregate stand-alone “as-is” appraised value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Great Value Storage Portfolio Whole Loan and the portfolio “as stabilized” appraised value of $392,000,000 are 28.1% and 28.1%, respectively.

(8)	Loan payoff includes defeasance costs of approximately $527,879.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

The Mortgage Loan. The mortgage loan (the “Great Value Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Great Value Storage Portfolio Whole Loan”) evidenced by seven pari passu promissory notes secured by a first mortgage encumbering the borrowers’ fee interest in a 4,103,764 square foot, 30,811-unit portfolio of 64 self-storage properties located across 10 states (each a “Great Value Storage Portfolio Property”, and collectively, the “Great Value Storage Portfolio Properties” or “Great Value Storage Portfolio”). The Great Value Storage Portfolio Mortgage Loan represents the non-controlling Notes A-2-2, A-4, A-5 and A-6. The Great Value Storage Portfolio Whole Loan is serviced under the UBS 2019-C16 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-3	$55,000,000	$55,000,000	UBS 2018-C15	No
A-2-1	$30,000,000	$30,000,000	UBS 2019-C16	Yes
A-2-2, A-4, A-5, A-6	$25,000,000	$25,000,000	WFCM 2019-C50	No
Total	$110,000,000	$110,000,000

The Borrowers and Borrower Sponsor. The borrowers are 12 Delaware special purpose entities (each individually, a “Great Value Storage Portfolio Borrower”, and collectively, the “Great Value Storage Portfolio Borrowers”), which are controlled and owned by World Class Holding Company, LLC (“World Class”). Each borrowing entity is structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the Great Value Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Great Value Storage Portfolio Whole Loan. The borrower sponsor and non-recourse guarantor of the Great Value Storage Portfolio Whole Loan is Natin Paul, who is the sole owner of 100% of the common units in World Class.

Natin Paul is the Founder, President, and CEO of World Class, a holding company that owns a diverse portfolio of real estate assets and operating companies, including real estate investment platforms, World Class Property Company, World Class Equity, and Great Value Storage. World Class Property Company, headquartered in Austin, Texas, owns and operates a portfolio of over 150 properties across 16 states, in addition to a portfolio of development sites entitled for over 50 million square feet of potential development. The existing portfolio includes office buildings, retail properties, apartment communities, mixed-use assets, industrial warehouses, parking facilities, hospitality properties, marina, and land located throughout the nation. Founded in 2008, Great Value Storage (“GVS”) owns and operates 83 self storage facilities comprising approximately 6.5 million square feet of rentable space across 11 states.

The Properties. The Great Value Storage Portfolio Whole Loan is secured by 64 self storage properties located across 10 states with an aggregate of 30,811 units totaling 4,103,764 square feet. The Great Value Storage Portfolio borrower sponsor acquired the Great Value Storage Portfolio Properties over the past 10 years at a total cost basis of approximately $310.0 million. Since August 2016, the borrower sponsor has invested approximately $4.4 million in non-reoccurring capital improvements, which included uniformity in branding across the properties, full repainting of the exteriors and interiors of properties, new awnings, new signage, new unit doors, access improvements, office construction and LED light installation.

Excluding four properties not owned prior to January 2016, the Great Value Storage Portfolio’s net operating income has increased 4.5% from 2016 to 2017 and 4.8% from 2017 to the trailing twelve-months ending in September 30, 2018. The Great Value Storage Portfolio has had average quarterly portfolio occupancy of between 83.0% and 87.9% since the first quarter of 2015 and as of the underwritten unit mix dated September 16, 2018, the Great Value Storage Portfolio occupancy based on square footage and units was 87.0% and 85.7%, respectively.

The Great Value Storage Portfolio includes 3,758 climate-controlled units totaling 403,764 square feet, 25,560 non-climate-controlled units totaling 3,537,581 square feet and 87 other office/warehouse/retail storage units totaling 125,562 square feet. The non-climate-controlled units average 138 square feet and range in unit size from nine square feet to 4,428 square feet. The climate-controlled units average 107 square feet and range in unit size from 13 square feet to 375 square feet. The office/warehouse/retail storage units average 1,443 square feet and range in unit size from 160 square feet to 7,020 square feet. The storage units account for 99.1% of net rentable square footage and 95.9% of U/W base rent.

In addition to conventional storage units, the Great Value Storage Portfolio includes 1,380 covered and uncovered vehicle parking units, 13 office/warehouse/retail commercial spaces, four campsites, seven billboard and two cell tower leases. Five of the Great Value Storage Portfolio Properties lease 34,457 square feet to 11 commercial tenants, accounting for UW base rent of $291,303 (0.9% of annual U/W base rent). The commercial tenants include Jack Williams Tire Company (16,065 square feet, 32.6% of commercial U/W base rent), which utilizes its space as a tire repair shop, JJ Auto Sales (4,800 square feet, 12.8% of commercial U/W base rent), which utilizes its space as a used car dealership, and West Licking Joint Fire Department (2,404 square feet, 6.6% of commercial U/W base rent), which utilizes its space as the city fire department. Six of the Great Value Storage Portfolio Properties lease seven billboards and two of the Great Value Storage Portfolio Properties lease two cell towers, accounting for UW base rent of $37,854 (0.2% of annual U/W base rent) in the aggregate. Additionally, the GVS - 10013 FM 620 property leases four open area campsites totaling 2,400 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

The following table presents certain information relating to the Great Value Storage Portfolio Properties:

State	Average Year Built/ Renovated	No. of Props	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy (1)(2)	Allocated Cut-off Date Balance(3)	% of Portfolio Cut-off Date Balance	Appraised Value(4)	Allocated Cut-off Date LTV(3)(4)	U/W NCF
Texas	1981/1998	34	2,186,173	15,947	86.5%	$56,634,060	51.5%	$174,135,000	32.5%	$10,861,717
Ohio	1985/1991	16	939,677	7,567	90.4%	$26,304,340	23.9%	$72,930,000	36.1%	$5,449,419
Mississippi	1988/NAP	3	236,355	1,801	83.6%	$5,858,700	5.3%	$17,550,000	33.4%	$1,113,642
Illinois	2001/2004	2	163,944	1,387	63.3%	$4,543,470	4.1%	$12,900,000	35.2%	$892,530
Colorado	1984/NAP	2	103,520	717	90.8%	$4,025,360	3.7%	$11,700,000	34.4%	$869,445
Nevada	1954/NAP	1	131,744	694	99.5%	$3,427,550	3.1%	$9,200,000	37.3%	$660,453
New York	1966/NAP	2	90,862	736	89.9%	$3,387,680	3.1%	$9,100,000	37.2%	$712,156
Missouri	1997/NAP	1	70,000	480	87.7%	$2,072,460	1.9%	$6,700,000	30.9%	$397,172
Tennessee	1979/NAP	2	108,575	766	91.2%	$2,032,610	1.8%	$6,275,000	32.4%	$389,694
Indiana	1985/NAP	1	72,914	716	81.0%	$1,713,770	1.6%	$5,510,000	31.1%	$324,771
Total/Weighted Average		64	4,103,764	30,811	87.0%	$110,000,000	100.0%	$376,000,000	29.3%	$21,671,000

(1)	Information obtained from the underwritten unit mix.

(2)	Occupancy is based on the net rentable square footage at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable units, is 85.7%.

(3)	Allocated Cut-off Date Balance and Allocated Cut-off Date LTV are based on the Great Value Storage Portfolio Whole Loan.

(4)	The aggregate Appraised Value for each state represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and weighted average Allocated Cut-off Date LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Weighted average Allocated Cut-off Date LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

The following table presents certain information relating to the unit mix at the Great Value Storage Portfolio Properties:

Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(1)	Annual U/W Base Rent	% of Annual U/W Base Rent
Storage Units (Conventional)(2)	4,066,907	99.1%	29,405	95.4%	85.5%	$31,736,047	95.9%
Parking Spaces (Covered)	N/A	N/A	97	0.3%	95.9%	$128,282	0.4%
Parking Spaces (Uncovered)	N/A	N/A	249	0.8%	90.8%	$177,023	0.5%
Parking Spaces (Other)	N/A	N/A	1,034	3.4%	87.6%	$708,962	2.1%
Commercial Units	34,457	0.8%	13	0.0%	100.0%	$291,303	0.9%
Campsite	2,400	0.1%	4	0.0%	75.0%	$16,800	0.1%
Billboard	N/A	N/A	7	0.0%	100.0%	$20,745	0.1%
Cell Tower	N/A	N/A	2	0.0%	100.0%	$17,109	0.1%
Total/Weighted Average	4,103,764	100.0%	30,811	100.0%	85.7%	$33,096,271	100.0%

(1)	Occupancy (%) is based on the net rentable units at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable square footage, is 87.0%.

(2)	Includes non-climate-controlled, climate-controlled, and office/warehouse/retail storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

The following table presents historical occupancy percentages at the Great Value Storage Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	9/16/2018(2)
NAV	86.1%	85.7%	83.7%	87.0%

(1)	Information obtained from the Great Value Storage Portfolio Borrowers. The Great Value Storage Portfolio Borrowers did not provide historical occupancy figures earlier than 2015.
(2)	Information obtained from the underwritten unit mix.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Great Value Storage Portfolio:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	U/W	%(1)	U/W $ per SF
Base Rent	$22,628,101	$33,749,269	$35,854,083	$36,656,519	$33,096,271	77.5%	$8.06
Grossed Up Vacant Space	0	0	0	0	5,019,402	11.8	1.22
Gross Potential Rent(2)	$22,628,101	$33,749,269	$35,854,083	$36,656,519	$38,115,673	89.3%	$9.29
Other Income(3)	1,517,842	3,982,911	4,227,152	4,573,337	4,573,337	10.7	1.11
Net Rental Income	$24,145,943	$37,732,180	$40,081,235	$41,229,856	$42,689,010	100.0%	$10.40
(Vacancy & Credit Loss)	(5,152,600)	(7,664,434)	(7,786,197)	(6,788,471)	(6,983,000)(4)	(18.3)	(1.70)
Effective Gross Income	$18,993,343	$30,067,746	$32,295,038	$34,441,385	$35,706,011	83.6%	$8.70

Real Estate Taxes	2,394,083	3,551,110	3,838,282	4,150,084	4,150,084	11.6	1.01
Insurance	697,536	882,274	947,701	1,013,731	1,126,497	3.2	0.27
Management Fee	1,014,223	1,425,051	1,352,473	1,444,103	1,428,240	4.0	0.35
Other Operating Expenses	4,577,197	6,294,891	6,523,450	6,902,925	6,896,174	19.3	1.68
Total Operating Expenses	$8,683,039	$12,153,326	$12,661,906	$13,510,843	$13,600,995	38.1%	$3.31

Net Operating Income	$10,310,304	$17,914,420	$19,633,132	$20,930,541	$22,105,016	61.9%	$5.39
Replacement Reserves	0	0	0	0	434,016	1.2	0.11
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$10,310,304	$17,914,420	$19,633,132	$20,930,541	$21,671,000	60.7%	$5.28

NOI DSCR(5)	2.23x	3.87x	4.24x	4.52x	4.77x
NCF DSCR(5)	2.23x	3.87x	4.24x	4.52x	4.68x
NOI Debt Yield(5)	9.4%	16.3%	17.8%	19.0%	20.1%
NCF Debt Yield(5)	9.4%	16.3%	17.8%	19.0%	19.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Great Value Storage Portfolio Borrowers acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, the 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and the 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in Gross Potential Rent is primarily due to the inclusion of the acquired properties. U/W Gross Potential Rent is based on the underwritten unit mix and includes base rental revenue from conventional self storage units, vehicle parking spaces, commercial units, campsites, billboards, and cell towers.

(3)	Other Income includes personal property protection reimbursement, late fees, lien fees, admin fees, merchandise sales, miscellaneous income and other fees.

(4)	The underwritten economic vacancy is 15.4%. As of September 16, 2018, The Great Value Storage Portfolio was 87.0% occupied, based on net rentable square footage, and 85.7%, based on net rentable units.

(5)	Based on the Great Value Storage Portfolio Whole Loan.

Appraisal. The appraiser concluded to an “as-is” appraised value of $376,000,000 as of October 10, 2018 and an “as stabilized” appraised value of $392,000,000 as of October 10, 2019. On a stand-alone basis, the 64 Great Value Storage Portfolio Properties have an aggregate “as-is” appraised value of $326,000,000.

Environmental Matters. According to a Phase I environmental site assessments dated from September 10, 2018 to October 24, 2018, there was no evidence of any recognized environmental conditions at any of the Great Value Storage Portfolio Properties.

Market Overview and Competition. The Great Value Storage Portfolio benefits from geographical diversity with properties located across 10 states and 38 cities. Of these, 34 properties are located across five statistical metropolitan areas (“SMAs”) in Texas (53.3% of net rental square footage, 51.5% of the allocated cut-off date balance). Additionally, 16 properties are located across five SMAs in Ohio (22.9% of net rentable square footage, 23.9% of the allocated cut-off date balance). No individual property represents more than 3.5% of net rentable square footage or 3.9% of the allocated cut-off date balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

The weighted average estimated 2018 population and average household income within a three-mile radius and five-mile radius of the Great Value Storage Portfolio Properties is 102,474 and $71,294 and 237,731 and $75,872, respectively. The Great Value Storage Portfolio Properties are primarily located in accessible urban and suburban areas along commercial roadways, in which the weighted average traffic count, based on the nearest major intersection to the Great Value Storage Portfolio Properties, is 18,875.

According to a third party research report, there are approximately 52,747 self storage facilities across the United States, which represents an increase of 1.1% over 2017. National occupancy rates have continued to improve from 82.8% in 2011 to 88.5% as of 2018. Within the Great Value Storage Portfolio, 34 properties are located within the Southwest division of the self storage market, which exhibited a national average occupancy rate of 87.3% for 2018. Additionally, 19 properties are located within the East North Central division of the self storage market, which exhibited a national average occupancy rate of 88.2% for 2018. According to the appraisal, 2018 nationwide non-climate-controlled storage units and climate-controlled storage units have an average rental rate of $15.42 per square foot and $19.11 per square foot, respectively. Non-climate-controlled storage units and climate-controlled storage units at the Great Value Storage Portfolio Properties have an average rental rate of $7.58 per square foot and $11.32 per square foot, respectively.

The following table presents certain information relating to the SMAs for the Great Value Storage Portfolio Properties:

SMA	No. of Props	Net Rentable Area (SF)(1)	U/W NCF	% of U/W NCF	Traffic Count(2)	2018 Population 5-mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)	Allocated Cut-off Date LTV(4)(5)
Houston-The Woodlands-Sugar Land, TX	22	1,385,596	$6,865,943	31.7%	11,308	302,438	$36,467,390	$114,440,000	31.9%
Dallas-Fort Worth-Arlington, TX	6	582,612	$2,789,948	12.9%	43,739	334,063	$14,547,100	$42,900,000	33.9%
Columbus, OH	7	456,336	$2,788,848	12.9%	15,829	240,262	$13,510,870	$38,000,000	35.6%
Dayton, OH	5	276,069	$1,375,388	6.3%	13,286	144,025	$6,934,780	$19,060,000	36.4%
Other, OH(6)	4	207,272	$1,285,183	5.9%	12,168	97,731	$5,858,690	$15,870,000	36.9%
Champaign-Urbana, IL	2	163,944	$892,530	4.1%	38,100	129,539	$4,543,470	$12,900,000	35.2%
Denver-Aurora-Lakewood, CO	2	103,520	$869,445	4.0%	9,597	264,542	$4,025,360	$11,700,000	34.4%
Jackson, MS	2	159,600	$743,406	3.4%	29,765	75,818	$3,905,800	$11,900,000	32.8%
Las Vegas-Henderson-Paradise, NV	1	131,744	$660,453	3.0%	38,000	415,102	$3,427,550	$9,200,000	37.3%
Austin-Round Rock, TX	4	113,270	$734,845	3.4%	2,929	173,371	$3,188,410	$8,770,000	36.4%
Other, TX(7)	2	104,695	$470,982	2.2%	3,035	31,574	$2,431,160	$8,025,000	30.3%
Orange-Rockland-Westchester, NY	1	63,137	$472,277	2.2%	18,300	108,334	$2,271,740	$6,100,000	37.2%
Kansas City, MO-KS	1	70,000	$397,172	1.8%	2,824	154,766	$2,072,460	$6,700,000	30.9%
Memphis, TN-AR-MS	2	108,575	$389,694	1.8%	31,612	196,642	$2,032,610	$6,275,000	32.4%
Hattiesburg, MS	1	76,755	$370,236	1.7%	10,000	66,649	$1,952,900	$5,650,000	34.6%
Indianapolis-Carmel-Anderson, IN	1	72,914	$324,771	1.5%	19,774	187,001	$1,713,770	$5,510,000	31.1%
Poughkeepsie-Newburgh-Middletown NY	1	27,725	$239,879	1.1%	9,180	22,489	$1,115,940	$3,000,000	37.2%
Total/Weighted Average	64	4,103,764	$21,671,000	100.0%	18,875	237,731	$110,000,000	$376,000,000	29.3%

(1)	Information obtained from the underwritten unit mix.

(2)	Information obtained from third party market research reports.

(3)	Information obtained from the appraisals.

(4)	Allocated Cut-off Date Balance and Allocated Cut-off Date LTV are based on the Great Value Storage Portfolio Whole Loan.

(5)	The aggregate Appraised Value for each SMA represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and weighted average Allocated Cut-of Date LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Weighted average Allocated Cut-off Date LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

(6)	Includes two properties in the Youngstown-Warren-Boardman, OH-PA SMA, one property in the Mansfield, OH SMA and one property in the Cincinnati, OH-KY-IN SMA.

(7)	Includes one property in the Brownsville-Harlingen, TX SMA and one property in the San Antonio-New Braunfels, TX SMA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $525,978 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $328,736).

Insurance – The loan documents require an upfront insurance reserve of $807,323 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $93,875).

Replacement Reserves –The loan documents require ongoing monthly replacement reserves of $34,198 for replacements and repairs required to be made to the Great Value Storage Portfolio Properties during the calendar year.

Immediate Repairs Reserve – The loan documents require an upfront reserve of $536,017 for immediate repairs.

Lockbox and Cash Management. The Great Value Storage Portfolio Whole Loan documents require a hard lockbox with springing cash management. The Great Value Storage Portfolio Borrowers were required at origination of the Great Value Storage Portfolio Whole Loan to deliver written instructions to certain major tenants and to each credit card company directing them to deposit all rents payable under such leases and all credit card payments directly into a lender-controlled lockbox account. The Great Value Storage Portfolio Whole Loan documents require that all rents received by the Great Value Storage Portfolio Borrowers or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, the Great Value Storage Portfolio Borrowers are required to establish a cash management account under sole control of the lender, to which, during a Triggering Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Period (as defined below), any remaining funds after such disbursements are required to be distributed to the Great Value Storage Portfolio Borrowers. Upon a Cash Sweep Period, all remaining excess cash flow will be escrowed in an excess cash flow reserve account.

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under the Great Value Storage Portfolio Whole Loan documents or the Great Value Storage Portfolio Mezzanine Loans’ documents;

(ii)	the debt service coverage ratio as of the end of any calendar quarter for the immediately preceding 12-month period of the Great Value Storage Portfolio debt, including the Great Value Storage Portfolio Mezzanine Loans (the “Cumulative DSCR”), falling below 1.16x;

(iii)	the date on which the Great Value Storage Portfolio Borrowers, the borrower sponsor, the guarantor, or the property manager becomes insolvent or a debtor in a bankruptcy action; or

(iv)	an indictment for fraud or misappropriation of funds by the Great Value Storage Portfolio Borrowers, the borrower sponsor, the guarantor, or the property manager.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, (a) the Cumulative DSCR being at least 1.21x for two consecutive calendar quarters or (b) the Great Value Storage Portfolio Borrowers depositing with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.16x;

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing for the Great Value Storage Portfolio Borrowers, the borrower sponsor, or guarantor, or within 120 days of such filing for the property manager, among other conditions; or

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the Great Value Storage Portfolio Whole Loan documents.

A “Cash Sweep Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Great Value Storage Portfolio Whole Loan documents or the Great Value Storage Portfolio Mezzanine Loans’ documents;

(ii)	the Cumulative DSCR falling below 1.16x as of the end of any calendar quarter; or

(iii)	the date on which the Great Value Storage Portfolio Borrowers, the borrower sponsor, the guarantor, or an affiliated property manager becomes insolvent or a debtor in a bankruptcy action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage Property Addresses – Various	Loan #10 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 29.3% 4.68x 20.1%

A Cash Sweep Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, (a) the Cumulative DSCR being at least 1.21x for two consecutive calendar quarters or (b) the Great Value Storage Portfolio Borrowers depositing with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.16x; or

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing for the Great Value Storage Portfolio Borrowers, the borrower sponsor, or guarantor, or within 120 days of such filing for the property manager, among other conditions.

Property Management. The Great Value Storage Portfolio Properties are managed by an affiliate of the Great Value Storage Portfolio Borrowers.

Partial Release. The Great Value Storage Portfolio Borrowers may partially defease the Great Value Storage Portfolio Whole Loan and obtain the release of any of the Great Value Storage Portfolio Properties securing the Great Value Storage Portfolio Whole Loan, at any time after the lockout period, provided that, among other things, (i) the Great Value Storage Portfolio Borrowers prepay a portion of the Great Value Storage Portfolio Whole Loan equal to 110% of the allocated loan amount of the property being released, (ii) the Cumulative DSCR for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the Cumulative DSCR immediately preceding such release and (b) the Cumulative DSCR as of the origination date, (iii) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Great Value Storage Portfolio Whole Loan, (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio (based on the appraisals obtained in connection with the origination of the Great Value Storage Portfolio Whole Loan) immediately preceding such release and (b) the loan-to-value ratio at origination of the Great Value Storage Portfolio Whole Loan, (v) the aggregate net operating income (“NOI”) of the remaining properties located in the Houston, Texas metropolitan area will not exceed 40% of the aggregate NOI of the remaining properties and the aggregate NOI of the remaining properties located in the Dallas, Texas metropolitan area will not exceed 20% of the aggregate NOI of the remaining properties and (vi) if any Great Value Storage Portfolio Mezzanine Loan is outstanding, the applicable Great Value Storage Portfolio Borrower prepays a portion of the Great Value Storage Portfolio Mezzanine Loan equal to 110% of the allocated loan amount of the property being released. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Great Value Storage Portfolio Mezzanine Loans are comprised of a mezzanine loan in the original principal amount of $103.0 million (the “Great Value Storage Portfolio Mezzanine A Loan”), which is secured by the direct equity ownership in the Great Value Storage Portfolio Borrowers, and a mezzanine loan in the outstanding principal amount of $82.0 million (the “Great Value Storage Portfolio Mezzanine B Loan”), which is subordinate to the Great Value Storage Portfolio Mezzanine A Loan. The Great Value Storage Portfolio Mezzanine A Loan and Great Value Storage Portfolio Mezzanine B Loan have a coupon of 5.5000% per annum and 8.7150% per annum, respectively, and are coterminous with the Great Value Storage Portfolio Whole Loan. The lenders of the Great Value Storage Portfolio Whole Loan and Great Value Storage Portfolio Mezzanine Loans have entered into an intercreditor agreement that governs their relationship.

Ground Lease. None.

Terrorism Insurance. The Great Value Storage Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – The Block Northway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$25,000,000		Location:	Pittsburgh, PA
	Cut-off Date Balance(1):	$25,000,000		Size:	354,400 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$237.02
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$217.42
	Borrower Sponsors:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)		Year Built/Renovated:	1958/2018
	Guarantors:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)		Title Vesting:	Fee
	Mortgage Rate:	4.6495%		Property Manager:	Self-managed
	Note Date:	February 15, 2019		Current Occupancy (As of)(5):	92.6% (2/14/2019)
	Seasoning:	2 months		YE 2017 Occupancy:	67.6%
	Maturity Date:	March 6, 2029		YE 2016 Occupancy:	62.1%
	IO Period:	60 months		YE 2015 Occupancy:	33.7%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	56.8%
	Amortization Term (Original):	360 months		Appraised Value:	$122,500,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$345.65
	Call Protection(2):	L(26),D(90),O(4)		Appraisal Valuation Date:	October 18, 2018
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($59,000,000)		TTM NOI(6):	NAV
				YE 2017 NOI(6):	NAV
Escrows and Reserves				YE 2016 NOI(6):	NAV
	Initial	Monthly	Cap	YE 2015 NOI(6):	NAV
Taxes	$869,163	$131,691	NAP	U/W Revenues:	$10,158,112
Insurance	$106,374	$11,081	NAP	U/W Expenses:	$2,801,534
Replacement Reserve	$0	$2,953	NAP	U/W NOI:	$7,356,578
TI/LC Reserve(3)	$3,500,000	Springing	$1,000,000	U/W NCF:	$7,289,568
Unfunded Tenant Obligations(4)	$5,110,999	$0	NAP	U/W DSCR based on NOI/NCF(1):	1.42x / 1.40x
Rent Concession	$19,397	$0	NAP	U/W Debt Yield based on NOI/NCF(1)(7):	9.0% / 8.9%
Contract Tenant Achievement	$310,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(7):	9.5% / 9.5%
Skechers Lease Achievement	$690,000	$0	NAP	Cut-off Date LTV Ratio(1):	68.6%
Debt Yield Achievement	$2,200,000	$0	NAP	LTV Ratio at Maturity(1):	62.9%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$84,000,000	100.0%	Loan payoff	$63,885,248	76.1%
			Upfront reserves	12,805,933	15.2
			Return of equity	5,944,783	7.1
			Closing costs	1,364,036	1.6
Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%

(1)	The Block Northway Mortgage Loan (as defined below) is part of The Block Northway Whole Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Block Northway Whole Loan.

(2)	Defeasance is permitted on or after the date that is two years after the closing date of the securitization that includes the last The Block Northway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). Open prepayment is permitted on or after December 6, 2028. In addition, if the Permitted Release Date (as defined below) has occurred, but the Defeasance Lockout Expiration Date has not occurred, The Block Northway Whole Loan can be prepaid in whole, but not in part, with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The “Permitted Release Date” means the earlier of (i) April 6, 2023 or (ii) the Defeasance Lockout Expiration Date.

(3)	The TI/LC Reserve will be capped at $1,000,000 as long as no event of default exists (including the initial deposit therefor).

(4)	At origination of The Block Northway Whole Loan, $5,110,999 was reserved for unfunded tenant obligations, of which (i) $4,703,088 is associated with outstanding tenant improvements and (ii) $407,911 is associated with outstanding leasing commissions.

(5)	Current Occupancy includes two executed leases (collectively, 12,183 square feet; 3.4% of NRA) at The Block Northway Property (as defined below) with Lands’ End (6,182 square feet; 1.7% of NRA) and Skechers (6,001 square feet; 1.7% of NRA) as to which the related tenants are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers) (collectively, the “Contract Leases” and such tenants, “Contract Tenants”). At loan origination, a contract tenant achievement reserve with respect to Lands’ End in the amount of $310,000 (the “Contract Tenant Achievement Reserve”) and Skechers lease achievement reserve in the amount of $690,000 (the “Skechers Lease Achievement Reserve”) were escrowed. Excluding the Contract Leases, The Block Northway Property was 89.2% occupied as of February 14, 2019. Skechers has the right to terminate its lease if the borrower does not deliver possession by September 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

(6)	The borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Delivery of the redeveloped shopping center occurred in stages over the last two years, and lease-up was not completed until 2018 (approximately two-thirds of the underwritten rent roll consists of new leases that commenced in 2017 or later). The strategic tenant mix includes two replacement anchors and additional new anchors, and the prior long term anchor and other tenants have been relocated to different parts of the shopping center, have remodeled their spaces and/or now have non-anchor roles. Due to the nature and scope of such redevelopment, historical operating performance was not considered in underwriting The Block Northway Whole Loan and is therefore not provided herein.

(7)	U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF are based on The Block Northway Whole Loan net of a $2,200,000 debt yield achievement reserve (the “Debt Yield Achievement Reserve”). The U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF without netting the Debt Yield Achievement Reserve are 8.8%, 8.7%, 9.5% and 9.5%, respectively.

The Mortgage Loan. The mortgage loan (“The Block Northway Mortgage Loan”) is part of a whole loan (the “The Block Northway Whole Loan”) evidenced by 10 pari passu promissory notes secured by a first mortgage encumbering the borrower’s fee interest in a 354,400 square foot anchored lifestyle power center located in Pittsburgh, Pennsylvania (“The Block Northway Property”). The Block Northway Mortgage Loan represents the non-controlling Note A-1-1. The lender provides no assurances that the non-securitized notes will not be split further. The Block Northway Whole Loan will be serviced under the UBS 2019-C16 pooling and servicing agreement until the controlling pari passu Note A-6 is securitized, whereupon The Block Northway Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$25,000,000	$25,000,000	WFCM 2019-C50	No
A-1-2	$5,000,000	$5,000,000	UBS AG, or an affiliate	No
A-2	$20,000,000	$20,000,000	UBS 2019-C16	No
A-3	$10,000,000	$10,000,000	UBS AG, or an affiliate	No
A-4	$8,000,000	$8,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
A-5	$5,000,000	$5,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
A-6	$1,000,000	$1,000,000	UBS AG, or an affiliate	Yes
A-7-1	$1,000,000	$1,000,000	UBS AG, or an affiliate	No
A-7-2	$3,000,000	$3,000,000	UBS 2019-C16	No
A-8	$6,000,000	$6,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Total	$84,000,000	$84,000,000

The Property. The Block Northway Property is a 354,400 square foot lifestyle power center anchored by Nordstrom Rack (40,346 square feet), Dave & Buster’s (40,158 square feet), Saks Off 5th (36,000 square feet), Marshall’s (35,500 square feet) and The Container Store (24,303 square feet). Located on a 25.6-acre site, The Block Northway Property provides for 1,850 parking spaces (approximately 5.2 per 1,000 square feet). The Block Northway Property was originally developed in 1958 and was the first enclosed mall in Pennsylvania. The borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Marshall’s (35,500 square feet), Aldi (17,298 square feet) and America’s Best (3,000 square feet) remained at The Block Northway Property during the redevelopment and have been at The Block Northway Property since 1995, 2007 and 1990, respectively. Other tenants at The Block Northway Property are retail, restaurant and lifestyle tenants, including DSW, PetSmart, Bassett Furniture, Ulta, David’s Bridal, Kirklands, Lands’ End, J. Crew Mercantile, Skechers, Carters Osh Kosh, and Jason’s Deli. As of February 14, 2019, The Block Northway Property was 92.6% leased by 30 tenants. Two tenants (12,183 SF) at The Block Northway Property have executed the Contract Leases and are expected to take occupancy and start paying full unabated rent between April 2019 and August 2019. Excluding these two Contract Leases, The Block Northway Property was 89.2% occupied by 28 tenants as of February 14, 2019.

Largest Tenant: Nordstrom Rack (BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P; 40,346 square feet; 11.4% of net rentable area; 10.8% of underwritten base rent; 8/31/2026 lease expiration) – Founded in 1901 in Seattle, Washington, Nordstrom Inc. (NYSE: JWN) is a fashion retailer of apparel, shoes, and accessories for men, women, and children. Nordstrom Inc. operates 363 U.S. stores across 40 states, including 235 off-price Nordstrom Rack stores, as well as six full-price stores in Canada as of March 2018. Nordstrom Rack is the off-price retail division of Nordstrom Inc. Nordstrom Rack occupies 40,346 square feet at The Block Northway Property under a lease that expires in August 2026 and currently pays base rent of $20.50 per square foot NNN, which increases to $22.55 per square foot in September 2021. Nordstrom Rack has three, five-year renewal options, followed by one, four-year and six-month renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the tenancy at The Block Northway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Nordstrom Rack	BBB+/Baa1/BBB+	40,346	11.4%	$20.50	$827,093	10.8%	8/31/2026	3, 5-year	N
Dave & Buster’s	NR/NR/NR	40,158	11.3%	$27.00	$1,084,266	14.1%	2/28/2034	2, 5-year	N
Saks Off 5th	NR/NR/NR	36,000	10.2%	$21.75	$783,000	10.2%	10/31/2026	3, 5-year	N
Marshall’s	NR/A2/A+	35,500	10.0%	$9.10	$323,050	4.2%	1/31/2021	3, 5-year	N
The Container Store	NR/NR/B	24,303	6.9%	$22.50	$546,818	7.1%	2/28/2027	2, 5-year	N
Total Anchor Tenants		176,307	49.7%	$20.22	$3,564,227	46.4%

Major Tenants
DSW	NR/NR/NR	18,452	5.2%	$24.00	$442,848	5.8%	1/31/2028	2, 5-year	Y(3)
Aldi	NR/NR/NR	17,298	4.9%	$6.05	$104,738	1.4%	11/8/2027	4, 5-year	N
PetSmart	NR/Caa3/CCC	14,102	4.0%	$17.00	$239,734	3.1%	9/30/2025	3, 5-year	N
Bassett Furniture	NR/NR/NR	12,740	3.6%	$37.00	$471,380	6.1%	8/31/2027	2, 5-year	N
Ulta	NR/NR/NR	10,636	3.0%	$27.71	$294,724	3.8%	5/31/2026	2, 5-year	N
Total Major Tenants		73,228	20.7%	$21.21	$1,553,424	20.2%

Non-Major Tenant(4)		78,712	22.2%	$32.57	$2,563,428	33.4%

Occupied Collateral Total		328,247	92.6%	$23.40	$7,681,078	100.0%

Vacant Space		26,153	7.4%

Collateral Total		354,400	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2020 totaling $46,429.

(3)	DSW has a right to terminate its lease if DSW’s gross sales are less than $3,750,000 in the fifth lease year (the “Measuring Period”), within 90-days’ notice after the Measuring Period and a termination fee of $367,600.

(4)	Non-Major Tenants includes two tenants, Lands’ End and Skechers (collectively, 12,183 square feet; 3.4% of NRA) that have executed leases at The Block Northway Property and are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if the borrower does not deliver possession by September 30, 2019.

The following table presents certain information relating to major tenant sales at The Block Northway Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	TTM(1)	Major Tenant Occupancy Cost(1)(2)
Saks Off 5th	10.2%	$126	21.7%
The Container Stores	7.1%	$180	12.5%
DSW	5.8%	$195	17.4%

(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending (i) January 31, 2018 for Saks Off 5th, (ii) February 28, 2018 for The Container Store and (iii) January 31, 2018 for DSW.

(2)	Major Tenant Occupancy Cost is based on the underwritten rent as of the February 14, 2019 rent roll and underwritten recoveries divided by most recently reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at The Block Northway Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	35,500	10.0%	35,500	10.0%	$323,050	4.2%	$9.10
2022	1	3,000	0.8%	38,500	10.9%	$117,000	1.5%	$39.00
2023	1	1,785	0.5%	40,285	11.4%	$71,400	0.9%	$40.00
2024	0	0	0.0%	40285	11.4%	$0	0.0%	$0.00
2025	1	14,102	4.0%	54,387	15.3%	$239,734	3.1%	$17.00
2026	3	86,982	24.5%	141,369	39.9%	$1,904,817	24.8%	$21.90
2027	11	87,509	24.7%	228,878	64.6%	$2,274,027	29.6%	$25.99
2028	5	35,124	9.9%	264,002	74.5%	$929,393	12.1%	$26.46
2029	6	24,087	6.8%	288,089	81.3%	$737,391	9.6%	$30.61
Thereafter	1	40,158	11.3%	328,247	92.6%	$1,084,266	14.1%	$27.00
Vacant	0	26,153	7.4%	354,400	100.0%	$0	0.0%	$0.00
Total/Weighted Average	30	354,400	100.0%			$7,681,078	100.0%	$23.40

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes two tenants (collectively, 12,183 square feet) that have executed leases at The Block Northway Property and are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if the borrower does not deliver possession by September 30, 2019.

(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at The Block Northway Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	2/14/2019(2)(3)
56.8%	33.7%	62.1%	67.6%	92.6%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes two executed leases (collectively, 12,183 square feet; 3.4% of NRA) at The Block Northway Property with Lands’ End (6,182 square feet; 1.7% of NRA) and Skechers (6,001 square feet; 1.7% of NRA) as to which the related tenants are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Excluding the Contract Leases, The Block Northway Property was 89.2% physically occupied as of February 14, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Block Northway Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Rents in Place	$7,634,649	68.0%	$21.54
Contractual Rent Steps(2)	110,878	1.0	0.31
Grossed Up Vacant Space	992,808	8.8	2.80
Gross Potential Rent	$8,738,335	77.8%	$24.66
Other Income	40,000	0.4	0.11
Total Recoveries	2,447,881	21.8	6.91
Net Rental Income	$11,226,216	100.0%	$31.68
(Vacancy & Credit Loss)	(1,068,104)(3)	(12.2)	(3.01)
Effective Gross Income	$10,158,112	90.5%	$28.66

Real Estate Taxes	1,580,296	15.6	4.46
Insurance	132,968	1.3	0.38
Management Fee	304,743	3.0	0.86
Other Operating Expenses	783,526	7.7	2.21
Total Operating Expenses	$2,801,534	27.6%	$7.91

Net Operating Income	$7,356,578	72.4%	$20.76
Replacement Reserves	35,440	0.3	0.10
TI/LC	31,571	0.3	0.09
Net Cash Flow	$7,289,568	71.8%	$20.57

NOI DSCR(4)	1.42x
NCF DSCR(4)	1.40x
NOI Debt Yield(5)	9.0%
NCF Debt Yield(5)	8.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through March 2020 and $64,449 in straight-line rent associated with Nordstrom Rack.

(3)	The underwritten economic vacancy is 9.5%. The Block Northway Property was 92.6% leased as of February 14, 2019, including two tenants (collectively, 12,183 square feet) with executed leases that are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Excluding these two tenants, The Block Northway Property is 89.2% occupied. Skechers has the right to terminate its lease if the borrower does not deliver possession by September 30, 2019.

(4)	Based on The Block Northway Whole Loan.

(5)	Debt yields are based on The Block Northway Whole Loan net of the $2,200,000 Debt Yield Achievement Reserve. The NOI Debt Yield and NCF Debt Yield without netting the Debt Yield Achievement Reserve are 8.8% and 8.7%, respectively

Market Overview and Competition. The Block Northway Property is located in Pittsburgh, Allegheny County, Pennsylvania, approximately 9.1 miles north of the Pittsburgh central business district. According to the appraisal, The Block Northway Property is situated along the McKnight Road corridor in Pittsburgh’s northern suburb of North Hills, approximately one mile from U.S. Route 19. The five-mile corridor along McKnight Road is a premier shopping destination in Pittsburgh. This stretch is home to approximately three million SF of retail, 500,000 SF of office space, and approximately 1,500 apartment units. According to a third party market research report, The Block Northway Property experiences average daily traffic counts of 36,600 vehicles at its intersection with Browns Lane, approximately 0.4 miles southeast of The Block Northway Property.

Ross Park Mall is located on Ross Park Mall Drive, approximately one-mile south of The Block Northway Property. The approximate 1.2 million SF multi-level indoor mall is anchored by Macy’s, Nordstrom and JCPenney and has approximately 170 specialty shops including Tiffany & Co., Apple, Louis Vuitton, Burberry, Crate & Barrel, Kate Spade, Coach, and Michael Kors. Dining options such as The Cheesecake Factory, California Pizza Kitchen, and Chick-fil-a are located in the mall’s outdoor lifestyle component. Within a three-mile radius of The Block Northway Property, there are four other large, open-air shopping centers: (1) McIntyre Square, adjacent east of The Block Northway Property, which includes major tenants such as At Home, Stein Mart, OfficeMax, Giant Eagle, and Gabes; (2) McCandless Crossing, 1.2 miles north of The Block Northway Property, which is anchored by Lowe’s, LA Fitness, Dick’s Sporting Goods, and Cinemark Theatres; (3) North Hills Village, 2.3 miles north of The Block Northway Property, which includes national tenants such as Best Buy, Burlington, Kohl’s, Target, and Staples; and (4) Ross Town Center, 1.4 miles south of The Block Northway Property, which includes tenants such as Jo-Ann Fabrics, Pier 1 Imports, and Ross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of The Block Northway Property is 7,900, 66,183 and 152,008, respectively. The 2018 estimated average household income within the same radius was $86,273, $96,888 and $97,885, respectively. Comparatively, the Pittsburgh, Pennsylvania metropolitan statistical area had a 2018 estimated average household income of $81,789.

Submarket Information – According to a third party market research report, The Block Northway Property is situated within the North Pittsburgh/Route 19 retail submarket of the Pittsburgh retail market. As of the second quarter of 2018, the submarket reported inventory of 13.7 million square feet, an overall vacancy rate of 1.7%, an average asking rental rate of $16.33 per square foot and net absorption of 142,802 square feet.

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for The Block Northway Property totaling approximately 1.5 million square feet, which reported a weighted average occupancy rate of approximately 94.0%. The appraiser concluded to triple net market rents for The Block Northway Property as described in the Market Rent Summary table below.

The following table presents certain information relating to the appraiser’s market rent conclusion for The Block Northway Property:

Market Rent Summary(1)

	Small In-Line	Large In-Line	Big Box – Jr Anchor	Restaurant	Ground Lease	Kiosk
Market Rent (PSF)	$40.00	$32.00	$23.00	$38.00	$6.50	$0.00
Lease Term (Years)	5	5	10	10	20	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to five comparable retail properties to The Block Northway Property identified by the appraiser:

Competitive Set(1)

	The Block Northway (Subject)	Goodwill – Cranbury	The Waterfront	Settlers Ridge	Monroeville Plaza	Village at Pittsburgh Mills
Location	Pittsburgh, PA	Cranberry, PA	Homestead, PA	Robinson, PA	Monroeville, PA	Tarentum, PA
Distance from Subject	--	10.3 miles	11.4 miles	10.2 miles	16.6 miles	11.5 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Power Center	Anchored Retail	Anchored Retail
Year Built/ Renovated	1958/2018	2017/NAP	2001/NAP	2008/2011	1970/NAP	2007/NAP
Anchors	Nordstrom Rack, Dave & Buster’s, Saks Off 5th, Marshall’s, The Container Store	Goodwill of Southwestern Pennsylvania	TJ Maxx, Michaels, Bed Bath & Beyond, Marshalls, Old Navy, Dicks Sporting Goods, Best Buy, Barnes & Noble	Giant Eagle, Cinemark Theaters, LA Fitness	Gander Mountain	Best Buy
Total GLA	354,400 SF(2)	23,900 SF	764,691 SF	472,572 SF	139,286 SF	110,908 SF
Total Occupancy	92.6%(2)	100.0%	90.0%	100.0%	90.0%	100.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll. Total Occupancy includes two executed leases (collectively, 12,183 square feet; 3.4% of NRA) at The Block Northway Property with Lands’ End (6,182 square feet; 1.7% of NRA) and Skechers (6,001 square feet; 1.7% of NRA) as to which the related tenants are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Excluding the Contract Leases, The Block Northway Property was 89.2% occupied as of February 14, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,000,000
6210-6300 Northway Drive and	The Block Northway	Cut-off Date LTV:	68.6%
8003-8033 McKnight Road		U/W NCF DSCR:	1.40x
Pittsburgh, PA 15237		U/W NOI Debt Yield:	9.0%

The table below presents certain information relating to comparable sales for The Block Northway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
The Block Northway (Subject)	Pittsburgh, PA	354,400	Oct-18(2)	$122,500,000(2)	$346(2)
Settlers Ridge	Robinson, PA	472,572	Oct-15	$139,500,000	$295
Collier Town Square	Bridgeville, PA	68,456	Dec-17	$19,375,000	$283
Rookwood Commons and Pavilion	Cincinnati, OH	649,552	Jan-17	$190,000,000	$293
Crossings at Marshalls Creek	East Stroudsburg, PA	106,623	Mar-16	$23,650,000	$222

(1)	Information obtained from the appraisal.

(2)	Represents the appraised value of The Block Northway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Wolverine Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Manufactured Housing Community
	Original Principal Balance(1):	$25,000,000		Location:	Various
	Cut-off Date Balance(1):	$25,000,000		Size:	1,649 Pads
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per Pad(1):	$35,779
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad(1):	$32,296
	Borrower Sponsor(2):	Ross H. Partrich		Year Built/Renovated:	Various/Various
	Guarantor(2):	Ross H. Partrich		Title Vesting:	Fee
	Mortgage Rate:	4.9000%		Property Manager:	Newbury Management Company
	Note Date:	March 28, 2019		Current Occupancy (As of)(6):	79.9% (3/4/2019)
	Seasoning:	1 month		YE 2018 Occupancy(6):	88.7%
	Maturity Date:	April 6, 2029		YE 2017 Occupancy(6):	85.6%
	IO Period:	48 months		YE 2016 Occupancy(6):	83.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	75.8%
	Amortization Term (Original):	360 months		Appraised Value:	$84,490,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per Pad:	$51,237
	Call Protection(3):	L(25),D(91),O(4)		Appraisal Valuation Date:	Various
	Lockbox Type:	Springing
	Additional Debt(1)(4):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($34,000,000); Future Mezzanine		TTM NOI (2/28/2019):	$4,749,188
				YE 2017 NOI(7):	$4,464,818
				YE 2016 NOI(7):	$3,484,663
				YE 2015 NOI:	$3,303,283
				U/W Revenues:	$8,308,685
				U/W Expenses:	$3,371,488
				U/W NOI:	$4,937,197
Escrows and Reserves				U/W NCF:	$4,854,747
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.31x/1.29x
Taxes	$137,321	$45,774	NAP	U/W Debt Yield based on NOI/NCF(1):	8.4%/8.2%
Insurance	$0	Springing(5)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3%/9.1%
Replacement Reserve	$0	$6,871	NAP	Cut-off Date LTV Ratio(1):	69.8%
Immediate Repairs	$284,203	NAP	NAP	LTV Ratio at Maturity(1):	63.0%

Sources and Uses
Sources			Uses
Original whole loan amount	$59,000,000	100.0%	Loan payoff(8)	$56,375,942	95.6%
			Upfront reserves	421,523	0.7
			Closing costs	972,894	1.6
			Return of equity	1,229,640	2.1
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%

(1)	See “The Mortgage Loan” section below. The Cut-off Date Balance per Pad, Maturity Date Balance per Pad, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Wolverine Portfolio Whole Loan (as defined below).

(2)	The borrower sponsor and guarantor reported multiple deed-in-lieu foreclosures that occurred between 2003 and 2006. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. At loan origination, the guarantor provided a payment guaranty not to exceed the amount of $3.0 million to the lender (the "Payment Guaranty"). The Payment Guaranty will be released in the event the Wolverine Portfolio (as defined below) achieves a debt yield of not less than 9.0% for two consecutive quarters; provided that (i) no default of any material term then exists under the recourse carve-out guaranty and the environmental indemnity and (ii) no event of default then exists.

(3)	Defeasance of the Wolverine Portfolio Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last note comprising the Wolverine Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in May 2019. Following the lockout period and prior to January 6, 2029, the borrowers are permitted to obtain the release of any individual property in connection with the sale of such individual property to a third party purchaser, provided that, among other conditions, (i) the DSCR for the remaining properties is not less than the DSCR immediately preceding such release, (ii) the debt yield for the remaining properties is not less than the debt yield immediately preceding such release, (iii) the LTV for the remaining properties is not greater than the LTV immediately preceding such release, (iv) partial defeasance with payment of a release price equal to 110% of the allocated loan amount for the release property, (v) no event of default has occurred and is continuing, (vi) after giving effect to such release, the affiliate borrower does not own any homes or personal property on such release property, and (vii) satisfaction of REMIC conditions. The borrowers are permitted to obtain the release of the Royal Village property and/or Chalet Village property in the event of a casualty or condemnation resulting in such property’s inability to continue operating as a mobile or manufactured housing community pursuant to applicable zoning laws. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loan—Releases; Partial Releases” in the Preliminary Prospectus for more information.

(4)	The borrower sponsors have the right to pledge their equity interest in the borrowers to secure a mezzanine loan, provided that, among other conditions, (a) no event of default has occurred and is continuing, (b) the aggregate LTV is not more than 69.8%, (c) the aggregate debt yield is not less than 8.2%, (d) aggregate DSCR is not less

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Manufactured Housing Community	Loan #12	Cut-off Date Balance:	$25,000,000
Property Addresses — Various	Wolverine Portfolio	Cut-off Date LTV:	69.8%
		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

than 1.29x, (e) the borrowers obtain a rating agency confirmation, and (f) the lender of the mezzanine loan enters into an intercreditor agreement with the Wolverine Portfolio Whole Loan lender.

(5)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the insurance coverage for the Wolverine Portfolio Properties (as defined below) are included in a blanket policy and such policy is in full force and effect and the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(6)	See “Historical Occupancy” section below for explanations on fluctuation in occupancy.

(7)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI.

(8)	Loan payoff represents payoff of (i) existing debt encumbering the Wolverine Portfolio Properties of approximately $45.2 million and (ii) an existing note for the purchase of 397 homes at the Wolverine Portfolio Properties of approximately $11.2 million. See “The Mortgage Loan” and “The Properties” sections below for more information.

The Mortgage Loan. The mortgage loan (the “Wolverine Portfolio Mortgage Loan”) is part of a whole loan (the “Wolverine Portfolio Whole Loan”) evidenced by ten pari passu promissory notes secured by (i) a first mortgage encumbering the borrowers’ fee interest in ten manufactured housing community ("MHC") properties located in ten cities throughout Michigan, Ohio, and Florida (the “Wolverine Portfolio” or “Wolverine Portfolio Properties”) and (ii) a pledge of the borrower sponsor’s equity interest in an affiliate entity (“MH Owner”) that owns 516 homes at the Wolverine Portfolio Properties. See “The Properties” section below for more information. The Wolverine Portfolio Mortgage Loan represents the non-controlling Notes A-1, A-2, and A-5. The lender provides no assurances that any non-securitized notes will not be split further or replaced by new notes with reallocated balances. The Wolverine Portfolio Whole Loan will be serviced under the WFCM 2019-C50 pooling and servicing agreement until the securitization of the controlling Note A-10, at which time servicing will shift to the pooling and servicing agreement governing that future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-2, A-5	$25,000,000	$25,000,000	WFCM 2019-C50	No
A-10	$2,000,000	$2,000,000	UBS AG, or an affiliate	Yes
A-3, A-4, A-6, A-7, A-8, A-9	$32,000,000	$32,000,000	UBS AG, or an affiliate	No
Total	$59,000,000	$59,000,000

The Properties. The Wolverine Portfolio is a ten-property MHC portfolio located in ten different cities throughout Michigan, Ohio, and Florida, totaling approximately 1,649 pad sites. The borrower sponsor acquired the ten properties in the Wolverine Portfolio as part of a larger 18-property portfolio. The borrower sponsor has invested approximately $8.5 million ($5,157 per pad site) in capital improvements at the Wolverine Portfolio Properties since 2003, including electrical system replacements, plumbing, and road and sideway paving. Since 2016, the borrower sponsor has rehabilitated existing park-owned homes and replaced abandoned resident-owned homes with 397 brand new park-owned homes, spending approximately $19.85 million ($50,000 per home). As of loan origination, MH Owner owns 516 homes at the Wolverine Portfolio Properties, or 31.3% of the total pad sites, and the borrower sponsor pledged 100% of its equity interest in MH Owner as additional collateral for the Wolverine Portfolio Whole Loan. No income from the affiliate-owned home rentals was included in the lender’s underwritten revenues, only the income derived from the pad sites was underwritten. Under the Wolverine Portfolio Whole Loan documents, such affiliate-owned homes may generally not exceed 40.0% of the aggregate homes at the Wolverine Portfolio Properties. No affiliate-owned homes existing as of the date of origination may be subject to or serve as collateral for any financing (other than the Wolverine Portfolio Whole Loan). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Manufactured Housing Community Properties” in the Preliminary Prospectus for limitations on the purchase, sale, and release of homes owned by MH Owner.

Six of the properties totaling 1,180 pad sites (71.6% of total Wolverine Portfolio pad sites) are located in Michigan, three properties totaling 236 pad sites (14.3% of Wolverine Portfolio pad sites) are located in Florida, and one property with 233 pad sites (14.1% of Wolverine Portfolio pad sites) is located in Ohio.. Common amenities at the Wolverine Portfolio Properties vary, but most include a clubhouse, pool, playground, and basketball court, among others.

As of the March 4, 2019 rent rolls, occupancies range from 48.9% at the Royal Village property in Toledo, Ohio to 98.4% at the Chalet Village property in Tampa, Florida and the Wolverine Portfolio has a weighted average physical occupancy of 79.9%. Weighted average historical occupancy at the Wolverine Portfolio between 2009 and 2018 ranges from 75.8% and 88.7%. Weighted average annual rental rate increases at the Wolverine Portfolio were 2.7%, 2.8%, 3.3%, and 4.1% for the years between 2015 and 2018, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Manufactured Housing Community	Loan #12	Cut-off Date Balance:	$25,000,000
Property Addresses — Various	Wolverine Portfolio	Cut-off Date LTV:	69.8%
		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

The following table presents certain information relating to the Wolverine Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (Pads)	Appraised Value	Allocated Cut-off Date LTV	% of UW NOI	Parking Ratio (Per Pad)
Apple Tree Estates 1061 Wilson Avenue Northwest Walker, MI 49534	$10,797,000	18.3%	88.7%	1971/2005	238	$15,460,000	69.8%	18.1%	2.14
South Lyon 530 Lanier Street South Lyon, MI 48178	$10,021,000	17.0%	88.2%	1972/NAP	211	$14,350,000	69.8%	17.9%	2.00
Metro Commons 28745 Van Born Road Romulus, MI 48174	$8,659,000	14.7%	82.4%	1978/NAP	227	$12,400,000	69.8%	14.6%	2.21
Brighton Village 7500 West Grand River Brighton, MI 48114	$8,470,000	14.4%	86.5%	1960/NAP	193	$12,130,000	69.8%	13.6%	2.00
College Heights 3501 Auburn Road Auburn Hills, MI 48326	$5,901,000	10.0%	85.7%	1964/NAP	161	$8,450,000	69.8%	10.5%	1.61
Hillcrest 3205 Douglas Avenue Kalamazoo, MI 49004	$4,057,000	6.9%	70.7%	1962/NAP	150	$5,810,000	69.8%	6.8%	2.03
Royal Village 7519 Dorr Street; 7519 Nebraska Avenue Toledo, OH 43615	$3,575,000	6.1%	48.9%	1979/NAP	233	$5,120,000	69.8%	5.9%	2.07
Fernwood 2701 Staghorn Court Deland, FL 32724	$2,877,000	4.9%	77.2%	1971/NAP	92	$4,120,000	69.8%	4.4%	2.04
Satellite Bay 6250 Roosevelt Boulevard Clearwater, FL 33760	$2,339,000	4.0%	94.0%	1973/NAP	83	$3,350,000	69.8%	4.4%	2.10
Chalet Village 14622 North Nebraska Avenue Tampa, FL 33613	$2,304,000	3.9%	98.4%	1965/2005	61	$3,300,000	69.8%	3.7%	2.11
Total/Weighted Average	$59,000,000	100.0%	79.9%		1,649	$84,490,000	69.8%	100.0%	2.04

The following table presents historical occupancy percentages at the Wolverine Portfolio:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/4/2019(2)
77.4%	75.8%	83.3%	85.6%	88.7%	79.9%

(1)	Information provided by the borrower sponsor. Historical occupancy is based on the total number of pad sites occupied by resident-owned homes and both rented and non-rented park-owned homes.

(2)	Information obtained from the underwritten rent roll. Current occupancy is based on the total number of pad sites occupied by resident-owned homes and rented park-owned homes. Pad site revenue from the 150 non-rented park-owned homes was excluded from the underwriting.

Market Overview and Competition. The Wolverine Portfolio Properties are located across six statistical metropolitan areas (“SMAs”) within residential suburban areas. Four properties, accounting for 56.0% of the allocated loan amount, are located in the Detroit-Warren-Dearborn SMA. The Apple Tree Estates property, accounting for 18.3% of the allocated loan amount, is located in the Grand Rapids-Wyoming SMA. Two properties, accounting for 7.9% of the allocated loan amount, are located in the Tampa-St. Petersburg-Clearwater SMA. The Hillcrest property, accounting for 6.9% of the allocated loan amount, is located in the Kalamazoo-Portage SMA. The Royal Village property, accounting for 6.1% of the allocated loan amount, is located in the Toledo SMA. The Fernwood property, accounting for 4.9% of the allocated loan amount, is located in the Deltona-Daytona Beach-Ormond Beach SMA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Manufactured Housing Community	Loan #12	Cut-off Date Balance:	$25,000,000
Property Addresses — Various	Wolverine Portfolio	Cut-off Date LTV:	69.8%
		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

The following table presents certain information relating to the demographics for the Wolverine Portfolio Properties:

Demographics(1)

	Projected 2019 Population (3-mile radius)	Projected 2019 Population (5-mile radius)	Projected 2019 Avg Household Income (3-mile radius)	Projected 2019 Avg Household Income (5-mile radius)
Apple Tree Estates	31,307	81,970	$83,716	$76,951
South Lyon	29,493	47,909	$118,873	$119,966
Metro Commons	66,941	177,798	$67,434	$70,790
Brighton Village	29,197	51,684	$124,603	$129,314
College Heights	52,654	167,160	$113,627	$109,827
Hillcrest	51,830	123,870	$59,069	$64,723
Royal Village	46,620	122,461	$93,974	$91,255
Fernwood	26,117	58,941	$69,787	$65,758
Satellite Bay	81,585	229,204	$64,472	$65,849
Chalet Village	105,062	251,935	$61,578	$69,508

(1)	Information obtained from third party research reports.

Seven properties, accounting for 87.3% of the allocated loan amount, are located in the Midwest Region MHC market. In 2017, the Midwest Region MHC market exhibited monthly market rent of $370 per pad, which is a 2.8% increase over $360 per pad in 2016, and vacancy of 16.5%, which is a 12.2% decrease from 18.8% in 2016. Three properties, accounting for 12.7% of the allocated loan amount, are located in the South Region MHC market. In 2017, the South Region MHC market exhibited monthly market rent of $394 per pad, which is a 0.5% decrease over $396 per pad in 2016, and vacancy of 8.1%, which is a 12.9% decrease from 9.3% in 2016.

The following table presents certain information relating to comparable rental information for the Wolverine Portfolio Properties:

Competitive Set Summary(1)

	Pads(2)	In-Place U/W Base Rent(2)	Competitive Set Average Rent	In-Place Vacancy(2)	Competitive Set Vacancy	Appraiser Concluded Vacancy(3)
Apple Tree Estates	238	$452	$463	11.3%	3.6%	10.0%
South Lyon	211	$554	$537	11.8%	6.6%	14.0%
Metro Commons	227	$508	$474	17.6%	5.5%	16.0%
Brighton Village	193	$496	$432	13.5%	9.5%	15.0%
College Heights	161	$526	$537	14.3%	6.6%	17.0%
Hillcrest	150	$442	$456	29.3%	7.0%	25.0%
Royal Village	233	$453	$498	51.1%	9.7%	48.0%
Fernwood	92	$470	$436	22.8%	4.2%	23.0%
Satellite Bay	83	$481	$495	6.0%	7.1%	8.5%
Chalet Village	61	$560	$488	1.6%	16.0%	3.0%
Total/Weighted Average	1,649	$491	$483	20.1%	7.1%	19.7%

(1)	Information obtained from appraisals.

(2)	Information obtained from the underwritten rent roll as of March 4, 2019.

(3)	Appraiser Concluded Vacancy is based on property rent rolls as of November 20, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Manufactured Housing Community	Loan #12	Cut-off Date Balance:	$25,000,000
Property Addresses — Various	Wolverine Portfolio	Cut-off Date LTV:	69.8%
		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Wolverine Portfolio:

Cash Flow Analysis

	2015	2016(1)	2017(1)	TTM 2/28/2019	U/W	%(2)	U/W $ Per Pad
Base Rent	$5,908,332	$6,283,605	$7,176,059	$7,614,006	$7,820,388	75.1%	$4,742.50
Grossed Up Vacant Space	2,684,591	2,563,570	1,940,941	1,891,486	1,899,648	18.2	1,152.00
Credit Loss	(122,389)	(100,204)	(150,344)	(145,523)	(145,523)	(1.4)	(88.25)
Gross Potential Rent	$8,470,534	$8,746,971	$8,966,656	$9,359,969	$9,574,513	91.9%	$5,806.25
Other Income	654,543	637,339	816,904	845,812	839,534	8.1	509.12
Net Rental Income	$9,125,077	$9,384,310	$9,783,560	$10,205,781	$10,414,047	100.0%	$6,315.37
(Total Vacancy)	(2,986,765)	(2,958,280)	(2,308,348)	(2,078,321)	(2,105,362)	(22.0)(3)	(1,276.75)
Effective Gross Income	$6,138,312	$6,426,030	$7,475,212	$8,127,460	$8,308,685	79.8%	$5,038.62

Real Estate Taxes	540,964	526,006	536,601	552,178	549,284	6.6	333.10
Insurance	151,146	133,069	134,045	162884	153,556	1.8	93.12
Management Fee	184,149	192,781	224,256	243,823	249,261	3.0	151.16
Other Operating Expenses	1,958,770	2,089,511	2,115,491	2,419,387	2,419,387	29.1	1,467.18
Total Operating Expenses	$2,835,029	$2,941,367	$3,010,394	$3,378,272	$3,371,488	40.6%	$2,044.56

Net Operating Income	$3,303,283	$3,484,663	$4,464,818	$4,749,188	$4,937,197	59.4%	$2,994.06
Replacement Reserves	0	0	0	0	82,450	1.0	50.00
Net Cash Flow	$3,303,283	$3,484,663	$4,464,818	$4,749,188	$4,854,747	58.4%	$2,944.06

NOI DSCR(4)	0.88x	0.93x	1.19x	1.26x	1.31x
NCF DSCR(4)	0.88x	0.93x	1.19x	1.26x	1.29x
NOI Debt Yield(4)	5.6%	5.9%	7.6%	8.0%	8.4%
NCF Debt Yield(4)	5.6%	5.9%	7.6%	8.0%	8.2%

(1)	The borrower sponsor added 176, 121, and 100 new park-owned homes at the Wolverine Portfolio Properties in 2016, 2017, and 2018, respectively. The increase in Net Operating Income year over year is attributed to the lease up of the additional units.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 22.0%. The Wolverine Portfolio was 79.9% occupied as of March 4, 2019.

(4)	Based on the Wolverine Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Home Depot Livonia MI

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Single Tenant
	Original Principal Balance:	$24,700,000		Location:	Livonia, MI
	Cut-off Date Balance:	$24,700,000		Size:	135,782 SF
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per SF:	$181.91
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$181.91
	Borrower Sponsor:	Gary Sakwa		Year Built/Renovated:	1999/NAP
	Guarantor:	Gary Sakwa		Title Vesting:	Fee
	Mortgage Rate:	4.7500%		Property Manager:	Self-managed
	Note Date:	April 4, 2019		Current Occupancy (As of):	100.0% (5/1/2019)
	Seasoning:	1 month		YE 2017 Occupancy:	100.0%
	Maturity Date:	April 11, 2029		YE 2016 Occupancy:	100.0%
	IO Period:	120 months		YE 2015 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value:	$36,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$265.13
	Call Protection:	L(25),D(88),O(7)		Appraisal Valuation Date:	February 13, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt:	None		YE 2018 NOI:	$2,219,140
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$2,032,800
				YE 2016 NOI:	$2,032,800
				YE 2015 NOI:	NAV
				U/W Revenues:	$2,299,022
				U/W Expenses:	$89,782
Escrows and Reserves				U/W NOI:	$2,209,240
	Initial	Monthly	Cap	U/W NCF:	$2,120,982
Taxes	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	1.85x / 1.78x
Insurance	$0	Springing(2)	NAP	U/W Debt Yield based on NOI/NCF:	8.9% / 8.6%
Replacement Reserve	$0	Springing(3)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.9% / 8.6%
Leasing Reserve	$0	$2,917	$200,000(4)	Cut-off Date LTV Ratio:	68.6%
				LTV Ratio at Maturity:	68.6%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$24,700,000	53.3%	Total Prior Debt payoff(5)	$42,209,405	91.1%
Net proceeds from loan secured by	21,627,628	46.7	Closing costs	169,636	0.4
non-collateral adjacent property			Return of equity(5)	3,948,587	8.5
Total Sources	$46,327,628	100.0%	Total Uses	$46,327,628	100.0%

(1)	The Home Depot Livonia MI Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for taxes as long as (i) Home Depot’s lease expressly obligates Home Depot to directly pay taxes to the imposing governmental authority, (ii) the Home Depot lease is in full force and effect, (iii) no event of default is continuing and (iv) Home Depot pays all applicable taxes prior to interest or penalties being incurred thereof.

(2)	The Home Depot Livonia MI Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Home Depot Livonia MI Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(3)	The Home Depot Livonia MI Mortgage Loan documents do not require ongoing monthly escrows for replacements as long as (i) no event of default has occurred and is continuing, (ii) Home Depot is responsible for all replacements under its lease and (iii) the Home Depot Livonia MI Property is, in the lender’s reasonable judgment, being properly maintained.

(4)	The Leasing Reserve Cap does not apply during the continuation of any event of default.

(5)	The borrower sponsor used the proceeds from the Home Depot Livonia MI Mortgage Loan along with proceeds from the refinance of a non-collateral adjacent property to pay off a $42,209,405 mortgage loan that was secured by both the Home Depot Livonia MI Property and the non-collateral adjacent property (the “Total Prior Debt”). The amounts shown above for loan payoff and return of equity reflect the payoff of the Total Prior Debt.

The Mortgage Loan. The mortgage loan (the “Home Depot Livonia MI Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 135,782 square foot, single tenant Home Depot retail store located in Livonia, Michigan (the “Home Depot Livonia MI Property”).

The Property. The Home Depot Livonia MI Property is 100.0% leased to Home Depot on a triple-net basis as of May 1, 2019. The Home Depot Livonia MI Property was constructed in 1999 and is situated on a 14.2-acre site with 790 surface parking spaces resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,700,000
13500 Middlebelt Road	Home Depot Livonia MI	Cut-off Date LTV:	68.6%
Livonia, MI 48150		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.9%

According to the appraisal, prior to September 6, 2018 the Home Depot Livonia MI Property was part of a larger parcel that contained a multi-tenant shopping center. As of September 6, 2018, the owner of the Home Depot Livonia MI Property split the parent parcel by recording the Millennium Park Condominium. The condominium split resulted in the Home Depot Livonia MI Property being on its own parcel (“Unit 4”), separate from the remainder of the shopping center. The owner of Unit 4 has a voting rights interest of approximately 44.08% in the related owners’ association. Each unit owner has sole responsibility for the maintenance of its respective property and the association’s duties are limited solely to any common areas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The borrower has the right to the free release of future outlot areas as defined in the Home Depot Livonia MI Mortgage Loan documents in connection with a sale or conveyance to a third-party subject to certain conditions outlined in the Home Depot Livonia MI Mortgage Loan documents. The current site comprises approximately 7,530 square feet of surface parking lot space with no improvements. The appraisal has attributed no value to the outlot area and did not expect any negative impact on the value of the Home Depot Livonia MI Property from any release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Major Tenant.

Largest Tenant: Home Depot (135,782 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 1/31/2026 lease expiration) - According to the appraisal, Home Depot (NYSE: HD) is the largest home improvement retailer in the world and sells an assortment of building materials, products, and lawn and garden products. Currently, Home Depot operates over 2,200 stores in North America and has over 400,000 employees. Home Depot was founded in 1979 and is based in Atlanta, Georgia. As of April 12, 2019, the company had a market capitalization of approximately $224.5 billion. Per Home Depot’s 10K SEC Filing, net sales for fiscal year (“FY”) 2018 increased by 7.2% to $108.2 billion, as compared to FY 2017. Gross profit increased by 8.2% to $37.2 billion from FY 2017 to FY 2018. Home Depot has been a tenant at the Home Depot Livonia MI Property since 2000 and has four, 5-year renewal options remaining after its January 2026 lease expiration, each with 12 months’ prior notice.

Market Overview. The Home Depot Livonia MI Property is located immediately adjacent to Interstate 96, which provides access eastbound to Detroit, approximately 5.9 miles east of Interstate 275, 17.9 miles northwest of the Detroit central business district and 11.3 miles northeast of the Detroit Metropolitan Wayne County Airport. The Home Depot Livonia MI Property is situated approximately 0.4 miles east of the intersection of Interstate 96 and Cardwell Street, which, according to a third party market research provider, had a daily traffic count of approximately 164,341 vehicles as of 2017.

According to the appraisal, Livonia is home to approximately 4,300 businesses and benefits from the presence of notable industrial plants, such as the Ford Motor Company’s transmission plant (approximately 4.5 miles southwest of the Home Depot Livonia MI Property), United Parcel Services (approximately 0.7 miles northwest of the Home Depot Livonia MI Property), Phillips Service Industries, Inc. (approximately 8.9 miles west of the Home Depot Livonia MI Property) and McLaren Performance Technologies (approximately 6.0 miles northwest of the Home Depot Livonia MI Property). New investment has been announced by Masco Corporation, a manufacturer of products for the home improvement and new home construction markets. Masco Corporation plans to move employees from its current headquarters, located in Taylor, Michigan, and move them into a new, 75,000 square foot facility located at West Seven Mile Road and Haggerty Road in Livonia (approximately 8.7 miles northwest of the Home Depot Livonia MI Property).

According to a third-party market research report, the estimated 2019 population within a three- and five-mile radius of the Home Depot Livonia MI Property was approximately 92,643, and 285,188, respectively; while the 2019 estimated average household income within the same radii was $75,184, and $67,999, respectively.

According to a third-party market research report, the Home Depot Livonia MI Property is situated within the Southern I-275 Corridor submarket of the Detroit Market. As of April 12, 2019, the Southern I-275 Corridor submarket reported a total inventory of approximately 27.6 million square feet with a 7.8% vacancy rate and average asking rent of $16.11 per square foot, triple net. The submarket vacancy rate has decreased from 11.5% in 2010 and has averaged 9.0% from 2010 through 2018. Within a three-mile radius of the Home Depot Livonia MI Property, as of April 15, 2019, there were 709 retail properties totaling approximately 6.8 million square feet with a 6.8% vacancy rate, per a third-party market research provider. The appraiser concluded to a market rent of $16.50 per square foot on a triple net basis at the Home Depot Livonia MI Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,700,000
13500 Middlebelt Road	Home Depot Livonia MI	Cut-off Date LTV:	68.6%
Livonia, MI 48150		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the Home Depot Livonia MI Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Home Depot	A/A2/A	135,782	100.0%	$17.67	$2,399,212	100.0%	1/31/2026	4, 5-year	N
Occupied Collateral Total		135,782	100.0%	$17.67	$2,399,212	100.0%
Vacant Space		0	0.0%

Collateral Total		135,782	100.0%	$17.67	$2,399,212	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include straight line rent averaging through Home Depot’s lease expiration date totaling $163,132. Home Depot’s current rent is $16.47 per square foot and increases to $18.11 per square foot in February 2021.

The following table presents certain information relating to the lease rollover schedule at the Home Depot Livonia MI Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	135,782	100.0%	135,782	100.0%	$2,399,212	100.0%	$17.67
2027	0	0	0.0%	135,782	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	135,782	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	135,782	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	135,782	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	135,782	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	135,782	100.0%			$2,399,212	100.0%	$17.67
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Home Depot Livonia MI Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/1/2019(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$24,700,000
13500 Middlebelt Road	Home Depot Livonia MI	Cut-off Date LTV:	68.6%
Livonia, MI 48150		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Home Depot Livonia MI Property:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Base Rent	$2,032,800	$2,032,800	$2,219,140	$2,236,080	92.4%	$16.47
Rent Averaging	0	0	0	163,132	6.7	1.20
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,032,800	$2,032,800	$2,219,140	$2,399,212	99.2%	$17.67
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	327,429	290,590	332,630	19,770	0.8	0.15
Net Rental Income	$2,360,229	$2,323,390	$2,551,770	$2,418,982	100.0%	$17.82
(Vacancy & Credit Loss)	0	0	0	(119,961)(2)	(5.0)	(0.88)
Effective Gross Income	$2,360,229	$2,323,390	$2,551,770	$2,299,022	95.0%	$16.93

Real Estate Taxes	327,429	290,590	332,630	0	0.0	0.00
Insurance	0	0	0	20,811	0.9	0.15
Management Fee	0	0	0	68,971	3.0	0.51
Other Operating Expenses	0	0	0	0	0.0	0.00
Total Operating Expenses	$327,429	$290,590	$332,630	$89,782	3.9%	$0.66

Net Operating Income	$2,032,800	$2,032,800	$2,219,140	$2,209,240	96.1%	$16.27
Replacement Reserves	0	0	0	20,367	0.9	0.15
TI/LC	0	0	0	67,891	3.0	0.50
Net Cash Flow	$2,032,800	$2,032,800	$2,219,140	$2,120,982	92.3%	$15.62

NOI DSCR	1.70x	1.70x	1.86x	1.85x
NCF DSCR	1.70x	1.70x	1.86x	1.78x
NOI Debt Yield	8.2%	8.2%	9.0%	8.9%
NCF Debt Yield	8.2%	8.2%	9.0%	8.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 5.0%. The Home Depot Livonia MI Property is 100.0% occupied as of May 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Town Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	RREF		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type:	Other – Leased Fee
	Original Principal Balance(1):	$24,000,000		Location:	Monsey, NY
	Cut-off Date Balance(1):	$24,000,000		Size(4):	594,885 SF
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per SF(1):	$57.15
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$57.15
	Borrower Sponsors:	Bela Kalman; Lazara Kalman		Year Built/Renovated:	1970/2002
	Guarantors:	Bela Kalman; Lazara Kalman; Joseph Brachfeld		Title Vesting:	Fee
	Mortgage Rate:	5.0200%		Property Manager:	Self-managed
	Note Date:	4/8/2019		Current Occupancy (As of 5/1/2019)(5):	100%
	Seasoning:	0 months		YE 2017 Occupancy(5):	NAV
	Maturity Date:	5/6/2029		YE 2016 Occupancy(5):	NAV
	IO Period:	120 months		YE 2015 Occupancy(5):	NAV
	Loan Term (Original):	120 months		YE 2014 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		Appraised Value(6):	$48,300,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$81.19
	Call Protection(2):	L(24),D(92),O(4)		Appraisal Valuation Date:	December 13, 2018
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($10,000,000)		Most Recent NOI(7):	NAV
				YE 2017 NOI(7):	NAV
				YE 2016 NOI(7):	NAV
				YE 2015 NOI(7):	NAV
				U/W Revenues(7):	$2,619,671
				U/W Expenses(7):	$0
Escrows and Reserves				U/W NOI(7):	$2,619,671
	Initial	Monthly	Cap	U/W NCF(7):	$2,619,671
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	1.51x / 1.51x
Insurance	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	7.7% / 7.7%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.7% / 7.7%
Environmental Reserve	$15,625	$0	NAP	Cut-off Date LTV Ratio(1):	70.4%
				LTV Ratio at Maturity(1):	70.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$34,000,000	66.4%	Purchase price	$50,000,000	97.7%
Cash equity contribution	17,188,442	33.6	Upfront reserves	15,625	0.0
			Closing costs	1,172,817	2.3

Total Sources	$51,188,442	100.0%	Total Uses	$51,188,442	100.0%
(1)	The Town Square Mortgage Loan (as defined below) is part of the Town Square Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $34,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Town Square Whole Loan.

(2)	Defeasance of the Town Square Whole Loan is permitted at any time following the earlier of (a) the end of the two-year period commencing on the closing date of the securitization of the last piece of the Town Square Whole Loan to be securitized and (b) June 6, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(3)	Springing upon (i) an Event of Default; (ii) the Leasehold Owner no longer being responsible, pursuant to the terms of the Fee Lease, for the direct payment or defaulting under the terms of the Fee Lease; or (iii) the failure to provide the Lender with proof of timely payment.

(4)	Size represents the 594,885 SF of land area (13.6 acres) beneath the 143,147 SF retail improvements.

(5)	Occupancy figure represents “look through” occupancy for the fee interest in the land parcel totalling 594,885 SF (13.6 acres) beneath the Improvements.

(6)	The appraiser concluded to an “as-is” appraised value for the hypothetical fee simple interest in the Town Square Shopping Center of $67,100,000 as of December 13, 2018.

(7)	See “Cash Flow Analysis” section. Underwriting and Financial Information is based on average ground rent payments made through the loan term under the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$24,000,000
59 Route 59	Town Square	Cut-off Date LTV:	70.4%
Monsey, NY 10952		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	7.7%

The Mortgage Loan. The mortgage loan (the “Town Square Mortgage Loan”) is part of a whole loan (the “Town Square Whole Loan”) evidenced by two pari passu promissory notes secured by a first mortgage encumbering the fee interest in a land parcel totaling 594,885 SF (13.6 acres) located in Monsey, NY (the “Town Square Property”). The Town Square Mortgage Loan represents the controlling Note A-1. The non-controlling Note A-2 will be held by Benefit Street Partners (“BSP”). The lender provides no assurances that any non-securitized notes will not be split further or replaced by new notes with reallocated balances. The Town Square Whole Loan will be serviced under the WFCM 2019-C50 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$24,000,000	$24,000,000	WFCM 2019-C50	Yes
A-2	$10,000,000	$10,000,000	BSP	No
Total	$34,000,000	$34,000,000

The Property. The Town Square Property encompasses the land beneath the 97.1% occupied 143,147 SF grocery-anchored retail center (the “Improvements”) located at 59 Route 59, Monsey, NY. The Improvements are not collateral for either the Town Square Whole Loan or the Town Square Mortgage Loan. The Improvements were initially constructed in 1970. The Improvements are anchored by Evergreen Kosher Market, a grocery market that provides kosher products.

Major Tenants.

The tenants shown below are tenants at the non-collateral Improvements.

Largest Tenant: Evergreen Kosher (48,099 square feet; 33.6% of net rentable area; lease expiration 11/30/2032) - Evergreen Kosher (“Evergreen”) is a grocery market that provides Kosher products. Evergreen offers grocery, butcher, bakery, health food, fish, produce, full service deli and prepared foods. Evergreen was established to satisfy the demands of one of the fastest growing Jewish communities in the nation (Rockland County). Many of Evergreen’s departments are a “store within a store,” including Blossoms Flower Bar, Warehouse Bulk Items, Sage Health Aisle (with onsite nutritionist), Glatt Geshmak Takeout, and the Butcher. Other departments include Zishe’s Bakery and Neiman’s Fish. Evergreen opened in June 2013, and according to Evergeen, achieved sales of $65.9 million ($1,370 PSF) in 2018. Evergreen has invested approximately $7.5 million ($155 /SF) into their space. One of Evergreen’s new initiatives in the past year has been food delivery, including online and mobile ordering. Additionally, Evergreen has continued to corporately expand since its founding at the Improvements through a location in Lakewood, NJ in 2017 and a new small format concept, “New Day”, also located in Monsey.

2nd Largest Tenant: Amazing Savings (19,757 square feet; 13.8% of net rentable area; lease expiration 9/2/2022) – Amazing Savings is a supplier of discount items, including groceries, toys, and housewares. Amazing Savings has been in Monsey for several decades servicing the Jewish community. The tenant recently moved to the Improvements in order to expand to a larger location. Amazing Savings has 17 locations throughout New York and New Jersey. Amazing Savings has stated that they have invested approximately $1.0 million ($51 /SF) into their space at the Improvements.

Market Overview. The Town Square Property is located in Monsey, NY at the cross streets of Saddle River Road, Secora Road, and Route 59. Monsey is a hamlet (an unincorporated community) in Rockland County, NY, that is part of the New York City Metropolitan Statistical Area (“MSA”). The county’s population, as of the 2010 census, was 311,687, increasing by 5.5% to a 2017 census estimate of 328,868. Rockland County is a suburb of New York City that is northwest of the city and is accessible via the New York State Thruway.

Rockland County includes a mix of businesses including health, retail, manufacturing, pharmaceutical, construction and research. Rockland County lies just north of the New Jersey-New York border, west of Westchester County across the Hudson River, and south of Orange County.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$24,000,000
59 Route 59	Town Square	Cut-off Date LTV:	70.4%
Monsey, NY 10952		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	7.7%

The four sections below captioned “Major Tenants,” Tenant Sales (PSF),” “Lease Expiration Schedule” and “Historical Occupancy” present information with respect to the Improvements, which are not part of the collateral.

The following table presents certain information relating to the tenancy at the non-collateral Improvements:

Major Tenants(1)

Tenant Name	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Evergreen Kosher Market	48,099	33.6%	$16.99	$817,395	21.3%	11/30/2032	6, 5-year	Yes(2)
Amazing Savings	19,757	13.8%	$25.39	$501,728	13.1%	9/2/2022	2, 5-year	No
Auction Mart	6,127	4.3%	$20.47	$125,418	3.3%	1/31/2029	2, 6-month	No
Bais Hasforim	4,545	3.2%	$27.87	$126,690	3.3%	6/1/2024	1, 5-year	No
Goldpath Liqours	4,160	2.9%	$45.02	$187,285	4.9%	5/1/2021	None	No
Blew Boutique	3,970	2.8%	$40.39	$160,354	4.2%	1/31/2028	1, 5-year	No
Total Major Tenants	86,658	60.5%	$22.14	$1,918,870	50.1%

Non-Major Tenant	52,334	36.6%	$36.54	$1,912,198	49.9%

Occupied Collateral Total	138,992	97.1%	$27.56	$3,831,068	100.0%

Vacant Space	4,155	2.9%

Collateral Total	143,147	100.0%

(1)	This chart refers to major tenants at the non-collateral Improvements.

(2)	Only with respect to Evergeen Kosher Market’s storage space, which is 950 SF.

The following table presents certain information relating to major tenant sales at the non-collateral Improvements:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	2018	Major Tenant Occupancy Cost
Evergreen Kosher Market	21.3%	NAV	$1,098	$1,211	$1,370	1.24%

The following table presents certain information relating to the lease rollover schedule at the non-collateral Improvements:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	5,016	3.5%	5,016	3.5%	$193,764	5.1%	$38.63
2019	2	1,829	1.3%	6,846	4.8%	$55,638	1.5%	$30.41
2020	0	0	0.0%	6,846	4.8%	$0	0.0%	$0.00
2021	1	4,160	2.9%	11,006	7.7%	$187,285	4.9%	$45.02
2022	2	20,623	14.4%	31,629	22.1%	$544,568	14.2%	$26.41
2023	3	7,392	5.2%	39,020	27.3%	$275,457	7.2%	$37.26
2024	9	18,916	13.2%	57,936	40.5%	$627,030	16.4%	$33.15
2025	7	12,137	8.5%	70,074	49.0%	$419,489	10.9%	$34.56
2026	1	3,483	2.4%	73,557	51.4%	$139,320	3.6%	$40.00
2027	1	1,300	0.9%	74,857	52.3%	$43,200	1.1%	$33.23
2028	2	6,000	4.2%	80,857	56.5%	$242,349	6.3%	$40.39
2029	2	7,737	5.4%	88,594	61.9%	$183,465	4.8%	$23.71
Thereafter	4	50,398	35.2%	138,992	97.1%	$919,504	24.0%	$18.24
Vacant	2	4,155	2.9%	143,147	100.0%	$0	0.00%	$0.00
Total/Weighted Average	40	143,147	100.0%			$3,831,068	100.0%	$27.56
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$24,000,000
59 Route 59	Town Square	Cut-off Date LTV:	70.4%
Monsey, NY 10952		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	7.7%

The following table presents historical occupancy percentages at the non-collateral Improvements (1):

Historical Occupancy

12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	12/31/2018(1)(2)	3/28/2019(1)(3)
97.1%	99.7%	100.0%	100.0%	97.1%

(1)	Reflects the “look through” occupancy for the Improvements.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Town Square Property:

Cash Flow Analysis

	Non-Collateral Improvements
	2016(1)	2017(1)	TTM 12/1/2018(1)	U/W(2)	%(3)	U/W $ per SF
Rents in Place	$3,214,878	$3,347,720	$3,448,385	$2,619,671	100.0%	$18.30
Contractual Rent Steps	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$3,214,878	$3,347,720	$3,448,385	$2,619,671	100.0%	$18.30
Other Income	482,973	560,876	626,329	0	0.00	0.00
Total Recoveries	677,224	788,590	818,348	0	0.00	0.00
Net Rental Income	$4,375,075	$4,697,185	$4,893,062	$2,619,671	100.0%	$18.30
(Vacancy & Credit Loss)	0	0	0	0	0	0.00
Effective Gross Income	$4,375,075	$4,697,185	$4,893,062	$2,619,671	100.0%	$18.30

Real Estate Taxes	379,986	390,943	370,939	0	0.0	0.00
Insurance	60,261	58,943	65,838	0	0.0	0.00
Management Fee	174,319	184,378	185,747	0	0.0	0.00
Utilities	593,650	763,205	770,086	0	0.0	0.00
Non CAM Operating Expenses	16,292	78,068	49,892	0	0.0	0.00
Common Area Maintenance	256,951	163,202	222,682	0	0.0	0.00
General & Administrative	6,563	15,722	38,700	0	0.0	0.00
Payroll & Benefits	79,975	101,295	107,812	0	0.0	0.00
Marketing	32,484	11,924	18,515	0	0.0	0.00
Total Operating Expenses	$1,600,481	$1,767,681	$1,830,210	$0	0.0%	$0.00

Net Operating Income	$2,774,594	$2,929,505	$3,062,852	$2,619,671	100.0%	$18.30
Tenant Improvements	71,574	71,574	71,574
Leasing Commissions	71,574	71,574	71,574
Replacement Reserves	21,472	21,472	21,472
Net Cash Flow	$2,609,974	$2,764,885	$2,898,233	$2,619,671	100.0%	$18.30

NOI DSCR	1.60x	1.69x	1.77x	1.51x
NCF DSCR	1.50x	1.59x	1.67x	1.51x
NOI Debt Yield	8.2%	8.6%	9.0%	7.7%
NCF Debt Yield	7.7%	8.1%	8.5%	7.7%
(1)	Represents the fee simple historical operating performance look through of the Improvements, prior to the ground lease payment.

(2)	Represents fee underwriting for the Town Square Property, which is the average ground rent payment made through loan term.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 - 839 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype(5):	Mixed Use - Retail/Office
	Original Principal Balance:	$23,500,000		Location:	Brooklyn, NY
	Cut-off Date Balance:	$23,500,000		Size(5):	46,228 SF
	% of Initial Pool Balance:	2.5%		Cut-off Date Balance Per SF:	$508.35
	Loan Purpose(1):	Recapitalization		Maturity Date Balance Per SF:	$508.35
	Borrower Sponsors:	Leon Goldenberg; Elliot Horowitz; Mordechai Koslowitz; Michael Lipman; Baruch Singer; Elie Deitsch		Year Built/Renovated:	1931/2019
	Guarantors(1):	Leon Goldenberg; Elliot Horowitz; Mordechai Koslowitz; Michael Lipman; Baruch Singer; Elie Deitsch		Title Vesting:	Fee
	Mortgage Rate:	5.1800%		Property Manager:	Self-Managed
	Note Date:	April 8, 2019		Current Occupancy (As of)(3):	91.6% (3/26/2019)
	Seasoning:	0 months		YE 2018 Occupancy(6):	NAV
	Maturity Date:	May 6, 2029		YE 2017 Occupancy(6):	NAV
	IO Period:	120 months		YE 2016 Occupancy(6):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		Appraised Value(7):	$32,500,000
	Loan Amortization Type:	Interest-Only, Balloon		Appraised Value Per SF:	$703.04
	Call Protection:	L(24),D(93),O(3)		Appraisal Valuation Date:	March 21, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI(6):	NAV
	Additional Debt Type (Balance):	NAP		YE 2017 NOI(6):	NAV
				YE 2016 NOI(6):	NAV
				YE 2015 NOI(6):	NAV
				U/W Revenues(7):	$2,248,070
Escrows and Reserves				U/W Expenses(7):	$414,377
	Initial	Monthly	Cap	U/W NOI(7):	$1,833,693
Taxes	$63,518	$10,586	NAP	U/W NCF(7):	$1,778,220
Insurance	$26,000	$3,250	NAP	U/W DSCR based on NOI/NCF(8):	1.79x / 1.73x
TI/LC Reserves	$0	$1,926	NAP	U/W Debt Yield based on NOI/NCF(8):	9.4% / 9.1%
Retail Leasing Holdback(2)	$4,000,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(8):	9.4% / 9.1%
Replacement Reserve	$0	$770	NAP	Cut-off Date LTV Ratio(8):	60.0%
Leasing Reserves Holdback(3)	$1,310,000	$0	NAP	LTV Ratio at Maturity(8):	60.0%
Immediate Repairs	$7,000	$0	NAP
Liquidity Reserve(4)	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original loan amount	$23,500,000	100.0%	Payoffs(1)	$15,410,555	65.6%
			Upfront reserves	5,406,518	23.0
			Closing costs(9)	1,482,739	6.3
			Return of Equity	1,200,188	5.1
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%
(1)	The 839 Broadway borrower consists of six entities structured as tenants-in-common. At origination, one of the borrowers, 839 Broadway TIC F LLC, an affiliate of Bond Collective, the largest tenant at the 839 Broadway Mortgaged Property, paid $250,000 to the other five borrower entities in exchange for a 6.25% ownership interest in the 839 Broadway Property. Pursuant to the terms of a Tenants-In-Common Agreement among the borrowers entered into at origination, 839 Broadway TIC F LLC is expected to gradually increase its ownership interest to 100% of the Mortgaged Property through annual payments over six years totaling $3,750,000, with all such payments being subject and subordinate to all amounts payable under the 839 Broadway Mortgage Loan documents and payable only as and when all amounts then due and payable under the 839 Broadway Mortgage Loan documents have been paid. Once $3,000,000 of such amount has been paid, 839 Broadway TIC F LLC is expected to have a 75% ownership interest in the Mortgaged Property and four of the six guarantors are permitted to be released from their obligations under the guarantees executed in connection with the Mortgage Loan.

(2)	The Retail Leasing Holdback is associated with the current vacant retail space of 3,890 square feet at the 839 Broadway Property. Provided no event of default has occurred and is continuing, the Retail Leasing Holdback is to be disbursed in connection with new leasing of the vacant space based on conditions set forth in the loan documents including but not limited to an occupancy rate of not less than 90.0% and a minimum debt yield of 8.9%.

(3)	The Current Occupancy includes Broadway Bagels and Dance Studio which are not yet in occupancy or paying rent. A $1,310,000 leasing holdback was collected upfront in connection with the two spaces which will be released, amongst other conditions being satisfied, upon the two tenants taking occupancy of their premise and paying rent. The physical occupancy excluding those tenants is 86.3%.

(4)	Commencing on the payment date occurring in May 2024 and on each payment date thereafter, the 839 Broadway borrower is required to deposit the lesser of (i) the available funds after application of the waterfall as described in the 839 Broadway Mortgage Loan documents and (ii) $29,600, provided, however, that in the event that on any payment date the aggregate amount that has been deposited into the Liquidity Reserve is less than the product of $29,600 multiplied by the number of months between May 2024 and the applicable payment date (“Liquidity Reserve Shortfall”), the borrower is required to pay to the lender all available funds until the Liquidity Reserve Shortfall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$23,500,000
839 Broadway	839 Broadway	Cut-off Date LTV:	60.0%
Brooklyn, NY 11206		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	9.4%

has been reduced to zero. Amounts in the Liquidity Reserve are to be held by the lender as additional security for the 839 Broadway Mortgage Loan and may be applied by the lender on the earlier of the stated maturity date or the occurrence of an event of default. In the event that the 839 Broadway Mortgage Loan is paid in full, the amounts in the Liquidity Reserve is to be released to the borrower.

(5)	The 839 Broadway Property consists of 39,913 square feet of office and 6,315 square feet of retail space.

(6)	The 839 Broadway Property was gut renovated (with new interior finishes, electrical, plumbing, mechanical and fire suppression systems) and expanded between 2017 and 2019, therefore historical information is unavailable.

(7)	The developer of the 839 Broadway Property has applied for and anticipates obtaining benefits under the NYC Department of Finance’s Industrial and Commercial Abatement Program (“ICAP”), which offers an abatement of the increase in a property’s tax assessment attributable to the qualified improvements comprising the commercial portion of such property after such property undergoes construction or rehabilitation. The 839 Broadway Mortgage Loan was underwritten assuming such exemption will be granted. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for further information of the ICAP.

(8)	The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity were calculated based on the Cut-off Date Balance net of a $4,000,000 Retail Leasing Holdback. Assuming the full holdback balance is not applied to pay down the full loan amount, the U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity would be 1.48x, 1.44x, 7.8%, 7.6%, 7.8%, 7.6%, 72.3% and 72.3%, respectively.

(9)	Closing costs include $451,708 of real estate taxes paid at the origination of the 839 Broadway Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “839 Broadway Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrowers’ fee interest in a mixed use office property located in Brooklyn, New York (the “839 Broadway Property”).

The Property. The 839 Broadway Property is a three-story, 46,228 square foot office/retail building located on the northeast corner of Broadway and Park Street in the Bushwick neighborhood of Brooklyn, New York. Situated on a 15,000 square foot site, the 839 Broadway Property was constructed in 1931, and renovated and reconfigured between 2017 and 2019. The 839 Broadway Property has approximately 150 feet of primary road frontage on Park Street as well as approximately 100 feet of secondary road frontage on Broadway. The 839 Broadway Property features 39,913 square feet of office space currently leased to one tenant and 6,315 square feet of retail space. As of March 26, 2019, the 839 Broadway Property was 91.6% leased and had a physical occupancy of 86.3%. Bond Collective is the office tenant that occupies the entire office space. Two retail tenants, Dance Studio and Broadway Bagels, are in the process of building out their spaces and are not yet in occupancy and have not commenced paying rent. They are anticipated to take occupancy of their spaces by end of April 2019.

Largest tenant: Bond Collective (39,913 square feet; 86.3% of net rentable area; 89.9% of underwritten base rent; 4/7/2034 lease expiration) – Bond Collective is a luxury shared office provider that curates boutique work environments. Bond Collective is based in New York City and has six locations throughout Manhattan, Brooklyn, and Philadelphia. Bond Collective executed a 15-year lease at $45.00 PSF (on a triple-net basis) on the office space and $14.16 per square foot (on a triple-net basis) on the garage space, on April 8, 2019. Per the terms of the lease, Bond Collective is required to pay an abated rent in the monthly amount of $58,741.25 through July 31, 2019. The lease also provides one, five-year renewal period but does not have any termination options. The lease is guaranteed by Coworkers, LLC (an affiliate of Bond Collective) as well as two of the borrower sponsors, Baruch Singer and Elie Deitsch. Bond Collective is affiliated with the borrower sponsors.

Having formally opened in March 2019, Bond Collective is at approximately 22% usage of their space at the 839 Broadway Mortgaged Property as of April 2019.  The Borrower Sponsors reported that the average utilization rate of Bond Collective’s other New York City locations at stabilization is approximately 90%.  The 839 Broadway Mortgage Loan is structured with a cash management trigger at the earlier of May 2022 (month 36) of the loan term and Bond Collective achieving a 90% utilization rate, if the utilization rate falls below 70% or the earnings before interest, tax, depreciation, and amortization (“EBITDA”) of Bond Collective is negative for any trailing-twelve months period on average, the lender will sweep all excess cash flow until the average trailing-twelve months period utilization rate is above 80% and EBITDA is positive.

Market Overview. The 839 Broadway Property is situated in the Bushwick neighborhood in Brooklyn, New York, approximately two miles east of Williamsburg. The location is three blocks east of the Flushing Avenue Subway Station (J and M lines) and five blocks northeast of the Myrtle Avenue Subway Station (G line). Regional vehicle access to the neighborhood is available via I-278, the Belt Parkway and the Long Island Expressway. According to the appraisal, the Bushwick neighborhood is one of the oldest standing neighborhoods in Brooklyn and can be defined as being in a growth stage. The Bushwick Initiative, launched in the mid 2000’s by the New York City Department of Housing Preservation and Development, began a concentrated effort within the neighborhood to improve housing, better sanitation, reduce crime, and revitalize commercialization. Major employers in the area include the City of New York (City Hall), The New York City Department of Education, the Metropolitan Transportation Authority (MTA), Northwell Health, and NYC Health and Hospitals. Furthermore, there are numerous projects planned, under construction or recently completed with the neighborhood.

According to the appraisal, over the next five years Brooklyn is anticipated to have the highest increase in population amongst the five New York City Boroughs, with an increase of 5.1%. In addition, the appraisal reports median income in Brooklyn is projected to rise by 9.7%, an estimated increase from $48,630 in 2017 to $53,331 in 2022.

According to the appraisal, the 839 Broadway Property is located within the North Brooklyn submarket. Submarket office rents have increased approximately 37% since 2013 and retail rents have increased approximately 38% over such time. Additionally, submarket vacancy is 3.9% for retail and 9.1% for office. The appraiser concluded to $105.00 PSF for the corner retail unit (currently leased to Broadway Bagel), $70.00 PSF for retail units over 1,000 square foot with frontage along Broadway, and $66.00 PSF for retail units (currently vacant) along Park Street.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$23,500,000
839 Broadway	839 Broadway	Cut-off Date LTV:	60.0%
Brooklyn, NY 11206		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the tenancy at the 839 Broadway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Bond Collective(1)	NR/NR/NR	39,913	86.3%	$43.04(1)	$1,717,695	89.9%	4/7/2034	1, 5-year	N
Dance Studio(2)	NR/NR/NR	1,650	3.6%	$69.09	$114,000	6.0%	4/1/2029	1, 5-year	N
Broadway Bagels(2)	NR/NR/NR	775	1.7%	$102.19	$79,200	4.1%	4/1/2029	None	N
Total Major Tenants		42,338	91.6%	$45.13	$1,910,895	100.0%

Occupied Collateral		42,338	91.6%	$45.13	$1,910,895	100.0%

Vacant Space		3,890	8.4%

Collateral Total		46,228	100.0%

(1)	Bond Collective leases 2,542 Square Feet of parking garage space at a base rent of $14.16 PSF on a triple net basis. Excluding the rent for the garage space, the office base rent is $45.00 PSF on a triple net basis.

(2)	Dance Studio and Broadway Bagels are not in occupancy or paying rent as of the closing date. A $1,310,000 leasing holdback was reserved by the lender at origination in connection with the two spaces.

The following table presents certain information relating to the lease rollover schedule at the 839 Broadway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2019	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2020	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2021	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2022	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2023	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2024	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2025	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2026	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2027	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2028	0	0	0.0%	0	0.0%	$0.0	0.0%	$0.0
2029	2	2,425	5.2%	2,425	5.2%	$193,200	10.1%	$79.67
Thereafter	7	39,913	86.3%	42,338	91.6%	$1,717,695	89.9%	$43.04
Vacant	0	3,890	8.4%	46,228	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	46,228	100.0%			$1,910,895	100.0%	$45.13
(1)	Information obtained from the underwritten rent roll dated March 26, 2019.

(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 839 Broadway Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/26/2019(2)(3)
NAV	NAV	NAV	NAV	91.6%

(1)	The 839 Broadway Property was substantially renovated and reconfigured between 2017 and 2019, therefore historical information is unavailable.

(2)	Information obtained from the underwritten rent roll dated March 26, 2019.

(3)	The physical occupancy excluding tenants not yet in occupancy is 86.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$23,500,000
839 Broadway	839 Broadway	Cut-off Date LTV:	60.0%
Brooklyn, NY 11206		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 839 Broadway Property:

Cash Flow Analysis

	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$1,910,895	76.0%	$41.34
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space(3)	267,800	10.6	5.79
Gross Potential Rent	$2,178,695	86.6%	$47.13
Total Recoveries	337,175	13.4	7.29
Net Rental Income	$2,515,870	100.0%	$54.42
(Vacancy & Credit Loss)(3)	(267,800)	(12.3)	(5.79)
Effective Gross Income	$2,248,070	89.4%	$48.63

Real Estate Taxes(4)	127,035	5.7	2.75
Insurance	46,228	2.1	1.00
Management Fee	56,202	2.5	1.22
Other Operating Expenses(5)	184,912	8.2	4.00
Total Operating Expenses	$414,377	18.4%	$8.96

Net Operating Income	$1,833,693	81.6%	$39.67
Replacement Reserves	9,246	0.4	0.20
TI/LC	46,228	2.1	1.00
Net Cash Flow	$1,778,220	79.1%	$38.47

NOI DSCR(6)	1.79x
NCF DSCR(6)	1.73x
NOI Debt Yield(6)	9.4%
NCF Debt Yield(6)	9.1%
(1)	The 839 Broadway Property was substantially renovated and reconfigured between 2017 and 2019, therefore historical information is unavailable.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The 839 Broadway Property was 86.3% physically occupied as of March 26, 2019, 91.6% including signed leases for tenants not yet in occupancy.

(4)	The 839 Broadway Mortgage Loan was underwritten assuming such exemption will be granted. Given Bond Collective’s lease is on a triple-net basis, Bond Collective is responsible for its pro-rata share (86.3%) of expenses including real estate taxes. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for further information of the ICAP. The underwritten economic vacancy is 10.6%.

(5)	Other operating expenses includes Repairs & Maintenance, Utilities, as well as General & Administrative costs.

(6)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield were calculated based on the Cutoff Date Balance net of a $4,000,000 Retail Leasing Holdback. Assuming the full holdback balance is not applied to pay down the full loan amount, the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield would be 1.48x, 1.44x, 7.8% and 7.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C50	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.